Exhibit 10.4

EXECUTION VERSION

***Text Omitted and Filed Separately with the Securities and Exchange Commission

Confidential Treatment Requested Under 17 C.F.R. Sections 200.80(b)(4) and 230.406

COLLABORATION AGREEMENT

between

GALAPAGOS NV

and

ABBOTT HOSPITALS LIMITED

Dated as of February 28, 2012

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TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS	1

ARTICLE 2	COLLABORATION MANAGEMENT	18

2.1	Joint Steering Committee	18
2.2	Joint Development Committee	18
2.3	Joint Commercialization Committee	19
2.4	General Provisions Applicable to Joint Committees	20
2.5	Discontinuation of Participation on a Committee	21
2.6	Interactions Between a Committee and Internal Teams	21
2.7	Working Groups	22
2.8	Expenses	22

ARTICLE 3	DEVELOPMENT AND REGULATORY	22

3.1	Initial Development Plan and Budget and Initial Development Activities	22
3.2	Development Activities for Initial Indication After In-Licensing	23
3.3	Development Other than the Initial Development Activities	24
3.4	Diligence	24
3.5	Pre-Clinical and Clinical Supply of Licensed Products; Subcontracting	24
3.6	Development Costs Relating to Initial Development Activities	26
3.7	Regulatory Matters	26
3.8	Compliance	28
3.9	Records	28

ARTICLE 4	COMMERCIALIZATION	29

4.1	In General	29
4.2	Co-Promotion Commercialization Plan	29
4.3	Diligence	29
4.4	Statements and Compliance with Applicable Law	30
4.5	Booking of Sales; Distribution	30
4.6	Product Trademarks	30
4.7	Markings	30
4.8	Commercial Supply of Licensed Products	30
4.9	Co-Promotion Option	32

ARTICLE 5	GRANT OF RIGHTS	33

5.1	Abbott Review Right	33
5.2	Grants to Abbott	34
5.3	Grants to Galapagos	34
5.4	Sublicenses	35
5.5	Distributorships	35
5.6	Co-Promotion Rights	35
5.7	Retention of Rights	35
5.8	Confirmatory Patent License	35
5.9	Third Party In-License Agreements	36

ARTICLE 6	PAYMENTS AND RECORDS	36

6.1	Upfront Payment	36

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6.2	In-Licensing Payment	36
6.3	Regulatory Milestones	37
6.4	Sales-Based Milestones	37
6.5	Additional Regulatory Milestones	38
6.6	Royalties	38
6.7	Royalty Payments and Reports	40
6.8	[…***…]	40
6.9	Profit or Loss in the Co-Promotion Territory	40
6.10	Calculation and Payment of Profit or Loss Share	40
6.11	Mode of Payment; Offsets	41
6.12	Accounting Procedures	42
6.13	Withholding Taxes	42
6.14	No Other Compensation	42
6.15	Interest on Late Payments	42
6.16	Financial Records	42
6.17	Audit	43
6.18	Audit Dispute	43
6.19	Confidentiality	43
6.20	Diagnostic or Veterinary Products	43

ARTICLE 7	INTELLECTUAL PROPERTY	44

7.1	Ownership of Intellectual Property	44
7.2	Maintenance and Prosecution of Patents	45
7.3	Enforcement of Patents	48
7.4	Infringement Claims by Third Parties	50
7.5	Invalidity or Unenforceability Defenses or Actions	50
7.6	Third Party Licenses	52
7.7	Product Trademarks	52
7.8	Inventor’s Remuneration	53

ARTICLE 8	PHARMACOVIGILANCE AND SAFETY	53

8.1	Pharmacovigilance	53
8.2	Global Safety Database	53

ARTICLE 9	CONFIDENTIALITY AND NON-DISCLOSURE	54

9.1	Product Information	54
9.2	Confidentiality Obligations	54
9.3	Permitted Disclosures	55
9.4	Use of Name	56
9.5	Public Announcements	57
9.6		57
9.7	Publications	57
9.8	Return of Confidential Information	58
9.9	Survival	59

ARTICLE 10	REPRESENTATIONS AND WARRANTIES	59

10.1	Mutual Representations and Warranties	59
10.2	Additional Representations and Warranties of Galapagos	59
10.3	DISCLAIMER OF WARRANTIES	64

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ARTICLE 11	INDEMNITY	65

11.1	Indemnification of Galapagos	65
11.2	Indemnification of Abbott	65
11.3	Certain Losses	66
11.4	Notice of Claim	66
11.5	Control of Defense	67
11.6	Special, Indirect, and Other Losses	68
11.7	Insurance	69

ARTICLE 12	TERM AND TERMINATION	69

12.1	Term	69
12.2	Termination for Material Breach	70
12.3	Additional Termination Rights by Abbott	70
12.4	Termination for Bankruptcy, Insolvency or Similar Event	71
12.5	Rights in Bankruptcy	71
12.6	Termination in Entirety	72
12.7	Termination of Terminated Territory	73
12.8	Transition Agreement	74
12.9	Existing Inventory	75
12.10	Remedies	76
12.11	Accrued Rights; Surviving Obligations	76

ARTICLE 13	MISCELLANEOUS	76

13.1	Force Majeure	76
13.2	Change in Control of Galapagos	77
13.3	Potential Competition Review	77
13.4	Export Control	78
13.5	Assignment	78
13.6	Severability	79
13.7	Governing Law, Jurisdiction and Service	79
13.8	Dispute Resolution	79
13.9	Notices	80
13.10	Entire Agreement; Amendments	81
13.11	English Language	81
13.12	Waiver and Non-Exclusion of Remedies	81
13.13	No Benefit to Third Parties	82
13.14	Further Assurance	82
13.15	Relationship of the Parties	82
13.17	Counterparts; Facsimile Execution	82
13.18	References	82
13.19	Schedules	82
13.20	Construction	82

SCHEDULES

Schedule 1.80	Galapagos Corporate Names
Schedule 1.97	Initial Development Plan and Budget

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Schedule 1.118	Manufacturing Cost
Schedule 1.142	Phase 2B RA Success Criteria
Schedule 6.10.1	Sample Net Profits/Net Losses Calculation
Schedule 9.5	Form of Press Release
Schedule 10.2.1	Existing Patents
Schedule 13.8.2	ADR Procedures

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COLLABORATION AGREEMENT

This Collaboration Agreement (the “Agreement”) is made and entered into effect as of February 28, 2012 (the “Effective Date”) by and between Galapagos NV, a corporation organized under the laws of Belgium and having a principal place of business at Generaal de Wittelaan L11A3, B2800 Mechelen, Belgium (“Galapagos”), and Abbott Hospitals Limited, […***…] (“Abbott”). Galapagos and Abbott are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Galapagos Controls (as defined herein) certain intellectual property rights with respect to the Licensed Compound (as defined herein) and Licensed Products (as defined herein) in the Territory (as defined herein); and

WHEREAS, Galapagos wishes to grant a license to Abbott, and Abbott wishes to take, a license under such intellectual property rights to develop and commercialize Licensed Products in the Territory, in each case in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1 “Abbott” has the meaning set forth in the preamble hereto.

1.2 “Abbott Grantback Know-How” means, as used in connection with any grant back license provided in Article 12, that certain Abbott Know-How that is (i) Controlled by Abbott as of the effective date of the applicable termination of this Agreement (in its entirety or with respect to one or more countries) (ii) not generally known and (iii) directed to the composition or formulation of, or the method of making or using, a Licensed Compound, but (iv) in each case solely with respect to any such Licensed Product that (a) is the subject of Development or Commercialization in the Territory as of the date of such termination and (b) contains the Licensed Compound as the sole active ingredient, as such Licensed Product exists as of the effective date of such termination.

1.3 “Abbott Grantback Patents” means, as used in connection with any grant back license provided in Article 12, those certain Abbott Patents that (i) are Controlled by Abbott as of the effective date of the applicable termination of this Agreement (in its entirety or with respect to one or more countries), (ii) include one or more claim(s) that cover the composition or formulation of, or the method of making or using, a Licensed Compound. In addition, Abbott Grantback Patents include only Abbott Patents with claims that cover any Licensed Product

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containing the Licensed Compound that is the subject of Development or Commercialization in the Territory as of the date of the applicable termination of this Agreement and contains the Licensed Compound as the sole active ingredient, as such Licensed Product exists as of the effective date of such termination.

1.4 “Abbott Indemnitees” has the meaning set forth in Section 11.2.

1.5 “Abbott Know-How” means all Information that is (i) Controlled by Abbott or any of its Affiliates during the Term, (ii) developed or acquired by Abbott or any of its Affiliates after the Effective Date and during the Term as a result of performance under this Agreement, (iii) not generally known, and (iv) reasonably necessary or useful for the Development, Manufacture, or Commercialization of the Licensed Compound or a Licensed Product, but (v) excluding any Information comprising Joint Know-How or inventions covered by the claims of published Abbott Patents or Joint Patents.

1.6 “Abbott No-Exercise Right” has the meaning set forth in Section 12.3.1.

1.7 “Abbott Patents” means all of the Patents that (i) are Controlled by Abbott or any of its Affiliates during the Term, (ii) include claims that cover inventions made or conceived by Persons having an obligation to assign such to Abbott (or any of its Affiliates) after the Effective Date and during the Term as a result of performance under this Agreement, (iii) are reasonably necessary or useful (or, with respect to patent applications, would be reasonably necessary or useful if such patent applications were to issue as patents) for the Development, Manufacture, or Commercialization of the Licensed Compound or a Licensed Product, but (iv) excluding any Joint Patents.

1.8 “Abbott Prosecuted Infringements” has the meaning set forth in Section 7.3.1.

1.9 “Accounting Standards” with respect to a Party means that such Party shall maintain records and books of accounts in accordance with (a) United States Generally Accepted Accounting Principles or (b) to the extent applicable, International Financial Reporting Standards as issued by the International Accounting Standards Board.

1.10 “Additional Indication” means, with respect to the Licensed Compounds and Licensed Products, each indication other than the Initial Indication.

1.11 “Additional Major Indication” means psoriasis, psoriatic arthritis, ulcerative colitis, ankylosing spondylitis, or Crohn’s disease.

1.12 “ADR” has the meaning set forth in Section 13.8.1.

1.13 “Adverse Ruling” has the meaning set forth in Section 12.2.1.

1.14 “Affiliate” means, with respect to a Party, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Party. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (i) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise; or (ii) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a Person (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity). The Parties

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acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management or policies of such entity.

1.15 “Agreement” has the meaning set forth in the preamble hereto.

1.16 “Alliance Manager” has the meaning set forth in Section 2.4.5.

1.17 “Allowable Expenses” means […***…].

1.18 “ANDA Act” has the meaning set forth in Section 7.3.3.

1.19 “Annual Net Sales Milestone Threshold” has the meaning set forth in Section 6.4.1.

1.20 “Annual Net Sales-Based Milestone Payment” has the meaning set forth in Section 6.4.1.

1.21 “Annual Net Sales-Based Milestone Payment Date” has the meaning set forth in Section 6.4.1.

1.22 “Annual Net Sales-Based Milestone Table” has the meaning set forth in Section 6.4.1.

1.23 “API” means the bulk form of Licensed Compound active pharmaceutical ingredient.

1.24 “Applicable Law” means federal, state, local, national and supra-national laws, statutes, rules, and regulations, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities, major national securities exchanges or major securities listing organizations, that may be in effect from time to time during the Term and applicable to a particular activity and/or country or other jurisdiction hereunder.

1.25 “Audit Arbitrator” has the meaning set forth in Section 6.18.

1.26 “Bayh-Dole Act” means the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401.

1.27 “Board of Directors” has the meaning set forth in the definition of “Change in Control.”

1.28 “Breaching Party” has the meaning set forth in Section 12.2.1.

1.29 “Business Day” means a day other than a Saturday or Sunday on which banking institutions in New York, New York are open for business.

1.30 “Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.

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1.31 “Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

1.32 “Centralized Approval Procedure” means the procedure through which an MAA filed with the EMA results in a single marketing authorization valid throughout the European Union.

1.33 “Change in Control,” with respect to a Party, shall be deemed to have occurred if any of the following occurs after the Effective Date:

1.33.1 any “person” or “group” (as such terms are defined below) (i) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of capital stock or other interests (including partnership interests) of such Party then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of such Party representing fifty percent (50%) or more of the total voting power of all outstanding classes of Voting Stock of such Party or (ii) has the power, directly or indirectly, to elect a majority of the members of the Party’s board of directors, or similar governing body (“Board of Directors”); or

1.33.2 such Party enters into a merger, consolidation or similar transaction with another Person (whether or not such Party is the surviving entity) and as a result of such merger, consolidation or similar transaction (i) the members of the Board of Directors of such Party immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of such Party or such surviving Person immediately following such transaction or (ii) the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party immediately prior to such transaction cease to beneficially own, directly or indirectly, shares of Voting Stock of such Party representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person in substantially the same proportions as their ownership of Voting Stock of such Party immediately prior to such transaction; or

1.33.3 such Party sells or transfers to any Third Party, in one or more related transactions, properties or assets representing all or substantially all of such Party’s total assets to which this Agreement relates; or

1.33.4 the holders of capital stock of such Party approve a plan or proposal for the liquidation or dissolution of such Party.

1.33.5 For the purpose of this definition of Change in Control, (i) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the said Act; (ii) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the aforesaid Act; and (iii) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.”

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1.34 “Clinical Data” means all Information with respect to any Licensed Compound or Licensed Product and made, collected, or otherwise generated under or in connection with Clinical Studies or Phase 4 Studies, including any data (including, but not limited to, raw data), reports, and results with respect thereto.

1.35 “Clinical Studies” means Phase 0, Phase 1, Phase 2, Phase 3, and such other tests and studies in human subjects that are required by Applicable Law, or otherwise recommended by the Regulatory Authorities, to obtain or maintain Regulatory Approvals for a Licensed Product for one (1) or more indications, including tests or studies that are intended to expand the Product Labeling for such Licensed Product with respect to such indication.

1.36 “Combination Product” means a Licensed Product that is comprised of or contains a Licensed Compound as an active ingredient together with one or more other active ingredients and is sold either as a fixed dose or as separate doses as one (1) product.

1.37 “Commercialization” means any and all activities directed to the preparation for sale, offering for sale, or sale of a Licensed Compound or a Licensed Product, including activities related to marketing, promoting, distributing, importing and exporting such Licensed Compound or Licensed Product, and, for purposes of setting forth the rights and obligations of the Parties under this Agreement, shall be deemed to include conducting Medical Affairs Activities and conducting Phase 4 Studies, and interacting with Regulatory Authorities regarding any of the foregoing. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization, and “Commercialized” has a corresponding meaning.

1.38 “Commercially Reasonable Efforts” means, with respect to the performance of Development, Commercialization, or Manufacturing activities with respect to the Licensed Compound or a Licensed Product by a Party, the level of effort required to carry out an obligation in a sustained, active and diligent manner consistent with such level of effort […***…]. “Commercially Reasonable Efforts” shall be determined on a country-by-country (or region-by-region, where applicable) and indication-by-indication basis, except that the Party may consider the impact of its efforts and resources expended with respect to any country (or region) on any other country (or region).

1.39 “Complete Data Package” has the meaning set forth in Section 3.1.4.

1.40 “Compound Failure” means, with respect to a Licensed Compound, that, due to Clinical Study results or actions taken by any Regulatory Authority after the Effective Date, it is unlikely that Abbott will be able to, on a commercially reasonable basis, obtain Regulatory Approval of a Licensed Product or, once granted, it is unlikely that Abbott will be able to maintain each Regulatory Approval.

1.41 “Conduct” means, with respect to any Clinical Study, to (i) sponsor, support or perform, directly or indirectly through a Third Party, such Clinical Study; or (ii) provide to a Third Party funding for, or clinical supplies (including placebos) for use in, such Clinical Study.

1.42 “Confidential Information” means any Information provided orally, visually, in writing or other form by or on behalf of one Party (or an Affiliate of such Party) to the other Party (or to an Affiliate of such Party) in connection with this Agreement, whether prior to, on, or after the Effective Date, including information relating to the terms of this Agreement, the Licensed Compound or any Licensed Product (including the Regulatory Documentation and Regulatory Data), any Exploitation of the Licensed Compound or any Licensed Product, any

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know-how with respect thereto developed by or on behalf of the disclosing Party or its Affiliates (including Abbott Know-How and Galapagos Know-How, as applicable), or the scientific, regulatory or business affairs or other activities of either Party. Notwithstanding the foregoing, (i) Joint Know-How shall be deemed to be the Confidential Information of both Parties, and both Parties shall be deemed to be the receiving Party and the disclosing Party with respect thereto; and (ii) after Abbott proceeds with the In-Licensing, all Regulatory Documentation owned by Abbott pursuant to Section 3.7.1 shall be deemed to be the Confidential Information of Abbott, and Abbott shall be deemed to be the disclosing Party and Galapagos shall be deemed to be the receiving Party with respect thereto.

1.43 “Control” means, with respect to any item of Information, Regulatory Documentation, material, Patent, or other property right existing on or after the Effective Date and during the Term, the possession of the right, whether directly or indirectly, and whether by ownership, license, covenant not to sue, or otherwise (other than by operation of the license and other grants in Section 5.2), to grant a license, sublicense or other right (including the right to reference Regulatory Documentation) to or under such Information, Regulatory Documentation, material, Patent, or other property right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party; provided, however, that except in the case of Third Party In-License Agreements, neither Party shall be deemed to Control any item of Information, Regulatory Documentation, material, Patent, or other property right of a Third Party if access requires or triggers a payment obligation.

1.44 “Co-Promotion Agreement” has the meaning set forth in Section 4.9.3.

1.45 “Co-Promotion Commercialization Plan” has the meaning set forth in Section 4.2.1.

1.46 “Co-Promotion Option” has the meaning set forth in Section 4.9.1.

1.47 “Co-Promotion Period” means that period commencing on the effective date of the Co-Promotion Agreement and ending on the first date on which Galapagos’ co-promotion rights with respect to the Co-Promotion Products terminate pursuant to this Agreement or the Co-Promotion Agreement.

1.48 “Co-Promotion Product” has the meaning set forth in Section 4.9.1.

1.49 “Co-Promotion Territory” means the Benelux countries (i.e., the Netherlands, Belgium and Luxembourg).

1.50 “CREATE Act” has the meaning set forth in Section 7.2.5.

1.51 “Default Notice” has the meaning set forth in Section 12.2.1.

1.52 “Delivery System” has the meaning set forth in the definition of “Net Sales”.

1.53 “Detail” means, with respect to a Co-Promotion Product in the Co-Promotion Territory, a face-to-face contact between a sales representative and a physician or other medical professional licensed to prescribe drugs, during which a primary position detail (as defined in the Co-Promotion Agreement) or a secondary position detail (as defined in the Co-Promotion Agreement) is made to such person, in each case as measured by each Party’s internal recording of such activity in accordance with the Co-Promotion Agreement; provided that such meeting is consistent with and in accordance with the requirements of Applicable Law and this Agreement. When used as a verb, “Detail” means to engage in a Detail.

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1.54 “Development” means all activities related to research, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, Clinical Studies, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of Drug Approval Applications, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval. When used as a verb, “Develop” means to engage in Development. Development shall exclude Phase 4 Studies. For the avoidance of doubt, Development shall include any submissions, and activities required in support thereof, required by Applicable Laws or a Regulatory Authority as a condition or in support of obtaining a pricing or reimbursement approval for an approved Licensed Product.

1.55 “Development Activities Agreement” has the meaning set forth in Section 3.5.3.

1.56 “Development Plan and Budget” means a development plan (other than the Initial Development Plan and Budget) setting forth in reasonable detail specific Clinical Studies and other Development activities (other than the Initial Development Activities) to be performed with respect to the Licensed Compound or a Licensed Product and the budget for such Development activities, which plan shall set forth Clinical Studies and Development activities subsequent to those of the Initial Development Plan.

1.57 “Dispute” has the meaning set forth in Section 13.8.

1.58 “Distribution Costs” means […***…].

1.59 “Distributor” has the meaning set forth in Section 5.5.

1.60 “Dollars” or “$” means United States Dollars.

1.61 “Drug Approval Application” means a New Drug Application (an “NDA”) as defined in the FFDCA, or any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application (a “MAA”) filed with the EMA pursuant to the Centralized Approval Procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure.

1.62 “Drug Approval Filing” means the submission to a Regulatory Authority of a Drug Approval Application.

1.63 “Effective Date” means the effective date of this Agreement as set forth in the preamble hereto.

1.64 “EMA” means the European Medicines Agency and any successor agency or authority having substantially the same function.

1.65 “EURIBOR” means Euro Interbank Offered Rate, unweighted average rate, calculation according to the act/360 method having a maturity of one month published by Bloomberg at 11 a.m. CET on the first Frankfurt business day of every month.

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1.66 “European Union” or “EU” means the economic, scientific, and political organization of member states known as the European Union, as its membership may be altered from time to time, and any successor thereto.

1.67 “Exchange Rate” has the meaning set forth in Section 6.11.

1.68 “Existing Patents” has the meaning set forth in Section 10.2.1.

1.69 “Existing Regulatory Documentation” means the Regulatory Documentation Controlled by Galapagos or any of its Affiliates as of the date Abbott proceeds with the In-Licensing.

1.70 “Exploit” or “Exploitation” means to make, have made, import, export, use, have used, sell, have sold, or offer for sale, including to Develop, Commercialize, register, modify, enhance, improve, Manufacture, have Manufactured, hold, or keep (whether for disposal or otherwise), or otherwise dispose of.

1.71 “FDA” means the United States Food and Drug Administration and any successor agency(ies) or authority having substantially the same function.

1.72 “FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.73 “Field” means treatment, diagnosis, prediction, detection and/or prevention of any disease, disorder, state, condition and/or malady in humans and animals.

1.74 “First Commercial Sale” means, with respect to a Licensed Product and a country, the first sale for monetary value for use or consumption by the end user of such Licensed Product in such country after Regulatory Approval for such Licensed Product has been obtained in such country. Sales prior to receipt of Regulatory Approval for such Licensed Product, such as so-called “treatment IND sales,” “named patient sales,” and “compassionate use sales,” shall not be construed as a First Commercial Sale.

1.75 “Follow-On Compound” means the compound known as […***…] or any Galapagos JAK1 inhibitor that Galapagos Controls, and any metabolite, salt, ester, hydrate, solvate, isomer, enantiomer, free acid form, free base form, crystalline form, co-crystalline form, amorphous form, pro-drug (including ester pro-drug) form, racemate, polymorph, chelate, stereoisomer, tautomer, or optically active form of any of the foregoing.

1.76 “FTE” means the equivalent of the work of one (1) employee full time for one (1) Calendar Year (consisting of at least a total of […***…] per Calendar Year) of work directly related to the Development, Commercialization or Manufacturing of a Licensed Compound or Licensed Product. Any person who devotes less than […***…] per Calendar Year (or such other number as may be agreed by the JDC or JCC, as applicable) shall be treated as an FTE on a pro rata basis based upon the actual number of hours worked divided by […***…].

1.77 “FTE Costs” means, with respect to a Party for any period, the applicable FTE Rate multiplied by the applicable number of FTEs of such Party performing Development, Commercialization or Manufacturing activities during such period in accordance with the applicable Development Plan and Budget or Co-Promotion Commercialization Plan, as applicable.

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1.78 “FTE Rate” means the annual rate of […***…] Dollars ($[…***…]) per FTE. The FTE Rates applicable to activities undertaken by either Party are subject to adjustments effective on January 1 of each Calendar Year, based on the applicable employment cost index published by the United States Department of Labor, Bureau of Labor Statistics for the third quarter of the preceding Calendar Year.

1.79 “Galapagos” has the meaning set forth in the preamble hereto.

1.80 “Galapagos Corporate Names” means the Trademarks and logos identified on Schedule 1.80 and such other names and logos as Galapagos may designate in writing from time to time.

1.81 “Galapagos Indemnitees” had the meaning set forth in Section 11.1.

1.82 “Galapagos Know-How” means all Information that is (i) Controlled by Galapagos or any of its Affiliates as of the Effective Date or at any time during the Term, (ii) not generally known, and (iii) reasonably necessary or useful for the Development, Manufacture, or Commercialization of the Licensed Compound or a Licensed Product, but (iv) excluding any Information comprising Joint Know-How or inventions covered by the claims of published Galapagos Patents or Joint Patents.

1.83 “Galapagos Patents” means all of the Patents that are (i) Controlled by Galapagos or any of its Affiliates as of the Effective Date or at any time during the Term, and (ii) reasonably necessary or useful (or, with respect to Patent applications, would be reasonably necessary or useful if such Patent applications were to issue as Patents) for the Development, Manufacture, or Commercialization of the Licensed Compound or a Licensed Product, but (iii) excluding any Joint Patents. The Galapagos Patents include the Existing Patents.

1.84 “Generic Product” means, with respect to a Licensed Product, any product that (i) is sold by a Third Party that is not a licensee or Sublicensee of Abbott or its Affiliates, or any of their licensees or Sublicensees, under a Drug Approval Application granted by a Regulatory Authority to a Third Party; (ii) contains the Licensed Compound as an active ingredient; and (iii) is approved in reliance, in whole or in part, on the prior approval (or on safety or efficacy data submitted in support of the prior approval) of such Licensed Product as determined by the applicable Regulatory Authority, including any product authorized for sale (A) in the U.S. pursuant to Section 505(b)(2) or Section 505(j) of the Act (21 U.S.C. 355(b)(2) and 21 U.S.C. 355(j), respectively), (B) in the EU pursuant to a provision of Articles 10, 10a or 10b of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No 726/2004 that relies for its content on any such provision), or (C) in any other country or jurisdiction pursuant to all equivalents of such provisions, including any amendments and successor statutes with respect to the subsections (A) through (C) thereto. A Licensed Product licensed or produced by Abbott (i.e., an authorized generic product) will not constitute a Generic Product.

1.85 “Generic Competition” has the meaning set forth in Section 6.6.4.

1.86 “Good Manufacturing Practice” or “GMP” means the current good manufacturing practices applicable from time to time to the manufacturing of a Licensed Compound or Licensed Product or any intermediate thereof pursuant to Applicable Law.

1.87 “Grantback Option” has the meaning set forth in Section 12.6.1(iii).

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1.88 “Grantback Option to the Terminated Territory” has the meaning set forth in Section 12.7.

1.89 […***…].

1.90 “HSR Act” has the meaning set forth in 13.3.

1.91 “IMS” has the meaning set forth in Section 6.6.4(i).

1.92 “IND” means an application filed with a Regulatory Authority for authorization to commence human Clinical Studies, including (a) an Investigational New Drug Application as defined in the FFDCA or any successor application or procedure filed with the FDA, (b) any equivalent of a United States IND in other countries or regulatory jurisdictions, and (c) all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.

1.93 “Indemnification Claim Notice” has the meaning set forth in Section 11.4.

1.94 “Indemnified Party” has the meaning set forth in Section 11.4.

1.95 “Information” means knowledge of a technical, scientific, business, and other nature, including know-how, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, Regulatory Data, and other biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols; assays, and biological methodology; in each case (whether or not confidential, proprietary, patented or patentable, of commercial advantage or not) in written, electronic or any other form now known or hereafter developed.

1.96 “Initial Development Activities” means the Development activities (as further set forth in the Initial Development Plan and Budget) to be performed by Galapagos in order to achieve the Phase 2B RA Success Criteria.

1.97 “Initial Development Plan and Budget” means the Development Plan and Budget covering the Initial Development Activities attached as Schedule 1.97, as the same may be amended from time to time in accordance with the terms hereof.

1.98 “Initial Indication” means rheumatoid arthritis (“RA”).

1.99 “In-Licensing” has the meaning set forth in Section 5.1.

1.100 “Intellectual Property” has the meaning set forth in Section 12.5.

1.101 “JAK1” means any compound that inhibits enzymes in the Janus kinase (“JAK”) family […***…].

1.102 “Joint Commercialization Committee” or “JCC” has the meaning set forth in Section 2.3.1.

1.103 “Joint Committees” means collectively the JSC, JDC and JCC.

1.104 “Joint Development Committee” or “JDC” has the meaning set forth in Section 2.2.1.

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1.105 “Joint Intellectual Property Rights” has the meaning set forth in Section 7.1.2.

1.106 “Joint Know-How” has the meaning set forth in Section 7.1.2.

1.107 “Joint Patents” has the meaning set forth in Section 7.1.2.

1.108 “Joint Steering Committee” or “JSC” has the meaning set forth in Section 2.1.1.

1.109 “Knowledge” means the […***…] of the chief executive officer, the president, the executive vice-president, any vice president, including the vice president for research, the vice president for product development, the vice president for clinical development, and the vice president for intellectual property, the head of regulatory affairs, the senior patent counsel, the general counsel, or the chief medical officer of a Party, or any personnel holding positions equivalent to such job titles (but only to the extent such positions exist at such Party).

1.110 “Lead Compound” means the compound known as GLPG0634 and any metabolite, salt, ester, hydrate, solvate, isomer, enantiomer, free acid form, free base form, crystalline form, co-crystalline form, amorphous form, pro-drug (including ester pro-drug) form, racemate, polymorph, chelate, stereoisomer, tautomer, or optically active form of the foregoing. If a Compound Failure occurs with respect to the Lead Compound, the Lead Compound shall be replaced by a Follow-On Compound, such Follow-On Compound to be determined by Abbott if more than one Follow-On Compound is in Development, and such Follow-On Compound shall be deemed to be the Lead Compound effective from the point in which the Compound Failure determination has been made by the JDC.

1.111 “Licensed Compound(s)” means the Lead Compound and any Follow-On Compounds.

1.112 “Licensed Product” means any product, or portion thereof, containing a specific Licensed Compound. Licensed Product includes all products (and portions thereof) containing the same Licensed Compound, alone or in combination with one or more other active ingredients, in any and all finished forms, presentations, delivery systems, strength, dosages, and formulations. Licensed Product does not include bulk sales of Licensed Compound to sublicensees for formulation into finished form.

1.113 “Losses” has the meaning set forth in Section 11.1.

1.114 “MAA” has the meaning set forth in the definition of Drug Approval Application.

1.115 “Major Market” means each of Germany, United Kingdom, France, Spain and Italy.

1.116 “Major Regulatory Filing” has the meaning set forth in Section 3.7.1(iii).

1.117 “Manufacture” and “Manufacturing” means all activities related to the synthesis, making, production, processing, purifying, formulating, filling, finishing, packaging, labeling, shipping, and holding of the Licensed Compound, any Licensed Product, or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial production and analytic development, product characterization, stability testing, quality assurance, and quality control.

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1.118 “Manufacturing Cost” with respect to the Licensed Compound or a Licensed Product has the meaning set forth on Schedule 1.118.

1.119 “Manufacturing Process” has the meaning set forth in Section 4.8.2.

1.120 “Manufacturing Technology Transfer” has the meaning set forth in Section 4.8.2.

1.121 “Markings” has the meaning set forth in Section 4.7.

1.122 “Material Adverse Effect” means a material adverse effect on the Development or Commercialization of a Licensed Compound or Licensed Product in the Territory.

1.123 “Material Amendment” means any amendment to the Initial Development Plan and Budget that (i) would add, delete or change any material Initial Development Activity (including significant changes to timelines); or (ii) could reasonably be expected to have a Material Adverse Effect.

1.124 “Medical Affairs Activities” means, with respect to any country or other jurisdiction in the Territory, the coordination of medical information requests and field based medical scientific liaisons with respect to Licensed Compounds or Licensed Products, including activities of medical scientific liaisons and the provision of medical information services with respect to a Licensed Compound or Licensed Product.

1.125 “Medical Affairs Costs” means those FTE Costs (charged in accordance with Section 6.10.3) incurred and the direct out-of-pocket costs, including costs for independent contractors engaged as permitted under this Agreement, incurred by a Party or any of its Affiliates in accordance with Accounting Standards after the Effective Date and during the Term of and pursuant to this Agreement, provided that such costs are specifically identifiable or reasonably allocable to Medical Affairs Activities with respect to any Co-Promotion Product sold in the Co-Promotion Territory.

1.126 “Monthly Average Exchange Rate” has the meaning set forth in Section 6.11.

1.127 “NDA” has the meaning set forth in the definition of Drug Approval Application.

1.128 “Net Profits” and, with correlative meaning, “Net Losses”, means, […***…].

1.129 “Net Sales” means […***…].

1.130 “Neutral” has the meaning set forth in Schedule 13.8.2.

1.131 “Non-Breaching Party” has the meaning set forth in Section 12.2.1.

1.132 “Owned Genus Patents” has the meaning set forth in Section 10.2.3.

1.133 “Owned Species Patents” has the meaning set forth in Section 10.2.3.

1.134 “Owned Patents” has the meaning set forth in Section 10.2.3.

1.135 “Party” and “Parties” has the meaning set forth in the preamble hereto.

1.136 “Patent Costs” means those FTE Costs of in-house legal counsel and related personnel (charged in accordance with Section 6.10.3) incurred and the direct out-of-pocket costs

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(including the reasonable fees and expenses paid to outside counsel and other Third Parties, and filing and maintenance fees paid to governmental authorities) recorded as an expense by a Party or any of its Affiliates in accordance with Accounting Standards after the Effective Date, during the Term of and pursuant to this Agreement, (i) in connection with the prosecution and maintenance of rights, including costs of patent interference, opposition, reissue, or re-examination proceedings and filing and registration fees with respect to the Galapagos Patents, Abbott Patents, or Joint Patents, in each case to the extent that they claim the composition of matter, article of manufacture, method of use or method of manufacture of a Co-Promotion Product in the Co-Promotion Territory, and (ii) the costs of litigation (enforcement or defense) or other proceedings, under the Galapagos Patents, Abbott Patents and Joint Patents, in each case only to the extent related to a Co-Promotion Product in the Co-Promotion Territory and not reimbursed by a Third Party.

1.137 “Patents” means (i) all national, regional and international patent applications, including provisional patent applications, and all applications claiming priority therefrom, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (ii) any and all national patents issued or granted from the foregoing patent applications, including utility patents, utility models, petty patents and design patents and certificates of invention; (iii) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((i) and (ii)); and (iii) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

1.138 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.139 “Phase 0” means an exploratory, first-in-human trial conducted in accordance with the FDA 2006 Guidance on Exploratory Investigational New Drug Studies (or the equivalent in any country or other jurisdiction outside of the United States) and designed to expedite the development of therapeutic or imaging agents by establishing very early on whether the agent behaves in human subjects as was anticipated from preclinical studies.

1.140 “Phase 1” means a human clinical trial of a Licensed Compound or Licensed Product, the principal purpose of which is a preliminary determination of safety, tolerability, pharmacological activity or pharmacokinetics in healthy individuals or patients or similar clinical study prescribed by the Regulatory Authorities, including the trials referred to in 21 C.F.R. §312.21(a), as amended.

1.141 “Phase 2” means a human clinical trial of a Licensed Compound or Licensed Product, the principal purpose of which is a determination of safety and efficacy in the target patient population, which is prospectively designed to generate sufficient data that may permit commencement of pivotal clinical trials, or a similar clinical study prescribed by the Regulatory Authorities, from time to time, pursuant to Applicable Law or otherwise, including the trials referred to in 21 C.F.R. §312.21(b), as amended.

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1.142 “Phase 2B RA Success Criteria” has the meaning set forth in Schedule 1.142.

1.143 “Phase 3” means a human clinical trial of a Licensed Compound or Licensed Product on a sufficient number of subjects in an indicated patient population that is designed to establish that a product is safe and efficacious for its intended use and to determine the benefit/risk relationship, warnings, precautions, and adverse reactions that are associated with such product in the dosage range to be prescribed, which trial is intended to support marketing approval of such Licensed Compound or Licensed Product, including all tests and studies that are required by the FDA from time to time, pursuant to Applicable Law or otherwise, including the trials referred to in 21 C.F.R. §312.21(c), as amended.

1.144 “Phase 4 Costs” means those FTE Costs (charged in accordance with Section 6.10.3) (i) incurred and the direct out-of-pocket costs recorded as an expense in accordance with Accounting Standards by or on behalf of a Party or any of its Affiliates after the Effective Date, during the Term of and pursuant to this Agreement, and (ii) specifically identifiable or reasonably allocable to Phase 4 Studies, wherever Conducted, of a Co-Promotion Product in support of Commercialization of such Co-Promotion Product in the Co-Promotion Territory. Subject to the foregoing, Phase 4 Costs shall include (i) costs in connection with the preparation for, or Conduct of, Phase 4 Studies, data collection and analysis and report writing, and clinical laboratory work, (ii) related Regulatory Expenses, and (iii) related Manufacturing Costs, provided that such Phase 4 Costs shall not be counted more than once as an Allowable Expense.

1.145 “Phase 4 Study” means a post-marketing human clinical study for a Licensed Product with respect to any indication as to which Regulatory Approval has been received or for a use that is the subject of an investigator-initiated study program.

1.146 “PMDA” means Japan’s Pharmaceuticals and Medical Devices Agency and any successor agency(ies) or authority having substantially the same function.

1.147 “Product Information” has the meaning set forth in Section 9.1.

1.148 “Product Labeling” means, with respect to a Licensed Product in a country or other jurisdiction in the Territory, (i) the Regulatory Authority-approved full prescribing information for such Licensed Product for such country or other jurisdiction, including any required patient information, and (ii) all labels and other written, printed, or graphic matter upon a container, wrapper, or any package insert utilized with or for such Licensed Product in such country or other jurisdiction.

1.149 “Product Trademarks” means the Trademark(s) to be used by Abbott or its Affiliates or its or their respective Sublicensees for the Development or Commercialization of Licensed Products in the Territory and any registrations thereof or any pending applications relating thereto in the Territory (excluding, in any event, any trademarks, service marks, names or logos that include any corporate name or logo of the Parties or their Affiliates).

1.150 “Proposed Future Third Party In-Licensed Rights” has the meaning set forth in Section 5.9.

1.151 “Regulatory Approval” means, with respect to a country or other jurisdiction in the Territory, any and all approvals (including Drug Approval Applications), licenses, registrations, or authorizations of any Regulatory Authority necessary to commercially distribute, sell, or market a Licensed Compound or Licensed Product in such country or other jurisdiction,

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including, where applicable, (i) pricing or reimbursement approval in such country or other jurisdiction, (ii) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto), and (iii) approval of Product Labeling.

1.152 “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial, or local governmental or regulatory authority, agency, department, bureau, commission, council, or other entities (e.g., the FDA, EMA and PMDA) regulating or otherwise exercising authority with respect to activities contemplated in this Agreement, including the Exploitation of Licensed Compound or Licensed Products in the Territory.

1.153 “Regulatory Data” has the meaning set forth in Section 3.7.2(i).

1.154 “Regulatory Documentation” means all (i) applications (including all INDs and Drug Approval Applications and other Major Regulatory Filings), registrations, licenses, authorizations, and approvals (including Regulatory Approvals); (ii) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files, and complaint files; and (iii) Clinical Data and data contained or relied upon in any of the foregoing, in each case ((i), (ii), and (iii)) relating to a Licensed Compound or Licensed Product.

1.155 “Regulatory Exclusivity” means, with respect to any country or other jurisdiction in the Territory, an additional market protection, other than Patent protection, granted by a Regulatory Authority in such country or other jurisdiction which confers an exclusive Commercialization period during which Abbott or its Affiliates or Sublicensees have the exclusive right to market and sell a Licensed Compound or Licensed Product in such country or other jurisdiction through a regulatory exclusivity right, such as new chemical entity exclusivity, new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, pediatric exclusivity, or any applicable data exclusivity.

1.156 “Regulatory Expenses” means those FTE Costs (charged in accordance with Section 6.10.3) (i) incurred and the direct out-of-pocket costs (including filing, user, maintenance and other fees paid to Regulatory Authorities) recorded as an expense in accordance with Accounting Standards by or on behalf of Abbott or any of its Affiliates after the Effective Date, during the Term of and pursuant to this Agreement, and (ii) specifically identifiable or reasonably allocable to the preparation of regulatory submissions for, and the obtaining and maintenance of Regulatory Approval of, any Co-Promotion Product in the Co-Promotion Territory, including compliance with Regulatory Approvals and requirements of such Regulatory Authorities, adverse event recordation and reporting and regulatory affairs activities, in each case in the Co-Promotion Territory, provided that such FTE Costs shall not be counted more than once as an Allowable Expense.

1.157 “Review Notice” has the meaning set forth in Section 5.1.

1.158 “Review Period” has the meaning set forth in Section 5.1.

1.159 “Royalty Term” means, with respect to each Licensed Product and each country or other jurisdiction in the Territory, the period beginning on the date of the First Commercial Sale of such Licensed Product in such country or other jurisdiction, and ending on

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the later to occur of: (i) the expiration, invalidation or abandonment date of the last Galapagos Patent or Joint Patent that includes a Valid Claim that covers the Manufacture, use or sale of such Licensed Product that is sold in such country or other jurisdiction; or (ii) the […***…] ([…***…]) anniversary of the First Commercial Sale of such Licensed Product in such country or other jurisdiction, or (iii) expiration of Regulatory Exclusivity for such Licensed Product in such country.

1.160 “Royalty Territory” means the Territory excluding the Co-Promotion Territory, if applicable.

1.161 “Sales and Marketing Costs” means […***…].

1.162 “Senior Officer” means, with respect to Galapagos, its Chief Executive Officer or his/her designee, and with respect to Abbott, its Executive Vice President, Pharmaceutical Products Group or his/her designee.

1.163 “Sublicensee” means a Person, other than an Affiliate or a Distributor, that is granted a sublicense by Abbott under the grants in Section 5.2 as provided in Section 5.4.

1.164 “Supply Agreement” has the meaning set forth in Section 4.8.1.

1.165 “Term” has the meaning set forth in Section 12.1.1.

1.166 “Terminated Territory” means each country with respect to which this Agreement is terminated by Galapagos pursuant to Section 12.2.2, each country with respect to which this Agreement is terminated by Abbott pursuant to Sections 12.3.1 or 12.3.2, or, if this Agreement is terminated in its entirety, the entire Territory.

1.167 “Territory” means the entire world.

1.168 “Third Party” means any Person other than Galapagos, Abbott and their respective Affiliates.

1.169 “Third Party Claims” has the meaning set forth in Section 11.1.

1.170 “Third Party Infringement” has the meaning set forth in Section 7.3.1.

1.171 “Third Party In-License Agreement” means […***…] and any other agreement between Galapagos and a Third Party under which Abbott is granted a sublicense or other right under this Agreement as provided in Section 5.9.

1.172 “Third Party In-Licensed Patents” has the meaning set forth in Section 10.2.3.

1.173 “Third Party Payments” means all upfront payments, milestone payments, royalties, and other amounts paid to a Third Party pursuant to Third Party In-License Agreements and/or pursuant to an agreement with a Third Party that Abbott, its Affiliate(s) or Sublicensees enter into in order to obtain a license or right under a Patent or intellectual property right owned or controlled by such Third Party in order to Exploit a Licensed Product.

1.174 “Third Party Provider” has the meaning set forth in Section 3.5.3.

1.175 “Trademark” means any word, name, symbol, color, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo, business symbol or domain names whether or not registered.

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1.176 “Trademark Costs” means (A) those FTE Costs of in-house legal counsel and related personnel (charged in accordance with Section 6.10.3) (i) incurred and the direct out-of-pocket costs (including the reasonable fees and expenses paid to outside counsel and other Third Parties, and filing and maintenance fees paid to governmental authorities) recorded as an expense by a Party or any of its Affiliates in accordance with Accounting Standards after the Effective Date, during the Term of and pursuant to this Agreement, (ii) in connection with the prosecution and maintenance of rights, including filing and registration fees with respect to the Trademark(s) for the Co-Promotion Product in the Co-Promotion Territory, and (B) the costs of litigation (enforcement or defense) or other proceedings, under the Trademark(s) for the Co-Promotion Product in the Co-Promotion Territory, only to the extent not reimbursed by a Third Party.

1.177 “Transition Agreement” has the meaning set forth in Section 12.8.1.

1.178 “United States” or “U.S.” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).

1.179 “Valid Claim” means a claim of any issued Patent which has not expired, irretrievably lapsed, been abandoned, revoked, dedicated to the public, or disclaimed; or adjudged invalid or unenforceable as a result of a holding, finding, or decision of invalidity, unenforceability, or non-patentability by a court, governmental agency, national or regional patent office, or other appropriate body that has competent jurisdiction, such holding, finding, or decision being final and unappealable or unappealed within the time allowed for appeal.

1.180 “Voting Stock” has the meaning set forth in the definition of “Change in Control.”

1.181 ‘Working Group” has the meaning set forth in Section 2.7.

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ARTICLE 2 COLLABORATION MANAGEMENT

2.1 Joint Steering Committee.

2.1.1 Formation. As soon as practical after the Effective Date, but no later than thirty (30) days, the Parties shall establish a joint steering committee (the “Joint Steering Committee” or “JSC”), which shall (i) oversee the Development, Commercialization, and other Exploitation of the Licensed Compound or Licensed Product in the Territory, including reviewing Follow-On Compounds and managing and overseeing the Development of any Follow-On Compounds that the JSC determines should be Developed in lieu of any existing compounds or simultaneously Developed along with any Lead Compound, (ii) resolve Disputes that may arise in the JDC or the JCC, (iii) coordinate the Parties’ activities under this Agreement, including oversight of the JDC and the JCC, and (iv) perform such other functions as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement. The JSC shall consist of three (3) representatives from each of the Parties, each with the requisite experience and seniority to enable such person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the JSC. From time to time, each Party may substitute one or more of its representatives to the JSC on written notice to the other Party. The JSC shall be chaired on an annual rotating basis by a representative of either Abbott or Galapagos, as applicable, on the Joint Steering Committee, with […***…] providing the first such chairperson. The chairperson shall appoint a secretary of the Joint Steering Committee, who shall be a representative of the other Party and who shall serve for the same annual term as such chairperson.

2.2 Joint Development Committee.

2.2.1 Formation. As soon as practical after the Effective Date, but no later than thirty (30) days, the Parties shall establish a joint development committee (the “Joint Development Committee” or “JDC”). The JDC shall consist of three (3) representatives from each of the Parties, each with the requisite experience and seniority to enable such person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the JDC. From time to time, each Party may substitute one or more of its representatives to the JDC on written notice to the other Party. The JDC shall be chaired on an annual rotating basis by a representative of either Abbott or Galapagos, as applicable, on the JDC, with […***…] providing the first such chairperson.

2.2.2 Specific Responsibilities. The JDC shall develop the strategies for and oversee the Development of the Licensed Compounds or Licensed Products in the Territory, and shall serve as a forum for the coordination of Development activities for the Licensed Compounds or Licensed Products for the Territory. In particular, the JDC shall:

(i) periodically (no less often than annually) review and serve as a forum for discussing the Initial Development Plan and Budget, and review and approve amendments thereto, including any Material Amendment;

(ii) oversee the conduct of Development activities under the Initial Development Plan and Budget;

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(iii) serve as a forum for discussing and coordinating strategies for obtaining Regulatory Approvals for the Licensed Products in the Territory;

(iv) determine whether a Compound Failure has occurred;

(v) establish secure access methods (such as secure databases) for each Party to access Regulatory Documentation and other JDC related Information as contemplated under this Agreement; and

(vi) perform such other functions as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

2.2.3 Disbandment. Upon Regulatory Approval of the last Licensed Product developed pursuant to the Development Plan and Budget, unless otherwise mutually agreed in writing, the JDC shall have no further responsibilities or authority under this Agreement and will be considered dissolved by the Parties. Additionally, in the event of a Change in Control of Galapagos, Abbott shall have the right at any time and for any reason, effective upon written notice, to disband the JDC pursuant to Section 13.2.2.

2.3 Joint Commercialization Committee.

2.3.1 Formation. At least […***…] ([…***…]) months prior to the anticipated date of First Commercial Sale of a Co-Promotion Product in the Co-Promotion Territory, the Parties shall establish a joint commercialization committee (the “Joint Commercialization Committee” or “JCC”). The JCC shall consist of two (2) representatives from each of the Parties, each with the requisite experience and seniority to enable such person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the JCC. From time to time, each Party may substitute one or more of its representatives to the JCC on written notice to the other Party. Abbott shall select from its representatives the chairperson for the JCC. From time to time, Abbott may change the representative who will serve as chairperson on written notice to Galapagos.

2.3.2 Specific Responsibilities. The JCC shall develop the strategies for and oversee the Commercialization of the Co-Promotion Products in the Co-Promotion Territory. In particular, the JCC shall:

(i) establish a strategy for the Commercialization of the Co-Promotion Products in the Co-Promotion Territory;

(ii) periodically (no less often than annually) review and serve as a forum for discussing the Co-Promotion Commercialization Plan and review and approve amendments thereto;

(iii) oversee at a high level all Commercialization activities in the Co-Promotion Territory with respect to the Co-Promotion Products;

(iv) resolve any disputes regarding whether any proposed Phase 4 Studies or proposed regulatory action could have a Material Adverse Effect, in each case in the Co-Promotion Territory with respect to the Co-Promotion Products;

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(v) review and approve the manner in which the Markings are to be presented on promotional materials and Product Labeling for the Co-Promotion Products in the Co-Promotion Territory;

(vi) perform such other functions as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

(vii) JCC Dispute Resolution. […***…].

2.4 General Provisions Applicable to Joint Committees.

2.4.1 Meetings and Minutes. The JSC shall meet semi-annually and the JDC and the JCC shall meet quarterly, or in each case as otherwise agreed to by the Parties, with the location of such meetings alternating between locations designated by Galapagos and locations designated by Abbott […***…]. The chairperson of the applicable Joint Committee shall be responsible for calling meetings on no less than thirty (30) Business Days’ notice. Each Party shall make all proposals for agenda items and shall provide all appropriate information with respect to such proposed items at least ten (10) Business Days in advance of the applicable meeting; provided that under exigent circumstances requiring input by the Joint Committee, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, so long as the other Party consents to such later addition of such agenda items or the absence of a specific agenda for such meeting, such consent not to be unreasonably withheld or delayed. The chairperson of the Joint Committee shall prepare and circulate for review and approval of the Parties minutes of each meeting within thirty (30) days after the meeting. The Parties shall agree on the minutes of each meeting promptly, but in no event later than the next meeting of the Joint Committee. If the Parties cannot agree on the content of the minutes the objecting party shall append a notice of objection with the specific details of the objection to the proposed minutes.

2.4.2 Procedural Rules. Each Joint Committee shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with this Agreement. A quorum of the Joint Committee shall exist whenever there is present at a meeting at least one (1) representative appointed by each Party. Representatives of the Parties on a Joint Committee may attend a meeting either in person or by telephone, video conference or similar means in which each participant can hear what is said by, and be heard by, the other participants. Representation by proxy shall be allowed. Each Joint Committee shall take action by unanimous agreement of the representatives present at a meeting at which a quorum exists, with each Party having a single vote irrespective of the number of representatives of such Party in attendance, or by a written resolution signed by at least one (1) representative appointed by each Party. Employees or consultants of either Party that are not representatives of the Parties on a Joint Committee may attend meetings of such Joint Committee; provided, however, that such attendees (i) shall not vote or otherwise participate in the decision-making process of the Joint Committee, and (ii) are bound by obligations of confidentiality and non-disclosure equivalent to those set forth in Article 9.

2.4.3 Joint Committee Dispute Resolution. If the JDC cannot, or does not, reach unanimous agreement on an issue at a meeting or within a period of […***…]

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([…***…]) Business Days thereafter or such other period as the Parties may agree, then the dispute shall be referred to the JSC for resolution and a special meeting of the JSC may be called for such purpose. If the JSC cannot, or does not, reach unanimous agreement on an issue, including any dispute arising from the JDC, then the dispute shall first be referred to the Senior Officers of the Parties, who shall confer in good faith on the resolution of the issue. Any final decision mutually agreed to by the Senior Officers shall be conclusive and binding on the Parties. If the Senior Officers are not able to agree on the resolution of any such issue within […***…] after such issue was first referred to them, then, such dispute shall be finally and definitively resolved by: […***…]. Except as to Disputes arising out of the JCC (which shall be addressed as set forth in Section 2.3.2(vii)), Disputes arising between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith, and that are outside of the jurisdiction of the JSC, shall be resolved pursuant to Section 13.8.

2.4.4 Limitations on Authority. Each Party shall retain the rights, powers, and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in a Joint Committee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. No Joint Committee shall have the power to amend, modify, or waive compliance with this Agreement, which may only be amended or modified as provided in Section 13.10 or compliance with which may only be waived as provided in Section 13.12.

2.4.5 Alliance Manager. Each Party shall appoint a person(s) who shall oversee contact between the Parties for all matters between meetings of each Joint Committee and shall have such other responsibilities as the Parties may agree in writing after the Effective Date (each, an “Alliance Manager”). Each Party may replace its Alliance Manager at any time by notice in writing to the other Party.

2.5 Discontinuation of Participation on a Committee. Subject to Sections 2.2.3 and 13.2.2, each Joint Committee shall continue to exist until the first to occur of: (i) the Parties mutually agreeing to disband the Joint Committee; or (ii) Galapagos providing to Abbott written notice of its intention to disband and no longer participate in such Joint Committee, provided that Galapagos shall not give such written notice prior to the completion of all Initial Development Activities. Notwithstanding anything herein to the contrary, once Galapagos has provided such written notice, such Joint Committee shall be terminated and shall have no further rights or obligations under this Agreement, and thereafter any requirement of Galapagos to provide Information or other materials to such Joint Committee shall be deemed a requirement to provide such Information or other materials to Abbott and Abbott shall have the right to solely decide, without consultation with Galapagos, all matters that are subject to the review or approval by such Joint Committee hereunder.

2.6 Interactions Between a Committee and Internal Teams. The Parties recognize that each Party possesses an internal structure (including various committees, teams and review boards) that will be involved in administering such Party’s activities under this Agreement. Nothing contained in this Article shall prevent a Party from making routine day-to-day decisions relating to the conduct of those activities for which it has performance or other obligations hereunder, in each case in a manner consistent with the then-current applicable plan and the terms and conditions of this Agreement.

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2.7 Working Groups. From time to time, a Joint Committee may establish and delegate duties to sub-committees or directed teams (each, a “Working Group”) on an “as-needed” basis to oversee particular projects or activities (for example, joint project team, joint finance group, and/or joint intellectual property group). Each such Working Group shall be constituted and shall operate as the Joint Committee determines; provided that each Working Group shall have equal representation from each Party, unless otherwise mutually agreed. Working Groups may be established on an ad hoc basis for purposes of a specific project or on such other basis as the Joint Committee may determine. Each Working Group and its activities shall be subject to the oversight, review and approval of, and shall report to, the Joint Committee that formed said Working Group. In no event shall the authority of the Working Group exceed that specified for the Joint Committee that formed the Working Group to this Article. All decisions of a Working Group shall be by unanimous agreement. Any disagreement between the designees of Abbott and Galapagos on a Working Group shall be referred to the Joint Committee that formed the Working Group for resolution.

2.8 Expenses. Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to attend meetings of, and otherwise participate on, a Committee or other Working Group.

ARTICLE 3

DEVELOPMENT AND REGULATORY

3.1 Initial Development Plan and Budget and Initial Development Activities.

3.1.1 Initial Development Plan and Budget. Either Party, directly or through its representatives on the JDC, may propose amendments to the Initial Development Plan and Budget from time to time as appropriate, including in light of changed circumstances. Any and all such amendments shall be subject to approval by the JDC as set forth in Section 2.2.2, subject to the dispute resolution procedures set forth in Section 2.4.3.

3.1.2 Initial Development Activities. Galapagos shall perform the Initial Development Activities, and shall do so in accordance with the Initial Development Plan and Budget (including the budget set forth therein) by allocating sufficient time, effort, equipment, and skilled personnel to complete such Initial Development Activities successfully and promptly. If Galapagos is in material breach of its obligation to perform any Initial Development Activities and fails to remedy such breach within […***…] ([…***…]) days after written notice thereof from Abbott, Abbott shall have the right, at Abbott’s sole election, and without limitation to any other right or remedy available to Abbott, to assume and complete some or all of such Initial Development Activities. If Abbott so elects to assume and complete any of the Initial Development Activities, to the extent requested by Abbott in writing, Galapagos shall assign to Abbott any or all Third Party agreements relating to such Initial Development Activities (including agreements with contract research organizations, clinical sites and investigators). In such event, with respect to all such Initial Development Activities that involve Clinical Studies, at Abbott’s option, Galapagos shall either (i) end such Clinical Studies with respect to enrolled subjects in an orderly and prompt manner in accordance with Applicable Law, including any required follow up treatment with previously enrolled subjects, or (ii) transfer control to Abbott or its designee of such Clinical Studies and cooperate with Abbott to ensure a smooth and orderly

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transition thereof that will not involve any disruption of such studies. Galapagos shall bear the responsibility for the direct out-of-pocket costs and expenses of the Initial Development Activities (including supply costs), regardless of which Party undertakes such Initial Development Activities.

3.1.3 Regulatory Diligence. Galapagos shall use Commercially Reasonable Efforts in undertaking the Development activities for the initial Licensed Product containing or comprising the Lead Compound for the Initial Indication in those countries in the Territory set forth in the Initial Development Plan and Budget. Galapagos acknowledges that the exercise of its Commercially Reasonable Efforts as set forth in this Section 3.1.3 means that the provision by Galapagos to Abbott of the Complete Data Package is expected by […***…]. If Galapagos does not provide the Complete Data Package by […***…], upon Galapagos’ showing that such delay is due to causes relating to Development or regulatory issues, Abbott hereby agrees to extend such delayed date until such Development or regulatory issues are fully resolved in a reasonable period of time. If Abbott alleges that Galapagos has failed to show that such delay is due to Development or regulatory issues, then Abbott shall have the option either to: (i) assume and complete some or all remaining Initial Development Activities pursuant to Section 3.1.2; or (ii) notify Galapagos of such failure as an alleged material breach, subject to Section 12.2.1.

3.1.4 Complete Data Package. Within […***…] ([…***…]) days after database lock of the Phase 2 Study for the Lead Compound in the Field of RA pursuant to the Initial Development Plan and Budget, Galapagos shall provide Abbott with a completion report, which report shall include all Information, Clinical Data, SAS charts and supporting documentation to support a decision on whether all Phase 2B RA Success Criteria have been met, including, finalized statistical analysis plan, along with a quality assurance statement certifying no quality issues limiting the validity of the Phase 2 Study were raised during the Conduct of the Phase 2 Study, and such other information as Abbott may reasonably request in connection with its evaluation of such data (“Complete Data Package”).

3.2 Development Activities for Initial Indication After In-Licensing.

3.2.1 Development Plan and Budget. Prior to completion of the Initial Development Activities, the JDC shall jointly develop the Development Plan and Budget for the program of Development (other than Development covered by the Initial Development Plan and Budget) with respect to the Lead Compound for the Initial Indication. All Development activities, including any Clinical Studies, shall be designed and implemented so as to support the filing of Drug Approval Applications and the obtaining of Regulatory Approvals for the Licensed Product for the Initial Indication. The Parties shall engage in Development activities in accordance with the terms and conditions of this Agreement and the applicable Development Plan and Budget.

3.2.2 Updates; Amendments. The JDC shall review each Development Plan and Budget at least annually for the purpose of considering appropriate amendments thereto. The JDC shall manage (or have a Working Group manage) the proposed updating and/or amending of each Development Plan and Budget in a manner designed to have an initial draft for the following Calendar Year prepared by […***…] of the then-current Calendar Year for review and input and to obtain JDC approval no later than […***…] of the then-current Calendar Year. In addition, either Party, through its representatives on the JDC, may propose amendments to any Development Plan and Budget at any time.

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3.3 Development Other than the Initial Development Activities. After Abbott proceeds with the In-Licensing, and except as otherwise expressly set forth herein (i.e., with respect to the Initial Development Activities), Abbott (itself or through its Affiliates or Sublicensees) shall have the sole right to Develop Licensed Compounds and Licensed Products in the Territory. Abbott shall bear the responsibility for the direct out-of-pocket costs and expenses of the Development activities (including supply costs) subsequent to the Initial Development Activities.

3.4 Diligence.

3.4.1 Following the successful completion by Galapagos of the Initial Development Activities in accordance with the Initial Development Plan and Budget, Abbott shall use Commercially Reasonable Efforts to obtain all Regulatory Approvals for the initial Licensed Product containing or comprising the Lead Compound for the Initial Indication in accordance with the Development Plan.

3.4.2 Notwithstanding Section 3.4.1, Abbott acknowledges that the exercise of its Commercially Reasonable Efforts means that the following activities are expected by the dates indicated below:

(i) Drug Approval Filing in US for Initial Indication: […***…]

(ii) Drug Approval Filing in a Major Market for Initial Indication: […***…]

3.4.3 If Abbott is unable to achieve one or more of the Drug Approval Filings by the dates indicated in Section 3.4.2(i)-(ii), or any extension of such dates, then Abbott shall notify Galapagos in writing of such delay in a prompt and timely manner. Upon Abbott’s reasonable showing that such delay is due to causes relating to Development or regulatory issues, Galapagos hereby agrees to extend such delayed date until such Development or regulatory issues are fully resolved in a reasonable period of time. […***…].

3.5 Pre-Clinical and Clinical Supply of Licensed Compounds or Licensed Products; Subcontracting.

3.5.1 Supply. For the Initial Development Activities, Galapagos shall supply pre-clinical and clinical requirements of the Licensed Compounds or Licensed Products and placebo or other comparators for use by Galapagos in the Development of Licensed Compounds or Licensed Products as contemplated in the Initial Development Plan and Budget.

(i) After Abbott proceeds with the In-Licensing, and for Development activities subsequent to the Initial Development Activities, Abbott shall supply pre-clinical and clinical requirements of the Licensed Compounds or Licensed Products and placebo or other comparators for use by Abbott in the Development of Licensed Compounds or Licensed Products as contemplated in the Development Plan and Budget. In order to ensure the continuity of Development of the Licensed Compound, as reasonably requested by Abbott, Galapagos shall and shall use Commercially Reasonable Efforts to cause its Third Party subcontractors to enter into supply and any other relevant

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agreements with Abbott to facilitate the transition of clinical supply responsibility to Abbott after Abbott proceeds with the In-Licensing, which agreements shall provide for the Phase 3 clinical supply materials (as set forth in the Development Plan and Budget) to be charged to Abbott at […***…].

(ii) If Abbott does not proceed with the In-Licensing, and Abbott has established a GMP Manufacturing process for Phase 3 supplies of Licensed Compound, Abbott shall supply ([…***…]) Galapagos with Galapagos’ requirements of Licensed Compound for Phase 3 studies thereof; provided that the foregoing supply obligation shall not extend for longer than […***…] ([…***…]) months after the time at which Abbott does not proceed with the In-Licensing.

3.5.2 Manufacture. The Party responsible for the Manufacture of Licensed Compounds or Licensed Products and placebo or other comparators pursuant to Section 3.5.1 shall Manufacture pursuant to GMP.

3.5.3 Subcontracting. Each Party shall have the right to subcontract any of its Development activities to an Affiliate and/or a Third Party (“Third Party Provider”), provided, with respect to a Third Party Provider, that it furnishes the other Party with advanced written notice thereof and an opportunity to consult regarding such subcontract, which notice shall specify the work to be subcontracted, and obtains a written undertaking from the subcontractor that it shall be subject to the applicable terms and conditions of this Agreement, including the intellectual property provisions of Article 7 and confidentiality provisions of Article 9. […***…] develop a form of clinical study agreement and other form agreements (including API supply, service, confidentiality, material transfer and research collaboration agreements) (“Development Activities Agreements”) to be entered into with Third Parties to govern such Third Parties’ performance of activities on Galapagos’ behalf under the Initial Development. Galapagos shall ensure that any Development Activities Agreement that Galapagos negotiates shall not materially deviate from the forms agreed to by Abbott without Abbott’s prior review and written approval. The Parties may agree that each Party shall appoint a contract coordinator to serve as such Party’s primary liaison with the other Party on matters relating to Development Activities Agreements. Each Party may replace its contract coordinator at any time by written notice to the other Party.

3.5.4 Provision of Technology and Documentation.

(i) Immediately after the Effective Date, Galapagos shall, and shall cause its Affiliates to, without additional compensation, disclose and make available to Abbott, in whatever form Abbott may reasonably request, Regulatory Documentation, Galapagos Know-How, Joint Know-How, and any other Information relating, directly or indirectly, to the Licensed Compound or any Licensed Product (including, but not limited to, all information related to Manufacturing), to the extent not done so already and thereafter immediately upon the availability of such Regulatory Documentation, Galapagos Know-How, Joint Know-How, or other Information.

(ii) Galapagos, at its sole cost and expense, shall provide Abbott with all reasonable assistance required in order to transfer to Abbott the Regulatory Documentation, Galapagos Know-How, Joint Know-How, and other Information required to be produced pursuant to clause (i) above, in each case in a timely manner, and shall reasonably assist Abbott with respect to the Exploitation of any Licensed

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Compound and any Licensed Products. Without prejudice to the generality of the foregoing, if visits of Galapagos’ representatives to Abbott’s facilities are reasonably requested by Abbott for purposes of transferring the Regulatory Documentation, Galapagos Know-How, Joint Know-How, or other Information to Abbott or for purposes of Abbott acquiring expertise on the practical application of such Information or assisting on issues arising during such Exploitation, Galapagos shall send appropriate representatives to Abbott’s facilities, which representatives’ reasonable travel costs shall be paid by Abbott.

3.6 Development Costs Relating to Initial Development Activities. Galapagos shall be solely responsible for and shall bear all costs (i) incurred by it and its Affiliates in connection with the performance of the Initial Development Activities, and (ii) incurred by Abbott and its Affiliates in connection with Initial Development Activities that Abbott elects to assume and complete upon a material breach by Galapagos pursuant to Section 3.1.2.

3.7 Regulatory Matters.

3.7.1 Regulatory Activities.

(i) After Abbott proceeds with the In-Licensing, Abbott shall have the sole right to prepare, obtain, and maintain the Drug Approval Applications (including the setting of the overall regulatory strategy therefor), other regulatory approvals and other submissions, and to conduct communications with the Regulatory Authorities, for Licensed Compounds or Licensed Products in the Territory (which shall include filings of or with respect to INDs and other filings or communications with the Regulatory Authorities). Galapagos shall support Abbott, as may be reasonably necessary, in obtaining Regulatory Approvals for the Licensed Products, and in the activities in support thereof, including providing necessary documents or other materials required by Applicable Law to obtain Regulatory Approvals, in each case in accordance with the terms and conditions of this Agreement and the applicable Development Plan and Budget.

(ii) Upon Abbott proceeding with the In-Licensing, all Regulatory Documentation (including all Regulatory Approvals and Product Labeling) relating to the Licensed Compounds or Licensed Products with respect to the Territory shall be owned by, and shall be the sole property and held in the name of, Abbott or its designated Affiliate, Sublicensee or designee. Upon Abbott proceeding with the In-Licensing, Galapagos hereby assigns to Abbott all of its right, title, and interest in and to all Existing Regulatory Documentation (including any existing Regulatory Approvals) and all other Regulatory Documentation Controlled by Galapagos from time to time during the Term, and Galapagos shall execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary under, or as Abbott may reasonably request in connection with, or to carry out more effectively the purpose of, or to better assure and confirm unto Abbott its rights under, this Section.

(iii) Abbott shall provide Galapagos with an opportunity to review and comment on all major regulatory filings and documents (including INDs, Drug Approval Applications, material labeling supplements, Regulatory Authority meeting requests, and core data sheets) for the Initial Indication in the United States, Japan and the Major

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Markets (collectively, “Major Regulatory Filings”). Abbott shall provide access to interim drafts of such Major Regulatory Filings to Galapagos via the access methods (such as secure databases) established by the JDC, and Galapagos shall provide its comments on the final drafts of such Major Regulatory Filings or of proposed material actions within […***…] ([…***…]) Business days ([…***…] ([…***…]) Business days for Drug Approval Applications), or such other longer period of time mutually agreed to by the Parties. If a Regulatory Authority establishes a response deadline for any such Major Regulatory Filing or material action shorter than such […***…] ([…***…]) Business day (or […***…] ([…***…]) Business day) period, the Parties shall work cooperatively to ensure the other Party has a reasonable opportunity for review and comment within such deadlines. Abbott shall, and shall cause its Affiliates and Sublicensees to, consider in good faith any such comments of Galapagos.

(iv) Subject to the immediately following sentence, Abbott shall provide Galapagos with (A) access to or copies of all material written or electronic correspondence (other than regulatory filings) relating to the Development or Commercialization of Licensed Compounds or Licensed Products for the Initial Indication received by Abbott or its Affiliates or Sublicensees from, or forwarded by Abbott or its Affiliates or Sublicensees to, the Regulatory Authorities in the United States, Japan and in the Major Markets, and (B) copies of all meeting minutes and summaries of all meetings, conferences, and discussions held by Abbott or its Affiliates or Sublicensees with the Regulatory Authorities relating to the Development or Commercialization of Licensed Compounds or Licensed Products for the Initial Indication in the United States, Japan and in the Major Markets, including copies of all contact reports produced by Abbott or its Affiliates or Sublicensees, in each case ((A) and (B)) within […***…] ([…***…]) Business Days of its receipt, forwarding or production of the foregoing, as applicable. If such written or electronic correspondence received from any such Regulatory Authority relates to the withdrawal, suspension, or revocation of a Regulatory Approval for a Licensed Product for the Initial Indication, the prohibition or suspension of the supply of a Licensed Compound or Licensed Product for the Initial Indication, or the initiation of any investigation, review, or inquiry by such Regulatory Authority concerning the safety of a Licensed Compound or Licensed Product for the Initial Indication, Abbott shall notify Galapagos and provide Galapagos with copies of such written or electronic correspondence as soon as practicable.

(v) Abbott shall provide Galapagos with prior written notice, to the extent Abbott has advance knowledge, of any scheduled meeting, conference, or discussion (including any advisory committee meeting) with a Regulatory Authority in the United States, Japan and in the Major Markets relating to a Licensed Product for the Initial Indication, reasonably promptly after Abbott or its Affiliate or Sublicensee first receives notice of the scheduling of such meeting, conference, or discussion (or within such shorter period as may be necessary in order to give Galapagos a reasonable opportunity to attend such meeting, conference, or discussion). Galapagos shall have the right to have two (2) of Galapagos’ employees attend as an observer (but not participate in) all such meetings, conferences, and discussions.

(vi) Abbott shall make every reasonable effort to notify Galapagos promptly following its determination that any event, incident, or circumstance has

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occurred that may result in the need for a recall, market suspension, or market withdrawal of a Licensed Product in the Territory for the Initial Indication, and shall include in such notice the reasoning behind such determination, and any supporting facts. Abbott (or its Sublicensee) shall have the right to make the final determination whether to voluntarily implement any such recall, market suspension, or market withdrawal in the Territory. If a recall, market suspension, or market withdrawal is mandated by a Regulatory Authority in the Territory, Abbott (or its Sublicensee) shall initiate such a recall, market suspension, or market withdrawal in compliance with Applicable Law. For all recalls, market suspensions or market withdrawals undertaken pursuant to this Section 3.7.1(vi), Abbott (or its Sublicensee) responsible for the recall, market suspension, or market withdrawal shall be solely responsible for the execution thereof, and Galapagos shall reasonably cooperate in all such recall efforts. Subject to Article 11, (A) If and to the extent that a recall, market suspension, or market withdrawal resulted from a Party’s or its Affiliate’s breach of its obligations hereunder, or from such Party’s or its Affiliate’s negligence or willful misconduct, such Party shall bear the expense of such recall, market suspension, or market withdrawal, (B) with respect to any recall, market suspension, or market withdrawal of a Co-Promotion Product in the Co-Promotion Territory other than in clause (A) above, the expenses incurred by the Parties as a result of such recall, market suspension, or market withdrawal shall be included in Allowable Expenses hereunder and shared by the Parties pursuant to Section 6.9.1, and (C) with respect to any recall, market suspension, or market withdrawal not covered by clause (A) or (B), Abbott shall be responsible for all costs of such recall, market suspension, or market withdrawal and deducted from Net Sales pursuant to Article 6.

3.7.2 Regulatory Data.

(i) Each Party shall promptly provide to the other Party copies of or access to all non-clinical data and Clinical Data, and other Information, results, and analyses with respect to any Development activities that are Controlled by such Party or any of its Affiliates (collectively, “Regulatory Data”), when and as such Regulatory Data becomes available.

(ii) After Abbott proceeds with the In-Licensing, Galapagos shall support Abbott, as may be reasonably necessary or appropriate, in obtaining Regulatory Approval for the Licensed Compound or Licensed Products, including providing necessary documents or other materials required by Applicable Law to obtain Regulatory Approvals, in each case in accordance with the terms and conditions of this Agreement and any applicable Development Plan and Budget.

3.8 Compliance. Each Party shall perform or cause to be performed, any and all of its Development activities, including Initial Development Activities, in good scientific manner and in compliance with all Applicable Law.

3.9 Records.

3.9.1 Each of Galapagos and Abbott shall, and shall ensure that its Third Party Providers, maintain records in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, and in compliance with Applicable Law, which shall be complete and accurate and shall properly reflect all work done and results achieved in the performance of its designated Development activities which shall record only

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such activities and shall not include or be commingled with records of activities outside the scope of this Agreement. Such records shall be retained by Galapagos or Abbott, as the case may be, for at least […***…] ([…***…]) years after the termination of this Agreement, or for such longer period as may be required by Applicable Law.

3.9.2 Each Party shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all records of the other Party maintained pursuant to Section 3.9.1. The inspecting Party shall maintain such records and the information disclosed therein in confidence in accordance with Article 9.

3.9.3 Without limiting Section 7.1, the JDC shall determine what reports shall be generated to track the Development activities, including the content and timing thereof. The Parties shall promptly share all such reports with the JDC.

ARTICLE 4

COMMERCIALIZATION

4.1 In General. After Abbott proceeds with the In-Licensing, Abbott (itself or through its Affiliates or Sublicensees) shall have the sole right to Commercialize Licensed Compounds and Licensed Products in the Territory at its own cost and expense (except as otherwise expressly set forth herein).

4.2 Co-Promotion Commercialization Plan. In addition to the other provisions of this Agreement applicable to a Co-Promotion Product, upon Galapagos’ exercise of its Co-Promotion Option under Section 4.9:

4.2.1 The Commercialization of the Co-Promotion Product in the Co-Promotion Territory shall be conducted pursuant to a comprehensive multi-year plan (the “Co-Promotion Commercialization Plan”). At least […***…] ([…***…]) days prior to the anticipated date of the First Commercial Sale of the Co-Promotion Product, Abbott shall propose to the JCC the initial Co-Promotion Commercialization Plan. Such plan shall allocate responsibility for such Commercialization activities to the Parties, which activities shall, in the case of Detailing, be allocated to each Party in accordance with Section 6.9, and shall otherwise be allocated to Abbott (unless the Parties otherwise agree).

4.2.2 The JCC shall review the Co-Promotion Commercialization Plan within […***…] ([…***…]) days after receipt and, thereafter, at least annually, and shall make amendments thereto.

4.3 Diligence. Abbott shall use Commercially Reasonable Efforts to Commercialize a Licensed Product for the Initial Indication in the United States and each Major Market country. Abbott shall have the right to satisfy its diligence obligations under this Section through its Affiliates or Sublicensees, and nothing in this Section is intended, or shall be construed, to require Abbott to Develop or Commercialize a specific Licensed Compound or Licensed Product. If Abbott decides to discontinue the development or commercialization of a Licensed Compound or Licensed Product in favor of another Licensed Compound or Licensed Product, its obligations under this Section shall cease with respect to such initial Licensed Compound or Licensed Product in favor of such other Licensed Compound or Licensed Product. If at any time Galapagos has a reasonable basis to believe that Abbott is in material breach of its material obligations under this Section, then Galapagos shall so notify Abbott, specifying the

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basis for its belief, and the Parties shall meet within […***…] ([…***…]) days after such notice to discuss in good faith Galapagos’ concerns and Abbott’s Commercialization plans with respect to Licensed Product.

4.4 Statements and Compliance with Applicable Law. Each Party shall, and shall cause its Affiliates to, comply in all material respects with all Applicable Law with respect to the Commercialization of Licensed Products.

4.5 Booking of Sales; Distribution. Abbott shall have the sole right to invoice and book sales, establish all terms of sale (including pricing and discounts) and warehousing, and distribute the Licensed Products (including Co-Promotion Products) in the Territory and to perform or cause to be performed all related services. Abbott shall handle all returns, recalls, or withdrawals, order processing, invoicing, collection, distribution, and inventory management with respect to the Licensed Products (including Co-Promotion Products) in the Territory.

4.6 Product Trademarks.

4.6.1 Subject to Section 4.7, Abbott shall have the sole right to determine and own the Product Trademarks to be used with respect to the Exploitation of the Licensed Products on a worldwide basis.

4.6.2 Galapagos covenants that it and its Affiliates shall (i) not use in their respective businesses, any Trademark that is confusingly similar to, misleading or deceptive with respect to or that dilutes any (or any part) of the Product Trademarks, (ii) not do any act which endangers, destroys, or similarly affects, in any material respect, the value of the goodwill pertaining to the Product Trademarks, and (iii) conform (A) to the customary industry standards for the protection of Product Trademarks for products and such guidelines of Abbott with respect to manner of use (as provided in writing by Abbott) of the Product Trademarks, and (B) maintain the quality standards of Abbott with respect to the goods sold and services provided in connection with such Product Trademarks.

4.6.3 Galapagos covenants that it and its Affiliates shall not (i) do any act that endangers, destroys, or similarly affects, in any material respect, the value of the goodwill pertaining to the Product Trademarks, or (ii) attack, dispute, or contest the validity of or ownership of such Product Trademark anywhere in the Territory or any registrations issued or issuing with respect thereto.

4.7 Markings. To the extent required by Applicable Law in a country or other jurisdiction in the Territory, the promotional materials and Product Labeling for the Licensed Products used by Abbott and its Affiliates in connection with the Licensed Products in such country or other jurisdiction shall contain (i) the Galapagos Corporate Name, and (ii) the logo and corporate name of the manufacturer (if other than Abbott or an Affiliate) (collectively, the “Markings”).

4.8 Commercial Supply of Licensed Compounds or Licensed Products.

4.8.1 Commercial Supply of Licensed Compounds or Licensed Products. After Abbott proceeds with the In-Licensing, Abbott shall have the sole right, at its expense, to Manufacture (or have Manufactured) and supply the Licensed Compound and Licensed Products for commercial sale in the Territory by Abbott and its Affiliates and Sublicensees except to the extent otherwise provided in any Initial Development Plan and

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Budget or Development Plan and Budget. Notwithstanding the foregoing, Abbott and Galapagos may enter into a supply agreement pursuant to which Galapagos shall supply to Abbott the Licensed Compounds or Licensed Products as a second source (the “Supply Agreement”) in such quantities as Abbott may order in accordance with the terms and conditions of such agreement. The Supply Agreement shall contain such pricing and terms as are reasonable and customary for similar supply agreements that shall be negotiated and agreed by the Parties in good faith.

4.8.2 Manufacturing Technology Transfer Upon Abbott’s Request. Abbott shall have the right, at any time and from time to time after Abbott proceeds with the In-Licensing, to require Galapagos to effect a full transfer to Abbott or its designee (which designee may be an Affiliate or a Third Party manufacturer, and which Third Party manufacturer may be a backup manufacturer or a second manufacturer of Licensed Compound or Licensed Product) of all Galapagos Know-How relating to the then-current process for the Manufacture of the Licensed Compound and Licensed Products (the “Manufacturing Process”) and to implement the Manufacturing Process at facilities designated by Abbott (such transfer and implementation, as more fully described in this Section 4.8.2, the “Manufacturing Technology Transfer”). Galapagos shall provide, and shall use Commercially Reasonable Efforts to cause its Third Party manufacturers to provide (including by using Commercially Reasonable Efforts to negotiate contractual obligations for such Third Party manufacturers to do so under agreements entered into following the Effective Date), all reasonable assistance requested by Abbott to enable Abbott (or its Affiliate or designated Third Party manufacturer, as applicable) to implement the Manufacturing Process at the facilities designated by Abbott. If requested by Abbott, such assistance shall include facilitating the entering into of agreements with applicable Third Party suppliers relating to the Licensed Compound and Licensed Products. Without limitation to the foregoing, in connection with each Manufacturing Technology Transfer:

(i) Galapagos shall make available, and shall use Commercially Reasonable Efforts to cause its Third Party manufacturers to make available (including by using Commercially Reasonable Efforts to negotiate contractual obligations for such Third Party manufacturers to do so under agreements entered into following the Effective Date), to Abbott (or its Affiliate or designated Third Party manufacturer, as applicable) from time to time as Abbott may request, all Manufacturing-related Galapagos Know-How, Information and materials relating to the Manufacturing Process, and all documentation constituting material support, performance advice, shop practice, standard operating procedures, specifications as to materials to be used and control methods, that are reasonably necessary or useful to enable Abbott (or its Affiliate or designated Third Party manufacturer, as applicable) to use and practice the Manufacturing Process;

(ii) Galapagos shall cause all appropriate employees and representatives of Galapagos and its Affiliates to meet with, and shall use Commercially Reasonable Efforts to cause all appropriate employees and representatives of its Third Party manufacturers to meet with (including by using Commercially Reasonable Efforts to negotiate contractual obligations for such Third Party manufacturers to do so under agreements entered into following the Effective Date), employees or representatives of Abbott (or its Affiliate or designated Third Party manufacturer, as applicable) at the applicable manufacturing facility at mutually convenient times to assist with the working

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up and use of the Manufacturing Process and with the training of the personnel of Abbott (or its Affiliate or designated Third Party manufacturer, as applicable) to the extent reasonably necessary or useful to enable Abbott (or its Affiliate or designated Third Party manufacturer, as applicable) to use and practice the Manufacturing Process;

(iii) Without limiting the generality of clause (ii) above, Galapagos shall cause all appropriate analytical and quality control laboratory employees and representatives of Galapagos and its Affiliates to meet with, and shall use Commercially Reasonable Efforts to cause all appropriate analytical and quality control employees and representatives of its Third Party manufacturers to meet with (including by using Commercially Reasonable Efforts to negotiate contractual obligations for such Third Party manufacturers to do so under agreements entered into following the Effective Date), employees or representatives of Abbott (or its Affiliate or designated Third Party manufacturer, as applicable) at the applicable manufacturing facility and make available all necessary equipment, at mutually convenient times, to support and execute the transfer of all applicable analytical methods and the validation thereof (including, all applicable Galapagos Know-How, methods, validation documents and other documentation, materials and sufficient supplies of all primary and other reference standards);

(iv) Galapagos shall take such steps, and shall use Commercially Reasonable Efforts to cause its Third Party manufacturers to take such steps (including by using Commercially Reasonable Efforts to negotiate contractual obligations for such Third Party manufacturers to do so under agreements entered into following the Effective Date), as are reasonably necessary or useful to assist in reasonable respects Abbott (or its Affiliate or designated Third Party manufacturer, as applicable) in obtaining any necessary licenses, permits or approvals from Regulatory Authorities with respect to the Manufacture of the Licensed Compound and Licensed Products at the applicable facilities; and

(v) Galapagos shall provide, and shall use Commercially Reasonable Efforts to cause its Third Party manufacturers to provide (including by using Commercially Reasonable Efforts to negotiate contractual obligations for such Third Party manufacturers to do so under agreements entered into following the Effective Date), such other assistance as Abbott (or its Affiliate or designated Third Party manufacturer, as applicable) may reasonably request to enable Abbott (or its Affiliate or designated Third Party manufacturer, as applicable) to use and practice the Manufacturing Process and otherwise to Manufacture Licensed Compounds and Licensed Products.

4.8.3 Subsequent Manufacturing Technology Transfer. Without limiting the foregoing, if Galapagos makes any invention, discovery, or improvement relating to the Manufacture of a Licensed Compound or a Licensed Product during the Term, Galapagos shall promptly disclose such invention, discovery, or improvement to Abbott, and shall, at Abbott’s request, perform technology transfer with respect to such invention, discovery, or improvement in the same manner as provided in Section 4.8.2.

4.9 Co-Promotion Option.

4.9.1 Co-Promotion Option. Without limitation to Abbott’s rights under Section 5.4 outside the Co-Promotion Territory, Galapagos shall have the exclusive right (the

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“Co-Promotion Option”) to elect to assume […***…] percent ([…***…]%) of the co-promotion effort for the Licensed Product containing the Lead Compound in the Co-Promotion Territory for which such Licensed Product receives Regulatory Approval in the Co-Promotion Territory, if any (the “Co-Promotion Product”). Abbott shall provide Galapagos with at least […***…] prior written notice of its anticipated filing date for its Drug Approval Application with the applicable Regulatory Authority in the Co-Promotion Territory.

4.9.2 Notice. In order to exercise the Co-Promotion Option, no later than […***…] ([…***…]) months prior to the anticipated filing of the Drug Approval Application with the applicable Regulatory Authority in a given country in the Co-Promotion Territory for the Initial Indication for the Co-Promotion Product), Galapagos must provide Abbott with written notice of its election to exercise the Co-Promotion Option. Following delivery of such notice, the Parties shall negotiate the Co-Promotion Agreement reasonably and in good faith and with such diligence as is required to execute and deliver the Co-Promotion Agreement by the date that is […***…] ([…***…]) months following the date of such notice, or such other period as the Parties may agree in writing.

4.9.3 Terms of Co-Promotion Agreement. The terms and conditions of such co-promotion arrangement shall be set forth in a co-promotion agreement (the “Co-Promotion Agreement”) to be entered into between the Parties as set forth in this Section 4.9.3. The Co-Promotion Agreement shall include such provisions as are usual and customary in Abbott’s contract sales force agreements, including with respect to diligence obligations of Galapagos, except that the financial terms of such arrangement shall be as provided in Section 4.9.4. Under the Co-Promotion Agreement, Abbott shall have the right to make all final decisions with respect to the co-promotion arrangement, including the promotional materials to be used, the training and testing applicable to such sales representatives, and restrictions with respect to the ability of such sales representatives to Detail other products. For purposes of this Section 4.9.3, “co-promote” or “co-promotion” means the Detailing of such Co-Promotion Product by Galapagos or its Affiliates under the relevant Regulatory Approval and the Product Trademarks, and shall not mean the sale or distribution of such Co-Promotion Product by Galapagos or its Affiliates.

4.9.4 Compensation for Co-Promotion. The Parties shall share, pursuant to Section 6.9, the costs and expenses incurred by the Parties with respect to co-promotion under the Co-Promotion Agreement solely to the extent that such costs and expenses are included in Net Profits/Net Losses. Abbott shall have no other obligation to compensate Galapagos with respect to its co-promotion of the Co-Promotion Products.

ARTICLE 5

GRANT OF RIGHTS

5.1 Abbott Review Right. Galapagos hereby grants to Abbott the exclusive right to obtain the licenses set forth in Section 5.2. Upon Abbott’s receipt of the Complete Data Package pursuant to Section 3.1.4, Abbott shall have […***…] ([…***…]) days (the “Review Period”) to review and asses the Complete Data Package and to make a good faith determination of whether all Phase 2B RA Success Criteria have been met, and, no later than at the end of the Review Period, Abbott shall notify Galapagos of such determination by providing written notice to Galapagos (the “Review Notice”).

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5.1.1 If Abbott notifies Galapagos through the Review Notice that the Phase 2B RA Success Criteria have been met, then, by providing such Review Notice, Abbott shall be deemed to have entered into the licenses set forth in Section 5.2 (the “In-Licensing”).

5.1.2 If Abbott notifies Galapagos through the Review Notice that the Phase 2B RA Success Criteria have not been met, then Abbott may, at its sole discretion, no later than at the end of the Review Period: (i) exercise the Abbott No-Exercise Right set forth in Section 12.3.1(ii), or (ii) provide notification to Galapagos that it does proceed with the In-Licensing.

5.1.3 If Abbott notifies Galapagos through the Review Notice that the Phase 2B RA Success Criteria have not been met, and Abbott does not notify Galapagos prior to the end of the Review Period that it proceeds with the In-Licensing, or if Abbott does not provide Galapagos with the Review Notice within the Review Period, then all rights in connection with the licenses set forth in Section 5.2 shall expire and be of no further force and effect, and the Agreement shall terminate in accordance with Section 12.1.1(i).

5.2 Grants to Abbott. Subject to the prerequisites and restrictions of Sections 5.1, 5.4, and 5.7 Galapagos (on behalf of itself and its Affiliates) hereby grants to Abbott:

5.2.1 an exclusive (including with regard to Galapagos and its Affiliates except as provided in Section 5.7) license (or sublicense as the case may be), with the right to grant sublicenses in accordance with Section 5.4, under the Galapagos Patents, the Galapagos Know-How, and Galapagos’ interests in the Joint Patents and the Joint Know-How, to Exploit the Licensed Compound and Licensed Products in the Field in the Territory;

5.2.2 an exclusive (including with regard to Galapagos and its Affiliates except as provided in Section 5.7) license and right of reference, with the right to grant sublicenses and further rights of reference in accordance with Section 5.4, under the Regulatory Approvals and any other Regulatory Documentation that Galapagos or its Affiliates may Control with respect to the Licensed Compounds or Licensed Products as necessary for purposes of Exploiting the Licensed Compound and Licensed Products in the Field in the Territory;

5.2.3 Subject to Section 7.1.5, a non-exclusive license, with the right to grant sublicenses in accordance with Section 5.4, to use Galapagos Corporate Names solely as required to Exploit the Licensed Compounds or Licensed Products in the Field in the Territory and for no other purpose.

5.3 Grants to Galapagos. Abbott grants to Galapagos:

5.3.1 a non-exclusive, royalty-free license, without the right to grant sublicenses, under the Abbott Patents, the Abbott Know-How, and Abbott’s interests in the Joint Patents and the Joint Know-How, to Develop the Licensed Compounds or Licensed Products solely for purposes of performing its obligations as set forth in, and subject to, the Initial Development Plan and Budget and each applicable Development Plan and Budget; and

5.3.2 a non-exclusive, royalty-free license, without the right to grant sublicenses, under the Abbott Patents, the Abbott Know-How, and Abbott’s interests in the

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Joint Patents and the Joint Know-How, to Manufacture (or have Manufactured) Licensed Compound and Licensed Products solely for purposes of performing its obligations as set forth in, and subject to, the Initial Development Plan and Budget and each applicable Development Plan and Budget and under the Supply Agreement (if and as applicable).

5.4 Sublicenses. Abbott shall have the right to grant sublicenses (or further rights of reference), through multiple tiers of sublicensees, under the licenses and rights of reference granted in Section 5.1, to its Affiliates and other Persons; provided that any such sublicenses shall be consistent with the terms and conditions of this Agreement.

5.5 Distributorships. Abbott shall have the right, in its sole discretion, to appoint its Affiliates, and Abbott and its Affiliates shall have the right, in their sole discretion, to appoint any other Persons, in the Territory or in any country or other jurisdiction of the Territory, to distribute, market, and sell the Licensed Products (with or without packaging rights), in circumstances where the Person purchases its requirements of Licensed Products from Abbott or its Affiliates. Where Abbott or its Affiliates appoints such a Person and such Person is not an Affiliate of Abbott, that Person shall be a “Distributor” for purposes of this Agreement. The term “packaging rights” in this Section means the right for the Distributor to package Licensed Products supplied in unpackaged bulk form into individual ready-for-sale packs.

5.6 Co-Promotion Rights. For the avoidance of doubt, subject to Galapagos’s exclusive Co-Promotion Option pursuant to Section 4.9.1, Abbott and its Affiliates shall have the right, in their sole discretion, to co-promote the Licensed Products with any other Person(s), or to appoint one or more Third Parties to promote the Licensed Products without Abbott in all or any part of the Territory.

5.7 Retention of Rights.

5.7.1 Notwithstanding the exclusive licenses granted to Abbott pursuant to Section 5.2, Galapagos retains the right to practice under the Galapagos Patents, the Galapagos Know-How, Galapagos’ interests in the Joint Patents and the Joint Know-How, Regulatory Approvals and any other Regulatory Documentation to perform (and to sublicense Third Parties to perform as permitted hereunder) its obligations under this Agreement (including Development, Detailing a Co-Promotion Product, and the making or having made and supply of Licensed Compound and Licensed Product to Abbott, as applicable). Except as expressly provided herein respecting the Licensed Compounds, Galapagos grants no other right or license, including any rights or licenses to the Galapagos Patents, the Galapagos Know-How, the Regulatory Documentation, the Galapagos Corporate Names, or any other Patent or intellectual property rights not otherwise expressly granted herein.

5.7.2 Except as expressly provided herein, Abbott grants no other right or license, including any rights or licenses to the Abbott Patents, the Abbott Know-How, the Regulatory Documentation, or any other Patent or intellectual property rights not otherwise expressly granted herein.

5.8 Confirmatory Patent License. Galapagos shall, if requested to do so by Abbott, immediately enter into confirmatory license agreements in the form or substantially the form reasonably requested by Abbott for purposes of recording the licenses granted under this Agreement with such patent offices in the Territory as Abbott considers appropriate; provided in

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no case, shall Galapagos be required to execute such license agreements if the legal effect thereof would be to transfer ownership of Galapagos Patents licensed thereunder to Abbott (in which event Galapagos and Abbott would mutually agree on an alternate solution to address the need for a confirmatory license without materially damaging the interests of either Party). Until the execution of any such confirmatory licenses (or alternate solution), so far as may be legally possible, Galapagos and Abbott shall have the same rights in respect of the Galapagos Patents and be under the same obligations to each other in all respects as if the said confirmatory licenses (or alternate solution) had been executed.

5.9 Third Party In-License Agreements. During the Term, neither Galapagos nor any of its Affiliates shall, without Abbott’s prior written consent, not to be unreasonably withheld or delayed, enter into any agreement with a Third Party related to Information, Regulatory Documentation, Patents, or other intellectual property rights affecting the Licensed Compound or Licensed Product, and Galapagos shall consult with Abbott and seek Abbott’s comments on all draft proposals exchanged between Galapagos and the prospective licensor with respect to any such license. If Galapagos or any of its Affiliates are a party to a license, sublicense or other agreement for additional rights, with the right to sublicense, under Patents or Information to make, use, sell, offer to sell or import the Licensed Compound or Licensed Product, or as permitted in the aforementioned sentence, then Galapagos shall inform Abbott and shall provide Abbott with a copy (which may be redacted in pertinent part) of such license, sublicense, or other agreement (“Proposed Future Third Party In-Licensed Rights”). If Abbott notifies Galapagos in writing that it wishes to be bound by and/or assume the rights and obligations of the Proposed Future Third Party In-Licensed Rights as they apply to Abbott and this Agreement, then the Proposed Future Third Party In-Licensed Rights shall automatically be included in the Galapagos Patents and/or Galapagos Know-How (as applicable) hereunder and Abbott agrees to abide by all applicable terms and conditions of such license, sublicense or other agreement, as it relates to Abbott and this Agreement. If Abbott declines to be bound by and/or assume the rights and obligations of the Proposed Future Third Party In-Licensed Rights as they apply to Abbott and this Agreement, Abbott may in its discretion negotiate and conclude a separate agreement with the applicable licensor.

ARTICLE 6

PAYMENTS AND RECORDS

6.1 Upfront Payment. No later than […***…] ([…***…]) days following the Effective Date, in partial consideration for entering into the collaboration with Galapagos and the rights granted by Galapagos to Abbott pursuant to this Agreement, including, but not limited to, those set forth in particular in Section 5.2 of this Agreement, Abbott shall pay Galapagos an non-refundable, one-time, upfront amount equal to One Hundred Fifty Million Dollars ($150,000,000.00). Such payment shall be non-creditable against any other payments due hereunder.

6.2 In-Licensing Payment. No later than […***…] ([…***…]) days following Abbott proceeding with the In-Licensing pursuant to Section 5.1, Abbott shall pay Galapagos a one-time non-refundable, non-creditable amount equal to Two Hundred Million Dollars ($200,000,000.00).

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6.3 Regulatory Milestones. In partial consideration of the rights granted by Galapagos to Abbott hereunder for the Lead Indication and subject to the terms and conditions set forth in this Agreement, Abbott shall pay to Galapagos a milestone payment within […***…] ([…***…]) days after the achievement of each of the following milestones, calculated as follows:

6.3.1 upon […***…], […***…] Dollars ($[…***…]);

6.3.2 upon […***…], […***…] Dollars ($[…***…]);

6.3.3 Upon […***…], […***…] Dollars ($[…***…]);

6.3.4 Upon […***…], […***…] Dollars ($[…***…]);

6.3.5 Upon […***…], […***…] Dollars ($[…***…]);

6.3.6 Upon […***…], […***…] Dollars ($[…***…]);

6.3.7 Upon […***…], […***…] Dollars ($[…***…]);

6.3.8 Upon […***…], […***…] Dollars ($[…***…]);

6.3.9 Upon […***…], […***…] Dollars ($[…***…]);

6.3.10 Upon […***…], […***…] Dollars ($[…***…]);

6.3.11 Upon […***…], […***…] Dollars ($[…***…]);

6.3.12 Upon […***…], […***…] Dollars ($[…***…]);

6.3.13 Upon […***…], […***…] Dollars ($[…***…]);

6.3.14 Upon […***…], […***…] Dollars ($[…***…]);

6.3.15 Each milestone payment in this Section 6.3 shall be non-refundable, non-creditable and payable only upon the first achievement of such milestone and no amounts shall be due for subsequent or repeated achievements of such milestone, whether for the same or a different Licensed Compound or Licensed Product.

6.4 Sales-Based Milestones.

6.4.1 In partial consideration of the license rights granted by Galapagos to Abbott hereunder, subject to Section 6.4.2, if the Net Sales of a particular Licensed Product made by Abbott or any of its Affiliates or Sublicensees in a given Calendar Year exceeds a threshold (each, an “Annual Net Sales Milestone Threshold”) set forth in the left-hand column of the table immediately below (the “Annual Net Sales-Based Milestone Table”), Abbott shall pay to Galapagos a milestone payment (each, an “Annual Net Sales-Based Milestone Payment”) in the corresponding amount set forth in the right-hand column of the Annual Net Sales-Based Milestone Table. If in a given Calendar Year more than one (1) Annual Net Sales Milestone Threshold is exceeded, Abbott shall pay to Galapagos a separate Annual Net Sales-Based Milestone Payment with respect to each Annual Net Sales Milestone Threshold that is exceeded in such Calendar Year. Each such milestone payment shall be due within […***…] ([…***…]) days of the end of the Calendar Year in which such milestone was achieved (each, a “Annual Net Sales-Based Milestone Payment Date”).

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Threshold Annual Net Sales Levels	Payment Amount
Greater than […***…] Dollars ($[…***…])	$	[…***…]
Greater than […***…] Dollars ($[…***…])	$	[…***…]
Greater than […***…] Dollars ($[…***…])	$	[…***…]

6.4.2 Notwithstanding anything contained in Section 6.4.1, each milestone payment in this Section 6.4 shall be payable only upon the first achievement of such milestone, and no amounts shall be due for subsequent or repeated achievements of such milestone in subsequent Calendar Years.

6.5 Additional Regulatory Milestones. In partial consideration of the rights granted by Galapagos to Abbott hereunder for the Follow-On Compounds (not substituted as the Lead Compound) and subject to the terms and conditions set forth in this Agreement, Abbott shall pay to Galapagos a milestone payment within […***…] ([…***…]) days after the achievement of each of the following milestones, calculated as follows:

6.5.1 […***…], […***…] Dollars ($[…***…]); and

6.5.2 […***…], […***…] Dollars ($[…***…]).

6.5.3 Each milestone payment in this Section 6.5 shall be payable only upon the first achievement of such milestone and no amounts shall be due for subsequent or repeated achievements of such milestone, whether for the same or a different Licensed Compound or Licensed Product.

6.6 Royalties.

6.6.1 Royalty Rates for Licensed Product Containing the Lead Compound or Follow-On Compound. As further consideration for the rights granted to Abbott hereunder, subject to Sections 6.6.4 and 6.6.2, commencing upon the First Commercial Sale of a Licensed Product containing the Lead Compound in the Royalty Territory, on a Licensed Product-by-Licensed Product basis, Abbott shall pay to Galapagos a royalty on Net Sales of each Licensed Product containing the Lead Compound or any Follow-On Compound sold in the Royalty Territory (excluding Net Sales of each such Licensed Product containing the Lead Compound sold in any country or other jurisdiction in the Royalty Territory for which the Royalty Term for such Licensed Product containing the Lead Compound sold in such country or other jurisdiction has expired) during each Calendar Year at the following rates:

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Net Sales in the Royalty Territory of each Licensed Product containing the Lead Compound or Follow-On Compound in a Calendar Year	Royalty Rate

[…***…]	[…***…]

[…***…]	[…***…]

[…***…]	[…***…]

[…***…]	[…***…]

[…***…]	[…***…]

6.6.2 Notwithstanding the foregoing, if Galapagos exercises the Co-Promotion Option, any amount of Net Sales attributable to sales of the Co-Promotion Products (if any) in the Co-Promotion Territory during the Co-Promotion Period shall be excluded from aggregate Net Sales for purposes of this Section 6.6 and such sales shall not be subject to a royalty under this Section 6.6. With respect to each Licensed Product in each country or other jurisdiction in the Royalty Territory, from and after the expiration of the Royalty Term for such Licensed Product that is sold in such country or other jurisdiction, Net Sales of such Licensed Product in such country or other jurisdiction shall be excluded for purposes of calculating the Net Sales thresholds and ceilings set forth in this Section 6.6.

6.6.3 Royalty Term. Abbott shall have no obligation to pay any royalty with respect to Net Sales of any Licensed Product in any country or other jurisdiction after the Royalty Term for such Licensed Product that is sold in such country or other jurisdiction has expired.

6.6.4 Reductions. Notwithstanding the foregoing:

(i) If in any country or other jurisdiction in the Royalty Territory during the Royalty Term for a Licensed Product there is Generic Competition resulting in […***…];

(ii) Abbott shall be entitled to deduct from any royalties payable hereunder […***…] percent ([…***…]%) of all Third Party Payments, provided that royalties shall not be reduced to less than […***…] percent ([…***…]%) of the royalties due under Section 6.6.1; and

(iii) If a court or a governmental agency of competent jurisdiction requires Abbott or any of its Affiliates or Sublicensees to grant a compulsory license to a Third Party permitting such Third Party to make and sell a Licensed Product in a country or other jurisdiction in the Royalty Territory, then, for the purposes of calculating the royalties payable with respect to such Licensed Product under Sections 6.6.1 and 6.6.2, […***…];

(iv) If, and in such case from and after the date on which, a Licensed Product is Exploited in a country or other jurisdiction and the making, using, offer for sale, or sale of such Licensed Product sold in such country or other jurisdiction is not covered by a Valid Claim of a Galapagos Patent, then the royalty rates set forth in Sections 6.6.1 and 6.6.2 with respect to such sales of License Product in such country or other jurisdiction (for purposes of calculations under Sections 6.6.1 and 6.6.2), each shall be reduced by […***…] percent ([…***…]%);

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(v) Abbott shall have the right to deduct costs in accordance with Section 7.2.1.

In no case shall any deductions allowable under this Section 6.6.4, alone or cumulatively, reduce the royalties paid to Galapagos by more than […***…] per cent ([…***…]%) of the royalties due under Section 6.6.1.

6.7 Royalty Payments and Reports. Abbott shall calculate all amounts payable to Galapagos pursuant to Section 6.6 at the end of each Calendar Quarter, which amounts shall be converted to Dollars, in accordance with Section 6.11. Abbott shall pay to Galapagos the royalty amounts due with respect to a given Calendar Quarter within […***…] ([…***…]) days after the end of such Calendar Quarter. Each payment of royalties due to Galapagos shall be accompanied by a statement of the amount of Net Sales of each Licensed Product in each country or other jurisdiction of the Royalty Territory during the applicable Calendar Quarter (including such amounts expressed in local currency and as converted to Dollars) and a calculation of the amount of royalty payment due on such Net Sales for such Calendar Quarter.

6.8 […***…].

6.9 Profit or Loss in the Co-Promotion Territory. If Galapagos exercises a Co-Promotion Option with respect to a Licensed Product in the Co-Promotion Territory, the terms and conditions of this Section 6.9 shall govern each Party’s rights and obligations with respect to Net Profits and Net Losses relating to such Licensed Product.

6.9.1 In General. Subject to Sections 4.9 and 6.10, (i) Galapagos shall receive […***…] of all Net Profits, and bear […***…] of all Net Losses, as applicable, with respect to the Co-Promotion Products in the Co-Promotion Territory, and (ii) Abbott shall receive […***…] of all Net Profits, and bear […***…] of all Net Losses, as applicable, with respect to the Co-Promotion Products in the Co-Promotion Territory. Galapagos shall bear its share of the Net Profits and Net Losses with respect to the Co-Promotion Products regardless of the date of its exercise of the Co-Promotion Option with respect to such Licensed Product only during the Co-Promotion Period with respect to such Licensed Product.

6.10 Calculation and Payment of Net Profit or Net Loss Share.

6.10.1 Reports and Payments in General. If Galapagos exercises its Co-Promotion Option with respect to a Co-Promotion Product, each Party shall report to the other Party, within […***…] ([…***…]) days after the end of each Calendar Quarter following such exercise, with regard to Net Sales and Allowable Expenses incurred by such Party for such Co-Promotion Product during such Calendar Quarter in the Co-Promotion Territory in a manner sufficient to enable the other Party to comply with its reporting requirements; provided that in the case of the first Calendar Quarter for which such report is due, each Party shall additionally report all Allowable Expenses incurred by such Party prior to such Calendar Quarter with respect to such Co-Promotion Product. Such report shall specify in reasonable detail all deductions allowed in the calculation of such Net Sales and all expenses included in Allowable Expenses. Within […***…] ([…***…]) days after the end of each Calendar Quarter (or for the last Calendar Quarter in a Calendar Year, […***…]

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([…***…]) days after the end of such Calendar Quarter), the Parties shall reconcile all Net Sales and Allowable Expenses to ascertain whether there is a Net Profit or Net Loss and payments shall be made as set forth in subsections (i) and (ii) below, as applicable.

(i) If there is a Net Profit for such Calendar Quarter, then Abbott shall reimburse Galapagos for Allowable Expenses incurred by Galapagos in such Calendar Quarter and shall pay to Galapagos, an amount equal to […***…] percent ([…***…]%) of the Net Profit for such Calendar Quarter within […***…] ([…***…]) days after the end of each Calendar Quarter; or

(ii) If there is a Net Loss for such Calendar Quarter, then the Party that has borne less than its share of the Allowable Expenses in such Calendar Quarter shall make a reconciling payment to the other Party within […***…] ([…***…]) days after the end of each Calendar Quarter to assure that each Party bears its share of such Allowable Expenses during such Calendar Quarter.

A sample calculation for determining the Net Profits and Net Losses is attached hereto as Schedule 6.10.1.

6.10.2 Last Calendar Quarter. No separate payment shall be made for the last Calendar Quarter in any Calendar Year. Instead, at the end of each such Calendar Year, a final reconciliation shall be conducted by comparing the share of Net Profit or Net Loss to which a Party is otherwise entitled for such Calendar Year pursuant to Sections 6.9 and 6.10.1 against the sum of all amounts (if any) previously paid or retained by such Party for prior Calendar Quarters during such Calendar Year, and the Parties shall make reconciling payments to one another no later than […***…] ([…***…]) days after the end of such Calendar Quarter, if and as necessary to ensure that each Party receives for such Calendar Year its share of Net Profits and bears its share of Net Losses in accordance with Section 6.9.

6.10.3 FTE Records and Calculations. Each Party shall calculate and maintain records of FTE effort incurred by it in the same manner as used for other products developed by such Party, unless instructed by the JCC to employ other procedures, in which case such other procedures shall be applied equally to both Parties.

6.11 Mode of Payment; Offsets. All payments to either Party under this Agreement shall be made by electronic transfer of Dollars in the requisite amount to such bank account as the receiving Party may from time to time designate by notice to the paying Party. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), a Party shall convert any amount expressed in a foreign currency into Dollar equivalents using its, its Affiliate’s or Sublicensee’s standard conversion methodology consistent with Accounting Standards. Such standard conversion methodology shall be based upon the Monthly Average Exchange Rate. “Monthly Average Exchange Rate” means the simple average of prior month-end Exchange Rate and current month-end Exchange Rate based on 9:00 AM Central Time Bloomberg screen on the penultimate Business Day of the corresponding month, and “Exchange Rate” means, with respect to a Business Day, the spot bid rate for X currencies and spot ask rate for non-X currencies for the conversion of the applicable country’s or other jurisdiction’s currency to Dollars as reported at 9:00 AM Central Time Bloomberg screen on the penultimate Business Day. Abbott shall have the right to offset any expense that is owed by Galapagos, if any, but not paid for more than […***…] ([…***…]) days after its due date against any payments owed by Abbott, if any, under this Agreement.

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6.12 Accounting Procedures. For purposes of determining Allowable Expenses, any expense allocated by either Party to a particular expense category of Allowable Expenses shall not also be allocated to another category under Allowable Expenses. Each Party shall determine Allowable Expenses consistent with applicable Accounting Standards, consistently applied, to the maximum extent practicable as if the Licensed Compound or Licensed Product were a solely-owned product of the Party. Each Party shall have the right to audit the other Party’s records to confirm the accuracy of the other Party’s costs and reports as provided in Section 6.17. Transfers between a Party and its Affiliates (or between such Affiliates) shall not have any effect for purposes of calculating Allowable Expenses, or other payments or expenses under this Agreement.

6.13 Withholding Taxes. Where any sum due to be paid to either Party hereunder is subject to any withholding or similar tax, the Parties shall use their Commercially Reasonable Efforts to do all such acts and things and to sign all such documents as will enable them to take advantage of any applicable double taxation agreement or treaty. If there is no applicable double taxation agreement or treaty, or if an applicable double taxation agreement or treaty reduces but does not eliminate such withholding or similar tax, the payor shall pay such withholding or similar tax to the appropriate government authority, deduct the amount paid from the amount due to payee and secure and send to payee the best available evidence of such payment.

6.14 No Other Compensation. Each Party hereby agrees that the terms of this Agreement fully define all consideration, compensation and benefits, monetary or otherwise, to be paid, granted or delivered by one Party to the other Party in connection with the transactions contemplated herein. Neither Party previously has paid or entered into any other commitment to pay, whether orally or in writing, any of the other Party’s employees, directly or indirectly, any consideration, compensation or benefits, monetary or otherwise, in connection with the transaction contemplated herein.

6.15 Interest on Late Payments. If any payment due to either Party under this Agreement is not paid when due, then such paying Party shall pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of […***…] ([…***…]) basis points above EURIBOR, such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest.

6.16 Financial Records. Each Party shall, and shall cause its Affiliates to, keep complete and accurate books and records pertaining to Net Sales of Licensed Products and Net Profits and Net Losses with respect to the Co-Promotion Products during the Co-Promotion Period (including Allowable Expenses), as applicable, and Development of the Licensed Compounds or Licensed Products, including books and records of actual expenditures with respect to the budgets set forth in each Development Plan and Budget, in sufficient detail to calculate all amounts payable hereunder and to verify compliance with its obligations under this Agreement. Such books and records shall be retained by such Party and its Affiliates until the later of (i) […***…] ([…***…]) years after the end of the period to which such books and records pertain, and (ii) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law.

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6.17 Audit. At the request of the other Party, each Party shall, and shall cause its Affiliates to, permit an independent public accounting firm of nationally recognized standing designated by the other Party and reasonably acceptable to the audited Party, at reasonable times during normal business hours and upon reasonable notice, to audit the books and records maintained pursuant to Section 6.16 to ensure the accuracy of all reports and payments made hereunder. Such examinations may not (i) be conducted for any Calendar Quarter more than […***…] ([…***…]) years after the end of such quarter, (ii) be conducted more than once in any twelve (12)-month period (unless a previous audit during such twelve (12)-month period revealed an underpayment with respect to such period) or (iii) be repeated for any Calendar Quarter. The accounting firm shall disclose only whether the reports are correct or not, and the specific details concerning any discrepancies. No other information shall be shared. Except as provided below, the cost of this audit shall be borne by the auditing Party, unless the audit reveals a variance of more than […***…] percent ([…***…]%) from the reported amounts, in which case the audited Party shall bear the cost of the audit. Unless disputed pursuant to Section 6.18 below, if such audit concludes that (x) additional amounts were owed by the audited Party, the audited Party shall pay the additional amounts, with interest from the date originally due, or (y) excess payments were made by the audited Party, the auditing Party shall reimburse such excess payments, in either case ((x) or (y)), within […***…] ([…***…]) days after the date on which such audit is completed by the auditing Party.

6.18 Audit Dispute. In the event of a dispute with respect to any audit under Section 6.17, Galapagos and Abbott shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within […***…] ([…***…]) days, the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Audit Arbitrator”). Abbott and Galapagos shall enter into an engagement letter with the Audit Arbitrator and shall provide all books and records necessary to permit the Audit Arbitrator to reach its conclusion. The decision of the Audit Arbitrator shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Audit Arbitrator shall determine. Not later than […***…] ([…***…]) days after such decision and in accordance with such decision, the audited Party shall pay the additional amounts or the auditing Party shall reimburse the excess payments, as applicable.

6.19 Confidentiality. The receiving Party shall treat all information subject to review under this Article 6 in accordance with the confidentiality provisions of Article 9 and the Parties shall cause the Audit Arbitrator to enter into a reasonably acceptable confidentiality agreement with the audited Party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

6.20 Diagnostic or Veterinary Products. The regulatory milestones and sales-based milestones in Sections 6.3 through 6.5 shall not apply to Development and Commercialization of Licensed Compounds or Licensed Products for diagnostic or veterinary use, or for uses solely for screening patients who have been diagnosed with a disease, state, or condition for eligibility to be treated for such disease, state, or condition with a Licensed Compound or Licensed Product or for monitoring patients who are or have been treated with a Licensed Compound or Licensed Product. If a Licensed Compound or Licensed Product is Developed for any such diagnostic and/or veterinary purposes, the royalties specified in Section 6.6, for the sale of such Licensed Product shall be […***…] per cent ([…***…]%).

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ARTICLE 7

INTELLECTUAL PROPERTY

7.1 Ownership of Intellectual Property.

7.1.1 Ownership of Technology. Subject to Section 3.7.1(ii) and Section 7.1.2, as between the Parties, each Party shall own and retain all right, title, and interest in and to any and all (i) Information discovered and/or developed, and inventions, whether or not patentable, conceived, or made by Persons obligated to assign their rights therein to such Party (or its Affiliates or sublicensees), under or in connection with this Agreement, and any and all Patent and other intellectual property rights with respect thereto, except to the extent that such comprises Joint Know-How or Joint Patents, and (ii) other Information, inventions, Patents, and other intellectual property rights that are owned or otherwise Controlled (other than pursuant to the license grants set forth in Sections 5.2 and 5.4) by such Party, its Affiliates or its licensees or sublicensees.

7.1.2 Ownership of Joint Patents and Joint Know-How. Subject to Section 3.7.1(ii), as between the Parties, the Parties shall each own an equal, undivided interest in any and all (i) Information discovered and/or developed by or on behalf of either Party or its Affiliates or sublicensees in connection with the work conducted under or in connection with (1) Initial Development Activities or (2) jointly by or on behalf of Galapagos or its Affiliates or sublicensees, on the one hand, and Abbott or its Affiliates or Sublicensees, on the other hand, in connection with the work conducted under or in connection with this Agreement, (the “Joint Know-How”), and (ii) inventions, conceived, or made by jointly by one or more inventor(s) obligated to assign their rights therein to Galapagos and one or more inventor(s) obligated to assign their rights therein to Abbott (or their Affiliates or Sublicensees), and Patents claiming such inventions (the “Joint Patents”); wherein the Information and inventions described in clauses (i) and (ii) (together with Joint Know-How and Joint Patents, the “Joint Intellectual Property Rights”). Each Party shall promptly disclose to the other Party in writing, and shall cause its Affiliates, licensees and sublicensees to so disclose, the development, making, conception or reduction to practice of any Joint Know-How or Joint Patents. Subject to the licenses and rights of reference granted under Section 5.2 and the Parties’ respective, in the case of Galapagos, its exclusivity obligations hereunder, each Party shall have the right to Exploit the Joint Intellectual Property Rights without a duty of seeking consent or accounting to the other Party.

7.1.3 United States Law. The determination of whether inventions are conceived or made by or on behalf of a Party for the purpose of allocating proprietary rights therein, shall, for purposes of this Agreement, be made in accordance with Applicable Law in the United States as such law exists as of the Effective Date irrespective of where such conception, or making occurs.

7.1.4 Assignment Obligation. Each Party shall cause all Persons who perform Development activities, Manufacturing activities or regulatory activities for such Party under this Agreement to be under an obligation to assign (or, if such Party is unable to cause such Person to agree to such assignment obligation despite such Party’s using

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Commercially Reasonable Efforts to negotiate such assignment obligation, provide a license under) their rights in any Information and inventions to such Party, except where Applicable Law requires otherwise and except in the case of governmental, not-for-profit and public institutions which have standard policies against such an assignment (in which case a suitable license, or right to obtain such a license, shall be obtained).

7.1.5 Ownership of Galapagos Corporate Names. As between the Parties, Galapagos shall retain all right, title and interest in and to Galapagos Corporate Names.

7.2 Maintenance and Prosecution of Patents.

7.2.1 Patent Prosecution and Maintenance of Galapagos Patents. In consultation with Abbott, Galapagos shall have the right, but not the obligation, through the use of internal or outside counsel reasonably acceptable to Abbott, to prepare, file, prosecute, and maintain the Galapagos Patents worldwide, at Galapagos’s sole cost and expense (except to the extent any such cost or expense constitutes an Allowable Expense). Galapagos shall keep Abbott fully informed of all steps with regard to the preparation, filing, prosecution, and maintenance of Galapagos Patents in the Territory, including by providing Abbott with a copy of material communications to and from any patent authority regarding such Galapagos Patents, and by providing Abbott drafts of any material filings or responses to be made to such patent authorities sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for Abbott to review and comment thereon. Galapagos shall consider in good faith the requests and suggestions of Abbott with respect to such Galapagos drafts and with respect to strategies for filing and prosecuting the Galapagos Patents in the Territory. Notwithstanding the foregoing, Galapagos shall promptly inform Abbott of any adversarial patent office proceeding or sua sponte filing, including a request for, or filing of or declaration of, any interference, opposition, third party observation, derivation proceeding, post grant review, supplementary examination, reissue or inter parte or ex parte reexamination relating to a Galapagos Patent in the Territory. The Parties shall thereafter consult and cooperate to determine a course of action with respect to any such proceeding in the Territory and Galapagos shall consider in good faith all comments, requests and suggestions provided by Abbott. Galapagos shall not initiate any such adversarial patent office proceeding relating to a Galapagos Patent in the Territory without first consulting Abbott. If Galapagos decides not to prepare, file, prosecute, or maintain a Galapagos Patent in a country or other jurisdiction in the Territory, Galapagos shall provide reasonable prior written notice to Abbott of such intention (which notice shall, in any event, be given no later than […***…] ([…***…]) days (or the earliest reasonable date if the applicable deadline is shorter than […***…] ([…***…]) days) prior to the next deadline for any action that may be taken with respect to such Galapagos Patent in such country or other jurisdiction), Abbott shall thereupon have the option, in its sole discretion, to assume the control and direction of the preparation, filing, prosecution, and maintenance of such Galapagos Patent at its expense in such country or other jurisdiction (except to the extent any such cost or expense constitutes an Allowable Expense); provided, however, that Abbott shall have the right to offset up to […***…] percent ([…***…]%) of such expense borne by Abbott (and not included as an Allowable Expense) against any amounts owed to Galapagos under this Agreement in a given Calendar Quarter from sales-based milestones due to Galapagos pursuant to Section 6.4.1 and royalties due to Galapagos pursuant to Section 6.6.1 for such Calendar Quarter,

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with any balance then remaining to be carried over to subsequent Calendar Quarters and applied against such sales-based milestones and royalties due with respect to such subsequent Calendar Quarters, up to a maximum amount for each Calendar Quarter of […***…] percent ([…***…]%) of the amounts owed in respect of such subsequent Calendar Quarter. Upon Abbott’s written acceptance of such option, Abbott shall assume the responsibility and control for the preparation, filing, prosecution, and maintenance of such specific Galapagos Patent. Galapagos shall reasonably cooperate with Abbott in such country or other jurisdiction as provided under Section 7.2.3.

7.2.2 Patent Prosecution and Maintenance of Abbott Patents and Joint Patents. Abbott shall have the right, but not the obligation, to prepare, file, prosecute, and maintain the Abbott Patents and the Joint Patents worldwide, at Abbott’s sole cost and expense (except to the extent any such cost or expense constitutes an Allowable Expense). Abbott shall keep Galapagos fully informed of all steps with regard to the preparation, filing, prosecution, and maintenance of Abbott Patents and Joint Patents, including by providing Galapagos with a copy of material communications to and from any patent authority in the Territory regarding such Abbott Patents or Joint Patents, and by providing Galapagos drafts of any material filings or responses to be made to such patent authorities in the Territory sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for Galapagos to review and comment thereon. Abbott shall consider in good faith the requests and suggestions of Galapagos with respect to such Abbott drafts and with respect to strategies for filing and prosecuting the Abbott Patents and the Joint Patents in the Territory. If Abbott decides not to prepare, file, prosecute, or maintain an Abbott Patent or a Joint Patent in a country or other jurisdiction in the Territory, Abbott shall provide reasonable prior written notice to Galapagos of such intention (which notice shall, in any event, be given no later than […***…] ([…***…]) days prior to the next deadline for any action that may be taken with respect to such Abbott Patent or Joint Patent in such country or other jurisdiction, or the earliest reasonable date if the applicable deadline is shorter than […***…] ([…***…]) days), and Galapagos shall thereupon have the option, in its sole discretion, to assume the control and direction of the preparation, filing, prosecution, and maintenance of such Abbott Patent or Joint Patent at its expense in such country or other jurisdiction. Upon Galapagos’ written acceptance of such option, Galapagos shall assume the responsibility and control for the preparation, filing, prosecution, and maintenance of such specific Joint Patent. In such event, Abbott shall reasonably cooperate with Galapagos in such country or other jurisdiction as provided under Section 7.2.3.

7.2.3 Cooperation. The Parties agree to cooperate fully in the preparation, filing, prosecution, and maintenance of the Galapagos Patents, Abbott Patents, and Joint Patents in the Territory under this Agreement. Cooperation shall include:

(i) executing all papers and instruments, or requiring its employees or contractors to execute such papers and instruments, so as to (A) effectuate the ownership of intellectual property set forth in Section 7.1.1 and 7.1.2; (B) enable the other Party to apply for and to prosecute Patent applications in the Territory; and (C) obtain and maintain any Patent extensions, supplementary protection certificates, and the like with respect to the Galapagos Patents, Abbott Patents, and Joint Patents in the Territory, in each case ((A), (B), and (C)) to the extent provided for in this Agreement;

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(ii) consistent with this Agreement, assisting in any license registration processes with applicable governmental authorities that may be available in the Territory for the protection of a Party’s interests in this Agreement; and

(iii) promptly informing the other Party of any matters coming to such Party’s attention that may materially affect the preparation, filing, prosecution, or maintenance of any such Galapagos Patents, Abbott Patents, or Joint Patents in the Territory.

7.2.4 Patent Term Extension and Supplementary Protection Certificate.

(i) Except as provided in Section 7.2.4(ii), Abbott shall be responsible for making decisions regarding patent term extensions, including supplementary protection certificates and any other extensions that are now or become available in the future, wherever applicable, for Galapagos Patents, Abbott Patents, and any Joint Patents in any country or other jurisdiction, provided that any Dispute with respect thereto shall be finally and definitively resolved by Abbott.

(ii) If Abbott elects to extend the Owned Genus Patent under Section 7.2.4(i), Abbott shall promptly notify Galapagos of its election and Galapagos shall promptly provide Abbott written confirmation whether the Owned Genus Patent has reverted to an Owned Species Patent under Section 10.2.3. If the Owned Genus Patent has not reverted to an Owned Species Patent then Galapagos shall be responsible for making decisions regarding patent term extensions, including supplementary protection certificates and any other extensions that are now or become available in the future for the Owned Genus Patents.

(iii) Abbott shall have the responsibility of applying for any extension or supplementary protection certificate with respect to such Patents in the Territory. Abbott shall keep Galapagos fully informed of its efforts to obtain such extension or supplementary protection certificate. Galapagos shall provide prompt and reasonable assistance, as requested by Abbott, including by taking such action as patent holder as is required under any Applicable Law to obtain such patent extension or supplementary protection certificate.

(iv) Abbott shall pay all expenses in regard to obtaining the extension or supplementary protection certificate in the Territory (except to the extent any such expense constitutes an Allowable Expense).

7.2.5 CREATE Act. Notwithstanding anything to the contrary in this Article 7, neither Party shall have the right to make an election under the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. 103(c)(2)-(c)(3) (the “CREATE Act”) when exercising its rights under this Article 7 without the prior written consent of the other Party. With respect to any such permitted election, the Parties shall coordinate their activities with respect to any submissions, filings, or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the CREATE Act.

7.2.6 Patent Listings. Abbott shall have the sole right to make all filings with Regulatory Authorities in the Territory with respect to Galapagos Patents, Abbott

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Patents, and Joint Patents, including as required or allowed (i) in the United States, in the FDA’s Orange Book, and (ii) outside the United States, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents. Galapagos shall (A) provide to Abbott a correct and complete list of Galapagos Patents covering any Licensed Product, or otherwise necessary or reasonably useful, to enable Abbott to make such filings with Regulatory Authorities in the Territory with respect to such Patents, and (B) cooperate with Abbott’s reasonable requests in connection therewith, including meeting any submission deadlines, in each case ((A) and (B)), to the extent required or permitted by Applicable Law.

7.3 Enforcement of Patents.

7.3.1 Enforcement of Galapagos Patents and Joint Patents. Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement of the Galapagos Patents or Joint Patents by a Third Party in the Territory of which such Party becomes aware (including alleged or threatened infringement based on the development, commercialization, or an application to market a product containing a Licensed Compound or any Licensed Product in the Territory (the “Third Party Infringement”)). Abbott shall have the first right, but not the obligation, to abate any Third Party Infringement in the Territory (the “Abbott Prosecuted Infringements”) at its sole expense (except to the extent any such expense constitutes an Allowable Expense) by litigation or otherwise and Abbott shall retain control of the prosecution of such proceeding. If Abbott prosecutes any Abbott Prosecuted Infringement, Galapagos shall have the right to join as a party to such claim, suit, or proceeding in the Territory and participate with its own counsel at its own expense; provided that Abbott shall retain control of the prosecution of such claim, suit, or proceeding. During any such claim, suit, or proceeding, Abbott shall: (i) provide Galapagos with drafts of all official papers and statements (whether written or oral) prior to their submission in such claim, suit, or proceeding, in sufficient time to allow Galapagos to review, consider and substantively comment thereon; (ii) reasonably consider taking action to incorporate Galapagos comments on all such official papers and statements; and (iii) allow Galapagos the opportunity to participate in the preparation of witnesses and other participants in such claim, suit, or proceeding. If Abbott does not take commercially reasonable steps to prosecute an Abbott Prosecuted Infringement (A) within […***…] ([…***…]) days following the first notice provided above with respect to the Abbott Prosecuted Infringement, or (B) provided such date occurs after the first such notice of the Abbott Prosecuted Infringement is provided, […***…] ([…***…]) Business Days before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then Galapagos may prosecute the Abbott Prosecuted Infringement at its own expense.

7.3.2 Enforcement of Abbott Patents. Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement of the Abbott Patents by a Third Party in the Territory of which such Party becomes aware (including alleged or threatened infringement based on the development, commercialization, or an application to market a product containing a Licensed Compound or any Licensed Product in the Territory). Abbott shall have the first right, but not the obligation, to abate any such infringement in the Territory at its sole expense (except to the extent any such expense constitutes an Allowable Expense) by litigation or otherwise and Abbott shall retain control of the prosecution of such proceeding. If Abbott prosecutes any such infringement, Galapagos shall have the right to

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join as a party to such claim, suit or proceeding in the Territory and participate with its own counsel at its own expense; provided that Abbott shall retain control of the prosecution of such claim, suit or proceeding. If Abbott does not take commercially reasonable steps to prosecute the alleged or threatened infringement in the Territory with respect to such Abbott Patents (i) within […***…] ([…***…]) days following the first notice provided above with respect to such alleged infringement, or (ii) provided such date occurs after the first such notice of infringement is provided, […***…] ([…***…]) Business Days before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then Galapagos may prosecute the alleged or threatened infringement in the Territory at its own expense.

7.3.3 Generic Competition. Notwithstanding the foregoing, if either Party (i) reasonably believes that a Third Party may be filing or preparing or seeking to file a generic or abridged Drug Approval Application that refers or relies on Regulatory Documentation submitted by either Party to any Regulatory Authority, whether or not such filing may infringe the Galapagos Patents; (ii) receives any notice of certification regarding the Galapagos Patents or the Joint Patents pursuant to the U.S. “Drug Price Competition and Patent Term Restoration Act” of 1984 (21 United States Code §355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV)) (“ANDA Act”) claiming that any such Patents are invalid or unenforceable or claiming that any such Patents will not be infringed by the Manufacture, use, marketing or sale of a product for which an application under the ANDA Act is filed; or (iii) receives any equivalent or similar certification or notice in any other jurisdiction, it shall (A) notify the other Party in writing identifying the alleged applicant or potential applicant and furnishing the information upon which determination is based and (B) provide with a copy of any such notice of certification within […***…] ([…***…]) days of the date of receipt and the Parties’ rights and obligations with respect to any legal action as a result of such certification shall be as set forth in Section 7.3.1, 7.3.2, or 7.3.4, as applicable; provided, however, that if Abbott elects not to bring suit against the Third Party providing notice of such certification within […***…] ([…***…]) days of receipt of such notice, Galapagos shall have the right, but shall not be obligated, to bring suit against such Third Party and to join Abbott as a party plaintiff if necessary to bring such a suit, in which event Galapagos shall hold Abbott harmless from and against any and all costs and expenses of such litigation, including reasonable attorneys’ fees and expenses.

7.3.4 Cooperation. The Parties agree to cooperate fully in any infringement action pursuant to this Section 7.3. Where a Party brings such an action, the other Party shall, where necessary, furnish a power of attorney solely for such purpose or shall join in, or be named as a necessary party to, such action. Unless otherwise set forth herein, the Party entitled to bring any patent infringement litigation in accordance with this Section 7.3 shall have the right to settle such claim; provided that neither Party shall have the right to settle any patent infringement litigation under this Section 7.3 in a manner that diminishes or has a material adverse effect on the rights or interest of the other Party, or in a manner that imposes any costs or liability on, or involves any admission by, the other Party, without the express written consent of such other Party. The Party commencing the litigation shall provide the other Party with copies of all pleadings and other documents filed with the court and shall consider reasonable input from the other Party during the course of the proceedings.

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7.3.5 Recovery. Except as otherwise agreed by the Parties by way of a cost-sharing arrangement, any recovery realized as a result of litigation described in Sections 7.3.1, 7.3.2, 7.3.3, or 7.3.4 (whether by way of settlement or otherwise) shall be first, allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses). Any remainder after such reimbursement is made shall be retained by the Party that has exercised its right to bring the enforcement action; provided, however, that to the extent that any award or settlement (whether by judgment or otherwise) is attributable to reasonable royalty or loss of sales with respect to a Licensed Product, the Parties shall negotiate in good faith an appropriate allocation of such remainder to reflect the economic interests of the Parties under this Agreement with respect to such Licensed Product.

7.4 Infringement Claims by Third Parties. If the manufacture, sale, or use of a Licensed Compound or Licensed Product in the Territory pursuant to this Agreement results in, or may result in, any claim, suit, or proceeding by a Third Party alleging patent infringement by Abbott (or its Affiliates or Sublicensees), Abbott shall promptly notify Galapagos thereof in writing. Abbott shall defend and control the defense of any such claim, suit, or proceeding at its own expense (except to the extent any such expense constitutes an Allowable Expense), using counsel of its own choice. Galapagos may participate in any such claim, suit, or proceeding with counsel of its choice at its own expense. Without limitation of the foregoing, if Abbott finds it necessary or desirable to join Galapagos as a party to any such action, Galapagos shall execute all papers and perform such acts as shall be reasonably required at Abbott’s expense. Each Party shall keep the other Party reasonably informed of all material developments in connection with any such claim, suit, or proceeding. Unless otherwise set forth herein, Abbott shall have the right to settle such claim; provided that Abbott shall not settle any litigation under this Section 7.4 in a manner that diminishes or has a material adverse effect on the rights or interest of Galapagos, or in a manner that imposes any costs or liability on, or involves any admission by, Galapagos, without their express written consent. Each Party agrees to provide the other Party with copies of all pleadings filed in such action and to allow the other Party reasonable opportunity to participate in the defense of the claims. Abbott shall be entitled to deduct […***…] percent ([…***…]%) of the reasonable out-of-pocket attorney’s fees and court costs borne by Abbott and not included as an Allowable Expense of defending such claim, suit, or proceeding brought by a Third Party alleging that a Licensed Compound and/or the Manufacturing Process (which Manufacturing Process Abbott has not modified in any substantial part pertinent to the asserted claims in said proceeding) infringe one or more patents Controlled by the Third Party. Such deduction shall be applied in a given Calendar Quarter from sales-based milestones and to the extent not exhausted within an […***…] ([…***…]) month period, may be deducted from royalties due to Galapagos pursuant to Section 6.4.1 or 6.6. Any recoveries by Abbott of any sanctions awarded to Abbott and against a party asserting a claim being defended under this Section 7.4 shall be applied as follows: such recovery shall be applied first to (i) reimburse Abbott for its reasonable out-of-pocket costs of defending such claim, suit, or proceedings to the extent not deducted from sales-based milestones pursuant to the previous sentence, and (ii) reimburse Galapagos for sales-based milestones deductions pursuant to the previous sentence. The balance of any such recoveries shall be retained or provided to Abbott and included in calculation of Net Sales for the relevant Licensed Product.

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7.5 Invalidity or Unenforceability Defenses or Actions.

7.5.1 Notice. Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any of the Galapagos Patents, Abbott Patents, or Joint Patents by a Third Party, in each case in the Territory and of which such Party becomes aware.

7.5.2 Galapagos Patents.

(i) Abbott shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of the Galapagos Owned Species Patents at its own expense (except to the extent any such expense constitutes an Allowable Expense) in the Territory. Galapagos may participate in any such claim, suit, or proceeding in the Territory with counsel of its choice at its own expense; provided that Abbott shall retain control of the defense in such claim, suit, or proceeding. If Abbott elects not to defend or control the defense of the Galapagos Owned Species Patents in a suit brought in the Territory, or otherwise fails to initiate and maintain the defense of any such claim, suit, or proceeding, then Galapagos may conduct and control the defense of any such claim, suit, or proceeding at its own expense.

(ii) Galapagos shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of the Galapagos Owned Genus Patents at its own expense, only when the validity and enforceability actions are not related to Third Party Infringement (except to the extent any such expense constitutes an Allowable Expense) in the Territory. Abbott may participate in any such claim, suit, or proceeding in the Territory with counsel of its choice at its own expense; provided that Galapagos shall retain control of the defense in such claim, suit, or proceeding. If Galapagos elects not to defend or control the defense of the Galapagos Owned Genus Patents in a suit brought in the Territory, or otherwise fails to initiate and maintain the defense of any such claim, suit, or proceeding, then Abbott may conduct and control the defense of any such claim, suit, or proceeding at its own expense; provided, however, that Abbott shall obtain the written consent of Galapagos prior to settling or compromising such defense.

(iii) Subject to Section 7.5.2(ii), when a counterclaim alleging the invalidity and/or unenforceability of a Galapagos Owned Genus Patent is asserted in a Third Party Infringement action, Galapagos, working in a well coordinated litigation team with Abbott, shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of the Galapagos Owned Genus Patents at its own expense (except to the extent any such expense constitutes an Allowable Expense) in the Territory; provided that Abbott shall retain control of the enforcement claim brought in such claim, suit, or proceeding. If Galapagos elects not to defend or control the defense of the Galapagos Owned Genus Patents in a suit brought in the Territory, or otherwise fails to initiate and maintain the defense of any such claim, suit, or proceeding, then Abbott may conduct and control the defense of any such claim, suit, or proceeding at its own expense; provided, however, that Abbott shall obtain the written consent of Galapagos prior to settling or compromising such defense.

7.5.3 Abbott Patents and Joint Patents. Abbott shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of the Abbott Patents and the Joint Patents at its own expense (except to the extent such expense constitutes an Allowable Expense) in the Territory. Galapagos may participate in any such

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claim, suit, or proceeding in the Territory related to the Joint Patents with counsel of its choice at its own expense; provided that Abbott shall retain control of the defense in such claim, suit, or proceeding. If Abbott elects not to defend or control the defense of the Abbott Patents or the Joint Patents in a suit brought in the Territory, or otherwise fails to initiate and maintain the defense of any such claim, suit, or proceeding, then Galapagos may conduct and control the defense of any such claim, suit, or proceeding, at its own expense; provided, however, that Galapagos shall obtain the written consent of Abbott prior to settling or compromising such defense.

7.5.4 Cooperation. Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its activities set forth in this Section 7.5, including by being joined as a party plaintiff in such action or proceeding, providing access to relevant documents and other evidence, and making its employees available at reasonable business hours. In connection with any such defense or claim or counterclaim, the controlling Party shall consider in good faith any comments from the other Party and shall keep the other Party reasonably informed of any steps taken, and shall provide copies of all documents filed, in connection with such defense, claim, or counterclaim. In connection with the activities set forth in this Section 7.5, each Party shall consult with the other as to the strategy for the defense of the Galapagos Patents, Abbott Patents, and Joint Patents.

7.5.5 Costs and Expenses. Abbott shall be entitled to offset the reasonable attorney’s fees and court costs of defending such claim, suit, or proceeding under this Section 7.5 that are borne by Abbott and not included as an Allowable Expense in a given Calendar Quarter (solely to the extent reasonably allocable to Galapagos Patents and Joint Patents) against any sales-based milestones due to Galapagos pursuant to Section 6.4.1, up to a maximum amount of […***…] percent ([…***…]%) of the amounts owed with respect to each Calendar Quarter.

7.6 Third Party Licenses. If in the reasonable opinion of Abbott, the Development, Manufacture, or Commercialization of any Licensed Compound or Licensed Product by Abbott, any of its Affiliates, or any of its or their Sublicensees misappropriates trade secrets, or infringes any Patent or other intellectual property right of a Third Party in any country or other jurisdiction in the Territory, such that Abbott, any of its Affiliates or any of its or their Sublicensees cannot Develop, Manufacture, or Commercialize such Licensed Compound or Licensed Product in such country or other jurisdiction without using said trade secrets or infringing such Patent or other intellectual property right of such Third Party, then Abbott shall have the sole right, but not the obligation, to negotiate and obtain a license from such Third Party as necessary for Abbott and its Affiliates, and its and their Sublicensees to Develop, Manufacture, and Commercialize Licensed Compound and Licensed Products in such country or other jurisdiction.

7.7 Product Trademarks.

7.7.1 Ownership and Prosecution of Product Trademarks. Abbott shall own all right, title, and interest to the Product Trademarks in the Territory, and shall be responsible for the registration, prosecution, and maintenance thereof. All costs and expenses of registering, prosecuting, and maintaining the Product Trademarks shall be borne solely by Abbott (except to the extent such costs and expenses constitute an Allowable

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Expense). Galapagos shall provide all assistance and documents reasonably requested by Abbott in support of its prosecution, registration, and maintenance of the Product Trademarks.

7.7.2 Enforcement of Product Trademarks. Abbott shall have the sole right and responsibility for taking such action as Abbott deems necessary against a Third Party based on any alleged, threatened, or actual infringement, dilution, misappropriation, or other violation of, or unfair trade practices or any other like offense relating to, the Product Trademarks by a Third Party in the Territory. Abbott shall bear the costs and expenses relating to any enforcement action commenced pursuant to this Section 7.7.2 and any settlements and judgments with respect thereto (except to the extent such costs and expenses constitute an Allowable Expense), and shall retain any damages or other amounts collected in connection therewith.

7.7.3 Third Party Claims. Abbott shall have the sole right and responsibility for defending against any alleged, threatened, or actual claim by a Third Party that the use or registration of the Product Trademarks in the Territory infringes, dilutes, misappropriates, or otherwise violates any Trademark or other right of that Third Party or constitutes unfair trade practices or any other like offense, or any other claims as may be brought by a Third Party against a Party in connection with the use of the Product Trademarks with respect to a Licensed Product in the Territory. Abbott shall bear the costs and expenses relating to any defense commenced pursuant to this Section 7.7.3 and any settlements and judgments with respect thereto (except to the extent such amounts constitute an Allowable Expense), and shall retain any damages or other amounts collected in connection therewith.

7.7.4 Notice and Cooperation. Each Party shall provide to the other Party prompt written notice of any actual or threatened infringement of the Product Trademarks in the Territory and of any actual or threatened claim that the use of the Product Trademarks in the Territory violates the rights of any Third Party. Each Party agrees to cooperate fully with the other Party with respect to any enforcement action or defense commenced pursuant to this Section 7.7.

7.8 Inventor’s Remuneration. Each Party shall be solely responsible for any remuneration that may be due such Party’s inventors under any applicable inventor remuneration laws.

ARTICLE 8

PHARMACOVIGILANCE AND SAFETY

8.1 Pharmacovigilance. Within […***…] ([…***…]) days after Abbott proceeds with the In-Licensing, the Parties shall enter into an agreement to initiate a process for the exchange of safety data (including post-marketing spontaneous reports received by each Party and its Affiliates) in a mutually agreed format in order to monitor the safety of the Licensed Compounds or Licensed Products and to meet reporting requirements with any applicable Regulatory Authority.

8.2 Global Safety Database. Within […***…] ([…***…]) days after completion of the Initial Development Activities, Abbott shall set up, hold, and maintain (at Abbott’s sole

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cost and expense, but subject to the last sentence of this subsection) the global safety database for Licensed Compounds or Licensed Products. Galapagos shall provide Abbott with all information necessary or desirable for Abbott to comply with its pharmacovigilance responsibilities in the Territory, including, as applicable, any adverse drug experiences, from pre-clinical or clinical laboratory, animal toxicology and pharmacology studies, Clinical Studies, and commercial experiences with a Licensed Compound or Licensed Product, in each case in the form reasonably requested by Abbott. Abbott’s and its Affiliates’ and Sublicensees’ costs incurred in connection with receiving, recording, reviewing, communicating, reporting, and responding to adverse events in the Co-Promotion Territory shall be included in Allowable Expenses calculated on an FTE Cost and direct out-of-pocket basis.

ARTICLE 9

CONFIDENTIALITY AND NON-DISCLOSURE

9.1 Product Information. Galapagos recognizes that by reason of, inter alia, Abbott’s status as an exclusive licensee pursuant to the grants under Section 5.2, Abbott has an interest in Galapagos’ retention in confidence of certain information of Galapagos. Accordingly, during the Term, Galapagos shall, and shall cause its Affiliates and its and their respective officers, directors, employees, and agents to, keep completely confidential, and not publish or otherwise disclose, and not use directly or indirectly for any purpose other than to fulfill Galapagos’ obligations hereunder any Information owned or otherwise Controlled by Galapagos or any of its Affiliates specifically relating to any Licensed Compound or Licensed Product, or the Exploitation of any of the foregoing (the “Product Information”); except to the extent (x) the Product Information is in the public domain through no fault of Galapagos, its Affiliates or any of its or their respective officers, directors, employees, or agents; (y) such disclosure or use is expressly permitted under Section 9.3, or (z) such disclosure or use is otherwise expressly permitted by the terms of this Agreement. For purposes of Section 9.3, Abbott shall be deemed to be the disclosing Party with respect to Product Information under Section 9.3 and Galapagos shall be deemed to be the receiving Party with respect thereto. For further clarification, (i) without limiting this Section 9.1, to the extent Product Information is disclosed by Galapagos to Abbott pursuant to this Agreement, such information shall, subject to the other terms and conditions of this Article 9, also constitute Confidential Information of Galapagos with respect to the use and disclosure of such Information by Galapagos (and Galapagos shall be deemed to be the disclosing Party with respect to Product Information under Section 9.3 and Abbott shall be deemed to be the receiving Party with respect thereto), but (ii) the disclosure by Galapagos to Abbott of Product Information shall not cause such information to cease to be subject to the provisions of this Section 9.1 with respect to the use and disclosure of such Confidential Information by Galapagos. If this Agreement is terminated in its entirety or with respect to the Terminated Territory, this Section 9.1 shall have no continuing force or effect with respect to the use or disclosure of such information solely in connection with the Exploitation of the Licensed Compound or Licensed Product for the benefit of the Terminated Territory, but the Product Information, to the extent disclosed by Abbott to Galapagos hereunder, shall continue to be Confidential Information of Abbott, subject to the terms of Sections 9.2, 9.3, and 9.7 for purposes of the surviving provisions of this Agreement.

9.2 Confidentiality Obligations. At all times during the Term and for a period of […***…] ([…***…]) years following termination or expiration hereof in its entirety, each

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Party shall, and shall cause its Affiliates, or any of its or their respective officers, directors, employees and agents to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or is reasonably necessary or useful for the performance of, or the exercise of such Party’s rights under, this Agreement. Notwithstanding the foregoing, to the extent the receiving Party can demonstrate by documentation or other competent proof, the confidentiality and non-use obligations under this Section 9.2 with respect to any Confidential Information shall not include any information that:

9.2.1 has been published by a Third Party or otherwise is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the receiving Party;

9.2.2 have been in the receiving Party’s possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to such information;

9.2.3 is subsequently received by the receiving Party from a Third Party without restriction and without breach of any agreement between such Third Party and the disclosing Party;

9.2.4 is generally made available to Third Parties by the Disclosing Party without restriction on disclosure; or

9.2.5 have been independently developed by or for the receiving Party without reference to, or use or disclosure of, the disclosing Party’s Confidential Information.

9.3 Permitted Disclosures. Receiving Party may disclose disclosing Party’s Confidential Information to the extent that such disclosure is:

9.3.1 in the reasonable opinion of the receiving Party’s legal counsel, required to be disclosed pursuant to law, regulation or a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial and local governmental body of competent jurisdiction, (including by reason of filing with securities regulators, but subject to Section 9.5)); provided, however, that the receiving Party shall first have given prompt written notice (and to the extent possible, at least […***…] ([…***…]) Business Days notice) to the disclosing Party and given the disclosing Party a reasonable opportunity to take whatever action it deems necessary to protect its Confidential Information (for example, quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or governmental body or, if disclosed, be used only for the purposes for which the order was issued). If no protective order or other remedy is obtained, or the disclosing Party waives compliance with the terms of this Agreement, receiving Party shall furnish only that portion of Confidential Information which receiving Party is advised by counsel is legally required to be disclosed;

9.3.2 made by or on behalf of the receiving Party to the Regulatory Authorities as required in connection with any filing, application or request for Regulatory Approval in accordance with the terms of this Agreement; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information to the extent practicable and consistent with Applicable Law;

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9.3.3 made by or on behalf of the receiving Party to a patent authority as may be reasonably necessary or useful for purposes of obtaining, defending or enforcing a Patent in accordance with the terms of this Agreement; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;

9.3.4 made to its or its Affiliates’ financial and legal advisors who have a need to know such disclosing Party’s Confidential Information and are either under professional codes of conduct giving rise to expectations of confidentiality and non-use or under written agreements of confidentiality and non-use, in each case, at least as restrictive as those set forth in this Agreement; provided that the receiving Party shall remain responsible for any failure by such financial and legal advisors, to treat such Confidential Information as required under this Article;

9.3.5 made by Abbott or its Affiliates or Sublicensees to its or their advisors, consultants, clinicians, vendors, service providers, contractors, existing or prospective collaboration partners, licensees, sublicensees, or other Third Parties as may be necessary or useful in connection with the Exploitation of the Licensed Compound, the Licensed Products, or otherwise in connection with the performance of its obligations or exercise of its rights as contemplated by this Agreement; provided, however, that such persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this Article 9 (with a duration of confidentiality and non-use obligations as appropriate that is no less than […***…] ([…***…]) years from the date of disclosure for advisors, consultants, clinicians, vendors, service providers, contractors); or

9.3.6 made by Galapagos or its Affiliates to its or their advisors, consultants, clinicians, vendors, service providers, contractors, and the like to the extent necessary in assisting with Galapagos’ activities contemplated by this Agreement; provided, however, that such persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information of Abbott substantially similar to the obligations of confidentiality and non-use of Galapagos pursuant to this Article 9 (with a duration of confidentiality and non-use obligations as appropriate that is no less than […***…] ([…***…]) years from the date of disclosure).

9.3.7 Section 9.3.5 shall apply mutatis mutandis to Galapagos with respect to Confidential Information of Abbott solely to the extent applicable to a Licensed Product being developed and commercialized by Galapagos pursuant to the licenses set forth in Sections 12.6.1(iii) and 12.7.2, if and as applicable.

9.4 Use of Name. Except as expressly provided herein, neither Party shall mention or otherwise use the name, logo, or Trademark of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material, or other form of publicity without the prior written approval of such other Party in each instance. The restrictions imposed by this Section 9.4 shall not prohibit either Party from making any disclosure identifying the other Party that, in the opinion of the disclosing Party’s

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counsel, is required by Applicable Law; provided such Party shall submit the proposed disclosure, as well as the specific Applicable Law for which disclosure is required, identifying the other Party in writing to the other Party as far in advance as reasonably practicable (and in no event less than […***…] ([…***…]) Business Days prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon.

9.5 Public Announcements. The Parties have agreed upon the content of a joint press release which shall be issued substantially in the form attached hereto as Schedule 9.5, the release of which the Parties shall coordinate in order to accomplish such release promptly upon execution of this Agreement. Neither Party shall issue any other public announcement, press release, or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, except for any such disclosure that is, in the opinion of the disclosing Party’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed. If a Party is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed to make such a public disclosure, such Party shall submit the proposed disclosure, as well as the specific Applicable Law or rule of a stock exchange for which disclosure is required, in writing to the other Party as far in advance as reasonably practicable (and in no event less than […***…] ([…***…]) Business Days prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon.

9.6 Notwithstanding the foregoing, Abbott, its Sublicensees and its and their respective Affiliates shall have the right to publicly announce, make a press release, or make other public disclosures of the research, development and commercial information (including with respect to regulatory matters) regarding the Licensed Compound and Licensed Products; provided (i) such disclosure is subject to the provisions of Sections 9.1 through 9.3 with respect to Galapagos’ Confidential Information, (ii) Abbott shall not use the name of Galapagos (or insignia, or any contraction, abbreviation or adaptation thereof) without Galapagos’ prior written permission, (iii) Abbott’s rights under this paragraph shall commence upon Abbott proceeding with the In-Licensing.

9.7 Publications. Each Party recognizes that the publication of papers regarding results of, and other information regarding, activities under this Agreement, including oral presentations and abstracts, may be beneficial to both Parties, provided such publications are subject to reasonable controls to protect Confidential Information. In particular, it is the intent of the Parties to maintain the confidentiality of any Confidential Information included in any invention disclosures or draft Patent application until such Patent application has been filed. Accordingly, each Party shall have the right to review and approve any paper proposed for publication by the other Party, including any oral presentation or abstract, that contains Clinical Data or pertains to results of Clinical Studies, or other studies with respect to the Licensed Compounds or Licensed Products or that includes Confidential Information of the other Party. Before any such paper is submitted for publication or an oral presentation is made, the publishing or presenting Party shall deliver a then-current copy of the paper or materials for oral presentation to the other Party at least […***…] ([…***…]) days prior to submitting the paper to a publisher or making the presentation. The other Party shall review any such paper and give its comments to the publishing Party within […***…] ([…***…]) days of the delivery of such paper to the other Party. If approval is not given or deemed given, either Party may refer the matter to the JDC for resolution together with the reasons for withholding approval.

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Notwithstanding the foregoing, the publishing or presenting Party shall comply with the other Party’s request to delete references to such other Party’s Confidential Information in any such paper and will withhold publication of any such paper or any presentation of same for an additional […***…] ([…***…]) days in order to permit the Parties to obtain Patent protection if either Party deems it necessary. Any publication shall include recognition of the contributions of the other Party according to standard practice for assigning scientific credit, either through authorship or acknowledgement, as may be appropriate. Each Party shall use Commercially Reasonable Efforts to cause investigators and institutions participating in Clinical Studies with which it contracts, to agree to terms substantially similar to those set forth in this Section, which efforts shall satisfy such Party’s obligations under this Section with respect to such investigators and institutions.

9.7.1 Notwithstanding the foregoing, upon Abbott proceeding with the In-Licensing:

(i) The first paragraph shall no longer be effective;

(ii) Galapagos shall not publish, present, or otherwise disclose, and shall cause its Affiliates and Third Party Providers and its and their employees and agents not to disclose any material specifically related to the Exploitation of the applicable Licensed Compound or Licensed Product in the applicable indication without the prior written consent of Abbott; and

(iii) Abbott, its Sublicensees and its and their respective Affiliates shall have the right to publish, present, or otherwise disclose, any material related to the Exploitation of the applicable Licensed Compound or Licensed Product in the applicable indication; provided (i) such disclosure is subject to the provisions of Sections 9.1 through 9.3 with respect to Galapagos’ Confidential Information, and (ii) Abbott shall not use the name of Galapagos (or insignia, or any contraction, abbreviation or adaptation thereof) without Galapagos’ prior written permission.

9.8 Return of Confidential Information. Upon the effective date of the termination of this Agreement for any reason, either Party may request in writing, and the other Party shall either, with respect to Confidential Information (in the event of termination of this Agreement with respect to one or more Terminated Territories but not in its entirety, solely to the extent relating specifically and exclusively to such Terminated Territories) to which such first Party does not retain rights under the surviving provisions of this Agreement: (i) as soon as reasonably practicable, destroy all copies of such Confidential Information in the possession of the other Party and confirm such destruction in writing to the requesting Party; or (ii) as soon as reasonably practicable, deliver to the requesting Party, at the other Party’s expense, all copies of such Confidential Information in the possession of the other Party; provided, however, the other Party shall be permitted to retain one (1) copy of such Confidential Information for the sole purpose of performing any continuing obligations hereunder, as required by Applicable Law, or for archival purposes. Notwithstanding the foregoing, such other Party also shall be permitted to retain such additional copies of or any computer records or files containing such Confidential Information that have been created solely by such Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such other Party’s standard archiving and back-up procedures, but not for any other use or purpose.

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9.9 Survival. All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 9.2.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

10.1 Mutual Representations and Warranties. Galapagos and Abbott represent and warrant to each other, as of the Effective Date, as follows:

10.1.1 Organization. It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

10.1.2 Authorization. The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and do not violate (i) such Party’s charter documents, bylaws, or other organizational documents, (ii) in any material respect, any agreement, instrument, or contractual obligation to which such Party is bound, (iii) any requirement of any Applicable Law, or (iv) any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to such Party.

10.1.3 Binding Agreement. This Agreement is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

10.1.4 No Inconsistent Obligation. It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder.

10.2 Additional Representations and Warranties of Galapagos. Galapagos further represents and warrants to Abbott, as of the Effective Date, as follows:

10.2.1 All Galapagos Patents existing as of the Effective Date are listed on Schedule 10.2.1 (the “Existing Patents”). All Existing Patents existing as of the Effective Date are subsisting and are not invalid or unenforceable, in whole or in part, are being diligently prosecuted in the respective patent offices in the Territory in accordance with Applicable Law, and have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment. The Existing Patents represent all Patents within Galapagos’ or its Affiliates’ ownership or Control including claims covering the making, using, and composition of matter of the Licensed Compounds or the Licensed Products, or the Exploitation thereof, as of the Effective Date.

10.2.2 To the best of Galapagos’ Knowledge, there are no claims, judgments, or settlements against, or amounts with respect thereto, owed by Galapagos or any of its Affiliates relating to the Existing Regulatory Documentation, the Existing Patents, or the Galapagos Know-How. No claim or litigation has been brought or threatened by any

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Person alleging, and Galapagos has no Knowledge of any claim, whether or not asserted, that (i) the Existing Patents or the Galapagos Know-How are invalid or unenforceable, or (ii) the Existing Regulatory Documentation, the Existing Patents, or the Galapagos Know-How, or the disclosing, copying, making, assigning, or licensing of the Existing Regulatory Documentation, the Existing Patents, or the Galapagos Know-How, or the Development, Manufacture, Commercialization or other Exploitation of the Licensed Compounds or Licensed Products as contemplated herein, does or will violate, infringe, misappropriate or otherwise conflict or interfere with, any Patent or other intellectual property or proprietary right of any Third Party. To Galapagos’ Knowledge, no Person is infringing or threatening to infringe or misappropriating or threatening to misappropriate the Existing Patents, the Galapagos Know-How, or the Regulatory Documentation.

10.2.3 Galapagos is (i) the sole and exclusive owner of the entire right, title and interest in the Existing Patents listed on Schedule 10.2.1, Part A (the “Owned Species Patents”), and subject to […***…], the Existing Patents listed on Schedule 10.2.1, Part B (the “Owned Genus Patents”)(collectively the “Owned Patents”) and the Galapagos Know-How and (ii) the sole and exclusive licensee of the Existing Patents listed on Schedule 10.2.1, Part C (the “Third Party In-Licensed Patents”), in each case ((i) and (ii)) free of any encumbrance, lien, or claim of ownership by any Third Party (other than the rights of the licensors with respect to each Third Party In-License Agreement, and the rights granted under […***…]). Galapagos is entitled to grant the licenses specified herein. To the extent that any Owned Genus Patent become Controlled in its entirety (for sake of clarity, no longer subject to any Third Party rights under […***…]) by Galapagos then such Owned Genus Patent shall be deemed an Owned Species Patent.

10.2.4 Except for the Lead Compound and the compounds known as […***…], Galapagos does not have any JAK1 that […***…].

10.2.5 Galapagos covenants that, except (i) with respect to obligations to Third Parties existing as of the Effective Date and (ii) with respect to its rights and obligations under this Agreement, Galapagos shall not and shall cause its Affiliates to not directly or indirectly (including by means of licensing or otherwise), itself or through any Third Party, research, develop, commercialize, or manufacture any compound or product that inhibits enzymes in the JAK family (including, but not limited to, JAK1s).

10.2.6 During the Term, neither Galapagos nor any of its Affiliates shall encumber or diminish the rights granted to Abbott, or upon proceeding with the In-Licensing, to be granted to Abbott, hereunder, with respect to the Galapagos Patents, Galapagos Know-How or Joint Patents or Joint Know-How, including by not (i) committing any acts or permitting the occurrence of any omissions that would cause the breach or termination of any Third Party In-License Agreement, or (ii) amending or otherwise modifying or permitting to be amended or modified, any Third Party In-License Agreement. Galapagos shall promptly provide Abbott with notice of any alleged, threatened, or actual breach of any Third Party In-License Agreement. As of the Effective Date, none of Galapagos, its Affiliates or any Third Party is in breach of any Third Party In-License Agreement. Each Third Party In-License Agreement is in full force and effect.

10.2.7 To the best of Galapagos’ Knowledge, Galapagos has provided or made available to Abbott, prior to the Effective Date, true, complete, and correct copies of

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(i) the file wrapper and other documents and materials relating to the prosecution, defense, maintenance, validity, and enforceability of the Owned Patents and, to the extent in Galapagos’ or any of its Affiliates’ possession, the Third Party In-Licensed Patents and Third Party In-License Agreements; (ii) all Existing Regulatory Documentation; and (iii) all material adverse information with respect to the safety and efficacy of the Licensed Compound known to Galapagos, and (iv) […***…] in each case ((i) through (iv)) to the extent requested by Abbott.

10.2.8 To the best of Galapagos’ Knowledge, Galapagos and its Affiliates have generated, prepared, maintained, and retained all Regulatory Documentation that is required to be maintained or retained pursuant to and in accordance with good laboratory and clinical practice and Applicable Law, and all such information is true, complete and correct and what it purports to be.

10.2.9 To the best of Galapagos’ Knowledge, Galapagos and its Affiliates have presented, or will present prior to the pertinent patent office deadlines, all relevant references, documents, or information of which it and the inventors are aware to the relevant patent examiner at the pertinent patent office, in connection with the prosecution of the pending patent applications included in the Existing Patents.

10.2.10 To the best of Galapagos’ Knowledge, each of the Existing Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Existing Patent is issued or such application is pending.

10.2.11 Each Person who, to the best of Galapagos’ Knowledge, has or has had any rights in or to any Owned Patents or any Galapagos Know-How, has assigned and has executed an agreement assigning its entire right, title, and interest in and to such Existing Patents and Galapagos Know-How to Galapagos. To the best of Galapagos’ Knowledge, no current officer, employee, agent, or consultant of Galapagos or any of its Affiliates is in violation of any term of any assignment or other agreement regarding the protection of Patents or other intellectual property or proprietary information of Galapagos or such Affiliate or of any employment contract relating to the relationship of any such Person with Galapagos. To the best of Galapagos’ Knowledge, each Person who has or has had any rights in or to any Third Party In-Licensed Patents or any know-how sublicensed hereunder, has assigned and has executed an agreement assigning its entire right, title, and interest in and to such patents and know-how to the licensor of the Third Party In-Licensed Agreement.

10.2.12 To the best of Galapagos’ Knowledge, all works of authorship and all other materials subject to copyright protection included in Galapagos Know-How are original and were either created by employees of Galapagos or its Affiliates within the scope of their employment or are otherwise works made for hire, or all right, title, and interest in and to such materials have been legally and fully assigned and transferred to Galapagos or such Affiliate, and all rights in all inventions and discoveries, made, developed, or conceived by any employee or independent contractor of Galapagos or any of its Affiliates during the course of their employment (or other retention) by Galapagos or such Affiliate, and relating to or included in Galapagos Know-How or that are the subject of one or more Existing Patents have been or will be assigned in writing to Galapagos or such Affiliate.

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10.2.13 Galapagos has obtained the right (including under any Patents and other intellectual property rights) to use all Information and all other materials (including any formulations and manufacturing processes and procedures) developed or delivered by any Third Party under any agreements between Galapagos and any such Third Party with respect to the Licensed Compound, and Galapagos has the rights under each such agreement to transfer such Information or other materials to Abbott and its designees and to grant Abbott the right to use such know-how or other materials in the Development or Commercialization of the Licensed Compounds or the Licensed Products without restriction.

10.2.14 The Galapagos Know-How has been kept confidential or has been disclosed to Third Parties only under terms of confidentiality. To the best of Galapagos’ Knowledge, and its Affiliates, no breach of such confidentiality has been committed by any Third Party.

10.2.15 To the best of Galapagos’ Knowledge, and to the extent requested by Abbott, Galapagos has made (and will make) available to Abbott all Regulatory Documentation, Galapagos Know-How and other Information in its possession or Control specifically related to the Licensed Compounds and the Licensed Products and all such Regulatory Documentation, Galapagos Know-How and other Information are (and, if made available after the Effective Date, will be) true, complete, and correct.

10.2.16 To the best of Galapagos’ Knowledge, neither Galapagos nor any of its Affiliates, nor any of its or their respective officers, employees, or agents has made an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the Development of the Licensed Compounds or the Licensed Products, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority with respect to the Development of the Licensed Compounds or the Licensed Products, or committed an act, made a statement, or failed to make a statement with respect to the Development of the Licensed Compounds or the Licensed Products that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies in the Territory.

10.2.17 To the best of Galapagos’ Knowledge, Galapagos and its Affiliates have conducted, and their respective contractors and consultants have conducted, all Development of the Licensed Compounds or the Licensed Products that they have conducted prior to the Effective Date in accordance with good laboratory and clinical practice and Applicable Law. To the best of Galapagos’ Knowledge, Galapagos has conducted, and has caused its contractors and consultants to conduct, any and all pre-clinical and clinical studies related to the Licensed Compounds and Licensed Products in accordance with good laboratory and clinical practice and Applicable Law. To the best of Galapagos’ Knowledge, Galapagos and its Affiliates have employed (and, with respect to such tests and studies that Galapagos will perform, will employ) Persons with appropriate education, knowledge and experience to conduct and to oversee the conduct of the pre-clinical and clinical studies with respect to the Licensed Compounds and Licensed Products.

10.2.18 Except with respect to the Third Party In-Licensed Agreement, to the best of Galapagos’ Knowledge, there are no amounts that will be required

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to be paid to a Third Party as a result of the Development or Commercialization of the Licensed Compounds or Licensed Products that arise out of any agreement to which Galapagos or any of its Affiliates is a party.

10.2.19 Neither Galapagos nor any of its Affiliates has any Knowledge of any scientific or technical facts or circumstances that have not been disclosed to Abbott, and that would adversely affect the scientific, therapeutic, or commercial potential of the Licensed Compounds or Licensed Products. Neither Galapagos nor any of its Affiliates has any Knowledge of anything that has not been disclosed to Abbott, and that could adversely affect the acceptance, or the subsequent approval, by any Regulatory Authority of any filing, application or request for Regulatory Approval.

10.2.20 Neither Galapagos nor any of its employees or agents performing hereunder, have ever been, are currently, or are the subject of a proceeding that could lead to it or such employees or agents becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual.

(i) If, during the Term, Galapagos, or any of its employees or agents performing hereunder, become or are the subject of a proceeding that could lead to a person becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual, Galapagos shall immediately notify Abbott, and Abbott shall have the option, at its sole discretion, to either: (x) prohibit such person from performing work under this Agreement or (y) terminate all work being performed and/or to be performed by Galapagos pursuant to this Agreement. This provision shall survive termination or expiration of this Agreement. For purposes of this Agreement, the following definitions shall apply:

(ii) A “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from providing services in any capacity to a person that has an approved or pending drug or biological product application.

(iii) A “Debarred Entity” is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or affiliate of a Debarred Entity.

(iv) An “Excluded Individual” or “Excluded Entity” is (i) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services, or (ii) is an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA).

(v) A “Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 21 U.S.C. §335a (a) or 42 U.S.C. §1320a - 7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible.

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10.2.21 Galapagos has obtained from its Affiliates, sublicensees, employees and agents, and from the employees and agents of its Affiliates, sublicensees and agents, who are or are otherwise participating in the Exploitation of the Licensed Compounds or Licensed Products or who otherwise have access to any Abbott Information or other Confidential Information of Abbott, and shall obtain from such Persons during the Term, the licenses and other rights necessary for Galapagos to grant to Abbott the rights and licenses provided herein and for Abbott to perform its obligations hereunder, without payments beyond those required by Article 6.

10.2.22 The inventions claimed in the Existing Patents (i) were not conceived or made in connection with any research activities funded, in whole or in part, by the federal government of the United States or any agency thereof, (ii) are not a “subject invention” as that term is described in 35 U.S.C. Section 201(f), and (iii) are not otherwise subject to the provisions of the Bayh-Dole Act.

10.2.23 With respect to supplies of Licensed Compound, Licensed Product and placebos Manufactured and supplied by or on behalf of a Party for use prior to or in the course of the Initial Development Activities and/or other Development activities, all such Licensed Compound, Licensed Product and placebos: (i) shall have been in conformity with the applicable specifications for such Licensed Compound, Licensed Product and placebos; (ii) shall have been Manufactured in conformance with GMP, all other Applicable Law, this Agreement, and any applicable quality agreement; (iii) shall have been Manufactured in facilities that are in compliance with Applicable Law at the time of such Manufacture (including applicable inspection requirements of FDA and other Regulatory Authorities); (iv) shall not be adulterated or misbranded under the FFDCA, and similar provisions of the laws of other countries as to which Regulatory Approvals have been granted; and (v) may be introduced into interstate commerce pursuant to the FFDCA, and similar provisions of the laws of other countries as to which Regulatory Approvals have been granted.

10.2.24 To the best of Galapagos’ Knowledge, the representations and warranties of Galapagos in this Agreement, and the Information and materials furnished to Abbott in connection with its period of diligence prior to the Effective Date, do not, taken as a whole, (i) contain any untrue statement of a material fact, or (ii) omit to state any material fact necessary to make the statements or facts contained therein, in light of the circumstances under which they were made, not misleading.

10.3 DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

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ARTICLE 11

INDEMNITY

11.1 Indemnification of Galapagos. Abbott shall indemnify Galapagos, its Affiliates and their respective directors, officers, employees, and agents (the “Galapagos Indemnitees”) and shall defend and save each of them harmless, from and against any and all losses, damages, liabilities, penalties, costs, and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims, or demands of Third Parties (collectively, “Third Party Claims”) incurred by or rendered against the Galapagos Indemnitees arising from or occurring as a result of:

(i) the breach by Abbott of any material obligation of this Agreement;

(ii) the negligence, reckless conduct or willful misconduct on the part of Abbott or its Affiliates or their respective directors, officers, employees, and agents in performing its or their material obligations under this Agreement;

(iii) the Development, Commercialization, Manufacture, or other Exploitation of the Licensed Products or the Licensed Compounds or use of any Product Trademark anywhere in the world in each case: after Abbott proceeds with the In-Licensing and during the Term thereafter, except for such Development, Commercialization, Manufacture, or other Exploitation conducted by, on behalf of, or for Galapagos or its Affiliates or sublicensees as permitted hereunder;

(iv) the co-promotion by Abbott or any of its Affiliates of a Co-Promotion Product in the Co-Promotion Territory; and

(v) the infringement of the Patent or other intellectual property or other proprietary rights of any Third Party from Abbott’s or any of its Affiliates’ Development, Commercialization, Manufacture, or other Exploitation of the Licensed Compounds or Licensed Products in each case: (x) after Abbott proceeds with the In-Licensing and during the Term thereafter except for such Development, Commercialization, Manufacture, or other Exploitation conducted by, on behalf of, or for Galapagos or its Affiliates or sublicensees as permitted hereunder or (y) in or for the benefit of the Terminated Territory;

except in the case of clauses (i) through (v), for those Losses for which Galapagos, in whole or in part, has an obligation to indemnify Abbott pursuant to Section 11.2 hereof, as to which Losses each Party shall indemnify the other to the extent of their respective liability for such Losses.

11.2 Indemnification of Abbott. Galapagos shall indemnify Abbott, its Affiliates and their respective directors, officers, employees, and agents (the “Abbott Indemnitees”), and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims incurred by or rendered against the Abbott Indemnitees arising from or occurring as a result of:

(i) the breach by Galapagos of any material obligation of this Agreement;

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(ii) the negligence, reckless conduct or willful misconduct on the part of Galapagos or its Affiliates or their respective directors, officers, employees, and agents in performing its material obligations under this Agreement;

(iii) the use of Galapagos Corporate Names in connection with the Commercialization of the Licensed Compounds or Licensed Products in the Territory as permitted under this Agreement;

(iv) the Development, Commercialization, Manufacture, or other Exploitation of the Licensed Products or the Licensed Compounds or use of any Product Trademark anywhere in the world in each case: (x) prior to the Effective Date, (y) after the Term except for such Development, Commercialization, Manufacture, or other Exploitation conducted by, on behalf of, or for Abbott or its Affiliates or Sublicensees as permitted hereunder and (z) in or for the benefit of the Terminated Territory;

(v) the co-promotion by Galapagos or any of its Affiliates of a Co-Promotion Product in the Co-Promotion Territory; and

(vi) the infringement of the Patent or other intellectual property or other proprietary rights of any Third Party from Galapagos’ or any of its Affiliates’ Development, Commercialization, Manufacture, or other Exploitation of the Licensed Compounds or Licensed Products in each case: (x) prior to the Effective Date, (y) after the Term except for such Development, Commercialization, Manufacture, or other Exploitation conducted by, on behalf of, or for Abbott or its Affiliates or Sublicensees as permitted hereunder or (z) in or for the benefit of the Terminated Territory;

except, in the case of clauses (i) through (vi) above for those Losses for which Abbott, in whole or in part, has an obligation to indemnify Galapagos pursuant to Section 11.1 hereof, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

11.3 Certain Losses. Any Losses, other than those Losses covered in Article 7 or for which indemnification is provided in Section 11.1 or Section 11.2, in connection with any Third Party Claim brought against either Party resulting directly or indirectly from the Commercialization of any Co-Promotion Product, or the Manufacture of any Co-Promotion Product for use in Commercialization activities, shall be included as an Allowable Expense. If either Party learns of any Third Party Claim with respect to Losses covered by this Section 11.3, such Party shall provide the other Party with prompt written notice thereof. The Parties shall confer with respect to how to respond to such Third Party Claim and how to handle such Third Party Claim in an efficient manner. In the absence of such an agreement, Abbott shall have the right to take such action as it deems appropriate.

11.4 Notice of Claim. All indemnification claims in respect of a Party, its Affiliates, or their respective directors, officers, employees and agents shall be made solely by such Party to this Agreement (the “Indemnified Party”). The Indemnified Party shall give the indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under this Article 11, but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and

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amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

11.5 Control of Defense.

11.5.1 In General. At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within […***…] ([…***…]) days after the indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party which shall be reasonably acceptable to the Indemnified Party. If the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim. Should the indemnifying Party assume the defense of a Third Party Claim, except as provided in Section 11.5.2, the indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim unless specifically requested in writing by the indemnifying Party. If it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) and any Losses incurred by the indemnifying Party in its defense of the Third Party Claim.

11.5.2 Right to Participate in Defense. Without limiting Section 11.5.1, any Indemnified Party shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnified Party’s own expense unless (i) the employment thereof, and the assumption by the indemnifying Party of such expense, has been specifically authorized by the indemnifying Party in writing, (ii) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 11.5.1 (in which case the Indemnified Party shall control the defense), or (iii) the interests of the Indemnified Party and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Law, ethical rules or equitable principles.

11.5.3 Settlement.

(i) With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and not resulting in the Indemnified Party’s becoming subject to injunctive or other relief, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate.

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(ii) With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 11.5.1, the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss; provided it obtains the prior written consent of the Indemnified Party. If the indemnifying Party does not assume and conduct the defense of a Third Party Claim as provided above, the Indemnified Party may defend against such Third Party Claim. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnified Party shall admit any liability with respect to, or settle, compromise or dispose of, any Third Party Claim without the prior written consent of the indemnifying Party. The Indemnifying Party shall not be liable for any settlement, compromise or other disposition of a Loss by an Indemnified Party that is reached without the written consent of the Indemnifying Party.

11.5.4 Cooperation. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each Indemnified Party to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

11.5.5 Expenses. Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Third Party Claim shall be reimbursed on a Calendar Quarter basis in arrears by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund if the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

11.6 Special, Indirect, and Other Losses. EXCEPT FOR WILLFUL MISCONDUCT, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS OR BUSINESS INTERRUPTION, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE IN CONNECTION WITH OR ARISING IN ANY WAY OUT OF THE TERMS OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE USE OF THE LICENSED COMPOUND OR LICENSED PRODUCT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. Notwithstanding the foregoing, nothing in this Agreement shall limit payments by either Party to an Indemnified Party for Third Party Claims as to which a Party provides indemnification under this Article 11.

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11.7 Insurance. Each Party shall obtain and carry in full force and effect the minimum insurance requirements set forth herein. Such insurance (i) shall be primary insurance with respect to each Party’s own participation under this Agreement, (ii) shall be issued by a recognized insurer rated by A.M. Best “A-VII” (or its equivalent) or better, or an insurer pre-approved in writing by the other Party, (iii) shall list the other Party as an additional named insured thereunder, and (iv) shall require […***…] ([…***…]) days’ written notice to be given to the other Party prior to any cancellation, non-renewal or material change thereof.

11.7.1 Types and Minimum Limits. The types of insurance, and minimum limits shall be:

(i) Worker’s Compensation with statutory limits in compliance with the Worker’s Compensation laws of the state or states in which the Party has employees in the United States (excluding Puerto Rico).

(ii) Employer’s Liability coverage with a minimum limit of […***…] Dollars ($[…***…]) per occurrence provided a Party has employees in the United States (excluding Puerto Rico).

(iii) General Liability Insurance with a minimum limit of […***…] Dollars ($[…***…]) annual aggregate during Development of Licensed Product or Licensed Compound. General Liability Insurance shall include, at a minimum, Professional Liability, Clinical Trial Insurance and, beginning at least […***…] ([…***…]) days prior to First Commercial Sale of a Licensed Product, product liability insurance. The Parties shall mutually agree on liability insurance limits for product liability insurance.

11.7.2 Certificates of Insurance. Upon request by a Party, the other Party shall provide Certificates of Insurance evidencing compliance with this Section. The insurance policies shall be under an occurrence form, but if only a claims-made form is available to a Party, then such Party shall continue to maintain such insurance after the expiration or termination of this Agreement for the longer of: (i) a period of […***…] ([…***…]) years following termination or expiration of this Agreement in its entirety or, (ii) with respect to a particular Party, last sale of a Licensed Product (or but for expiration or termination, would be considered a Licensed Product) sold under this Agreement by a Party.

11.7.3 Self-Insurance. Notwithstanding the foregoing, either Party may self-insure in whole or in part the insurance requirements described above, provided such Party continues to be investment grade determined by reputable and accepted financial rating agencies.

ARTICLE 12

TERM AND TERMINATION

12.1 Term.

12.1.1 Term. This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance herewith, shall continue in force and effect until

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the longer of (i) expiration of the Review Period if Abbott does not proceed with the In-Licensing; or (ii) if Abbott proceeds with the In-Licensing, expiration of the longest Royalty Term applicable to Licensed Products (such period, the “Term”).

12.1.2 Effect of Expiration of the Term. Following the expiration of the Term pursuant to Section 12.1.1(ii), the grants in Section 5.2 shall become non-exclusive, fully-paid, royalty-free and irrevocable with rights to sublicense as set forth in this Agreement.

12.2 Termination for Material Breach.

12.2.1 Material Breach. If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) is in breach of one or more of its material obligations under this Agreement, then the Non-Breaching Party may deliver notice of such breach to the Breaching Party (a “Default Notice”). If the Breaching Party does not dispute that it is in breach of one or more of its material obligations under this Agreement, then if the Breaching Party fails to cure such breach, or fails to take steps as would be considered reasonable to effectively cure such breach, within […***…] ([…***…]) days after receipt of the Default Notice, or if such compliance cannot be fully achieved within such […***…] ([…***…]) day period and the Breaching Party has failed to commence compliance or has failed to use diligent efforts to achieve full compliance as soon thereafter as is reasonably possible, the Non-Breaching Party may terminate this Agreement upon written notice to the Breaching Party. If the Breaching Party disputes that it is in breach of one of its material obligations under this Agreement, the dispute shall be resolved pursuant to Section 13.8. If, as a result of the application of such dispute resolution procedures, the Breaching Party is determined to be in breach of one or more of its material obligations under this Agreement (an “Adverse Ruling”), then if the Breaching Party fails to complete the actions specified by the Adverse Ruling to cure such breach within […***…] ([…***…]) days after such ruling, or if such compliance cannot be fully achieved within such […***…] ([…***…]) day period and the Breaching Party has failed to commence compliance or has failed to use diligent efforts to achieve full compliance as soon thereafter as is reasonably possible, then the Non-Breaching Party may terminate this Agreement upon written notice to the Breaching Party.

12.2.2 Material Breach Related to Diligence in a Single Country. Notwithstanding Section 12.2.1, if the breach and failure to cure contemplated by Section 12.2.1 is with respect to Abbott’s Commercialization diligence obligations under Section 4.3 or Abbott’s Development or Regulatory diligence obligations under Section 3.4, with respect to only one of the United States or any Major Market country, Galapagos shall not have the right to terminate this Agreement in its entirety, but shall have the right to terminate this Agreement solely with respect to the country for which breach and failure to cure applies.

12.3 Additional Termination Rights by Abbott.

12.3.1 For Technical Reasons. Abbott may terminate this Agreement (i) on a country or other jurisdiction-by-country or other jurisdiction basis, effective immediately upon written notice to Galapagos if a Compound Failure occurs affecting such country(ies) or jurisdiction(s); or (ii) in its entirety, if following the procedure set forth in Section 5.1, Abbott notifies Galapagos that the Phase 2B RA Success Criteria have not been met and wishes to exercise its termination rights (the termination right in this Section 12.3.1(ii) being the “Abbott No-Exercise Right”).

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12.3.2 For Convenience. Abbott may terminate this Agreement in its entirety, or on a country or other jurisdiction-by-country or other jurisdiction basis, for any or no reason, upon […***…] ([…***…]) days’ prior written notice to Galapagos, provided that the termination right under this Section 12.3.2 shall not be exercisable during the Review Period.

12.4 Termination for Bankruptcy, Insolvency or Similar Event. If either Party (i) becomes the subject, whether voluntarily or involuntarily, of any bankruptcy, insolvency, receivership or similar proceeding, provided that any involuntary proceeding is not subject to dismissal or appeal within the judicial time periods for such actions; (ii) makes an assignment for the benefit of creditors; (iii) appoints or suffers appointment of a receiver or trustee over substantially all of its property; (iv) proposes a written agreement of composition, arrangement, readjustment or extension of its debts; (v) proposes or is a party to any dissolution or liquidation or otherwise ceases to do business or winds up its affairs; (vi) admits in writing its inability to meet its obligations as they fall due in the general course; or (vii) becomes subject to a warrant of attachment, execution, or distraint or similar process against substantially all of its property, then the other Party may terminate this Agreement, in whole or in part and in its sole discretion, effective immediately upon written notice to such other Party as specified in Section 13.9 of this Agreement. The basis for such termination shall be breach for lack of performance of a material obligation of this Agreement, subject to the Parties retaining rights in accordance with Section 12.5 hereinbelow.

12.5 Rights in Bankruptcy.

12.5.1 Applicability of 11 U.S.C. § 365(n). All rights and licenses (collectively, the “Intellectual Property”) granted under or pursuant to this Agreement, including, without limitation, all rights and licenses to use improvements or enhancements developed during the term of this Agreement, are intended to be, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”) or any analogous provisions in any other country or jurisdiction, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties agree that the licensee of such Intellectual Property under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, including, but not limited to, Section 365(n) of the Bankruptcy Code, or any analogous provisions in any other country or jurisdiction. All of the rights granted to either Party under this Agreement shall be deemed to exist immediately before the occurrence of any bankruptcy case in which the other Party is the debtor.

12.5.2 Rights of non-Debtor Party in Bankruptcy. If a bankruptcy proceeding is commenced by or against either Party under the Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the non-debtor Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any Intellectual Property and all embodiments of such Intellectual Property, which, if not already in the non-debtor Party’s possession, shall be delivered to the non-debtor Party within […***…] ([…***…]) business days of such request; provided, however, that the debtor Party is excused from its obligation to deliver the Intellectual Property to the extent the debtor Party

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continues to perform all of its obligations under this Agreement and the Agreement has not been rejected pursuant to the Bankruptcy Code or any analogous provision in any other country or jurisdiction.

12.6 Termination in Entirety.

12.6.1 In the event of a termination of this Agreement in its entirety by Abbott pursuant to Section 12.3 (Additional Termination Rights by Abbott) or by Galapagos pursuant to Section 12.2.1 (Material Breach), or expiration of this Agreement under Section 12.1.1(i):

(i) all rights and licenses granted by Galapagos hereunder shall immediately terminate;

(ii) all rights and licenses granted by Abbott hereunder shall immediately terminate; and

(iii) Abbott shall, and hereby does, effective as of the effective date of termination, grant Galapagos an exclusive and irrevocable option to acquire an exclusive or a non-exclusive license, with the right to grant multiple tiers of sublicenses, under the Abbott Grantback Patents, Abbott Grantback Know-How, Abbott’s rights under the Joint Patents, and the Product Trademark to Exploit in the Territory any Licensed Product that is the subject of Development or Commercialization in the Territory and contains the Licensed Compound as the sole active ingredient, as such Licensed Product exists as of the effective date of termination (“Grantback Option”); provided that (i) the foregoing shall exclude any option to license with respect to any active ingredient that is not a Licensed Compound and which is covered by Patents Controlled by Abbott or any of its Affiliates; (ii) Galapagos shall be responsible for (A) making any payments (including royalties, milestones and other amounts) payable by Abbott to Third Parties under any Third Party agreements with respect to the Abbott Grantback Patents and Abbott Grantback Know-How that are the subject of the license granted by Abbott to Galapagos pursuant to this Section and to the extent that the payments relate to the Licensed Compounds and Licensed Products, if any, by making such payments directly to Abbott and, in each instance, Galapagos shall make the requisite payments to Abbott and provide the necessary reporting information to Abbott in sufficient time to enable Abbott to comply with its obligations under such Third Party agreements, and (B) complying with any other obligations included in any such Third Party agreements that are applicable to the grant to Galapagos of such license or to the exercise of such license by Galapagos or any of its Affiliates or sublicensees; and (iii) Abbott shall be responsible for paying or providing to any such Third Party any payments or reports made or provided by Galapagos. Galapagos may exercise its Grantback Option by providing written notice to Abbott within […***…] ([…***…]) days from the termination effective date. If Galapagos exercises its Grantback Option, the Parties shall negotiate in good faith a Transition Agreement that will include commercially reasonable financial consideration. If, despite good faith discussions, the Parties are unable to agree on the terms of an agreement, including commercially reasonable financial consideration, then either Party shall have the option to invoke the arbitration proceedings pursuant to Section 13.8 within […***…] ([…***…]) days after the Grantback Option expired.

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12.6.2 In the event of a termination of this Agreement in its entirety by Abbott pursuant to Section 12.2.1 (Material Breach):

(i) all rights and licenses granted by Abbott hereunder shall immediately terminate; and

(ii) all rights and licenses granted to Abbott hereunder shall become exclusive or non-exclusive (at Abbott’s sole option), irrevocable, unrestricted, and perpetual rights and licenses and the Parties shall mutually agree, in good faith, in writing the consideration Galapagos shall receive for the aforementioned license. If, despite good faith discussions, the Parties are unable to agree on the consideration, then the dispute shall be resolved pursuant to Section 13.8.

12.7 Termination of Terminated Territory. In the event of a termination of this Agreement with respect to a country or other jurisdiction by Abbott pursuant to Section 12.3 or with respect to a Terminated Territory by Galapagos pursuant to Section 12.2.2 (Material Breach Related to Diligence in a Single Country), but not in the case of any termination of this Agreement in its entirety:

12.7.1 all rights and licenses granted by Galapagos hereunder (i) shall automatically be deemed to be amended to exclude, if applicable, the right to market, promote, detail, distribute, import, export, sell, offer for sale, file any Drug Approval Application for, or seek any Regulatory Approval for Licensed Compound or Licensed Products in such Terminated Territory, and the right to Manufacture Licensed Compound and Licensed Product solely for sale in the Terminated Territory, but (ii) shall otherwise survive and continue in effect outside such Terminated Territory;

12.7.2 Abbott shall, and hereby does, effective as of the effective date of termination, grant Galapagos an exclusive and irrevocable option to acquire an exclusive or a non-exclusive, royalty-bearing license, with the right to grant multiple tiers of sublicenses, under the Abbott Grantback Patents, Abbott Grantback Know-How, Abbott’s rights under the Joint Patents, and the Product Trademark to Exploit solely in such Terminated Territory any Licensed Product that is or has been the subject of Development or Commercialization in the Territory and contains the Licensed Compound as the sole active ingredient, as such Licensed Product exists as of the effective date of termination (“Grantback Option to the Terminated Territory”); provided that: (i) the foregoing license shall exclude any license or other rights with respect to any active ingredient that is not a Licensed Compound and which is covered by Patents Controlled by Abbott; (ii) Galapagos shall be responsible for (A) making any payments (including royalties, milestones, and other amounts) payable by Abbott to Third Parties under any Third Party agreements with respect to the Abbott Grantback Patents and Abbott Grantback Know-How that are the subject of the license granted by Abbott to Galapagos pursuant to this Section 12.7.2 and to the extent that the payments relate to the Licensed Compounds and Licensed Products, by making such payments directly to Abbott and, in each instance, Galapagos shall make the requisite payments to Abbott and provide the necessary reporting information to Abbott in sufficient time to enable Abbott to comply with its obligations under such Third Party agreements, and (B) complying with any other obligations included in any such Third Party agreements that are applicable to the grant to Galapagos of such license or to the exercise of such license by Galapagos or any of its Affiliates or sublicensees; and (iii) Abbott shall be responsible for

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paying or providing to any such Third Party any payments or reports made or provided by Galapagos under this Section 12.7.2. If Galapagos exercises its Grantback Option to the Terminated Territory, the Parties shall negotiate in good faith a Transition Agreement (as set forth in Section 12.8) which will include commercially reasonable financial consideration. If, despite good faith discussions, the Parties are unable to agree on the terms of a Transition Agreement under this Section 12.7.2, then either Party shall have the option to invoke the arbitration proceedings pursuant to Section 13.8 within […***…] ([…***…]) days after the Grantback Option to the Terminated Territory expired.

12.8 Transition Agreement.

12.8.1 In the event of termination of this Agreement, whether in its entirety or with respect to the Terminated Territory, Galapagos and Abbott shall negotiate in good faith the terms and conditions of a written transition agreement (the “Transition Agreement”) pursuant to which Abbott and Galapagos will effectuate and coordinate a smooth and efficient transition of relevant obligations and rights to Galapagos as reasonably necessary for Galapagos to exercise its licenses pursuant to Section 12.6 and Section 12.7 with respect to the Licensed Products after termination of this Agreement (in its entirety or with respect to the Terminated Territory, as applicable) as and to the extent set forth in this Article 12. For clarity, except as set forth in Section 3.5.1(ii), Abbott shall not be required to manufacture or have manufactured the Licensed Products by or on behalf of Galapagos as part of the Transition Agreement.

12.8.2 The Transition Agreement shall provide that in the event of a termination of this Agreement in its entirety by Abbott pursuant to Section 12.3 or by Galapagos in its entirety pursuant to Section 12.2.1 or Section 12.2.2, Abbott shall:

(i) where permitted by Applicable Law, transfer to Galapagos all of its right, title, and interest in all Regulatory Documentation then owned or Controlled by Abbott or its Affiliates or Sublicensees and in its/their name applicable to the Licensed Products in the Territory that are the subject of an exclusive license grant in Section 12.6.1(iii);

(ii) notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect the transfer set forth in clause (i) above;

(iii) unless expressly prohibited by any Regulatory Authority, transfer control to Galapagos of all Clinical Studies being Conducted by Abbott or its Affiliates or Sublicensees as of the effective date of termination and continue to conduct such Clinical Studies, at Galapagos’ cost, for up to […***…] ([…***…]) months to enable such transfer to be completed without interruption of any such Clinical Study; provided that (A) Galapagos shall not have any obligation to continue any Clinical Study unless required by Applicable Law, and (B) with respect to each Clinical Study for which such transfer is expressly prohibited by the applicable Regulatory Authority, if any, Abbott shall continue to conduct such Clinical Study to completion, at Galapagos’ cost;

(iv) assign (or cause its Affiliates or Sublicensees to assign) to Galapagos all agreements with any Third Party with respect to the conduct of pre-clinical Development activities, Clinical Studies or Manufacturing activities (if Abbott or its Affiliates or Sublicensees have undertaken any Manufacturing activities prior to

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proceeding with the In-Licensing) for the Licensed Products, including agreements with contract research organizations, clinical sites, and investigators, unless, with respect to any such agreement, (a) Galapagos declines such assignment, or (b) such agreement (A) expressly prohibits such assignment, in which case Abbott shall cooperate with Galapagos in reasonable respects to secure the consent of the applicable Third Party to such assignment, or (B) covers Clinical Studies for Combination Products in which any active ingredient that is not a Licensed Compound is covered by Patents Controlled by Abbott or any of its Affiliates or covers products covered by Patents Controlled by Abbott or any of its Affiliates in addition to the Licensed Products, in which case Abbott shall, at Galapagos’ sole cost and expense, cooperate with Galapagos in all reasonable respects to facilitate the execution of a new agreement between Galapagos and the applicable Third Party.

12.8.3 The Transition Agreement shall provide that in the event of a termination of this Agreement with respect to a country or other jurisdiction by Abbott pursuant to Section 12.3 or with respect to a Terminated Territory by Galapagos pursuant to Section 12.2.2 (but not in the case of any termination of this Agreement in its entirety), Abbott shall:

(i) where permitted by Applicable Law, transfer to Galapagos all of its right, title, and interest in all Regulatory Approvals owned by, and/or in the name of, Abbott or its Affiliates or Sublicensees, which Regulatory Approvals are solely applicable to the Terminated Territory and to the Licensed Products that are the subject of an exclusive license grant in Section 12.7.2, as such Regulatory Approvals exists as of the effective date of such termination of this Agreement with respect to such Terminated Territory; provided that Abbott retains a license and right of reference under any Regulatory Approval transferred pursuant to this clause as necessary or reasonably useful for Abbott to Commercialize Licensed Products in the Territory, Develop Licensed Products in support of such Commercialization, or Manufacture Licensed Products in support of such Development or Commercialization;

(ii) notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect the transfer set forth in clause (i) above;

(iii) grant Galapagos a right of reference to all Regulatory Documentation then owned by, and/or in the name of, Abbott or its Affiliates or Sublicensees, and which Regulatory Documentation is not transferred to Galapagos pursuant to clause (i) above, and is necessary or reasonably useful for Galapagos, any of its Affiliates or sublicensees to Develop or Commercialize any Licensed Products that are the subject of the license grant in Section 12.7.2, as such Regulatory Documentation exists as of the effective date of such termination of this Agreement with respect to such Terminated Territory.

12.9 Existing Inventory. Notwithstanding the termination of Abbott’s licenses and other rights under this Agreement or with respect to a particular Major Market or country(ies) or other jurisdiction(s), as the case may be, but subject to the terms of any Transition Agreement, Abbott shall have the right for […***…] after the effective date of such termination with respect to each Major Market or country(ies) or other jurisdiction(s) with respect to which such termination applies to sell or otherwise dispose of all Licensed Compound or Licensed Product

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then in its inventory and any in-progress inventory, in each case that is intended for sale or disposition in such Major Market or country(ies) or other jurisdiction(s), as though this Agreement had not terminated with respect to such Major Market or country(ies) or other jurisdiction(s), and such sale or disposition shall not constitute infringement of Galapagos’ or its Affiliates’ Patent or other intellectual property or other proprietary rights. For the avoidance of doubt, Abbott shall continue to make payments thereon as provided in Article 6 (as if this Agreement had not terminated with respect to such Major Market or country or other jurisdiction).

12.10 Remedies. Except as otherwise expressly provided herein, termination of this Agreement (either in its entirety or with respect to one or more country(ies) or other jurisdiction(s)) in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.

12.11 Accrued Rights; Surviving Obligations. Termination or expiration of this Agreement (either in its entirety or with respect to one or more country(ies) or other jurisdiction(s)) for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. Without limiting the foregoing, Sections 3.9, 6.8, 7.1, 7.7, 7.8, and Articles 1, 9, 11, 12, and 13 of this Agreement, and all Sections necessary to effectuate the interpretation of such surviving Sections and Articles, shall survive the termination or expiration of this Agreement for any reason. If this Agreement is terminated with respect to the Terminated Territory but not in its entirety, then following such termination the foregoing provisions of this Agreement shall remain in effect with respect to the Terminated Territory (to the extent they would survive and apply if the Agreement expires or is terminated in its entirety), and all provisions not surviving in accordance with the foregoing shall terminate upon termination of this Agreement with respect to the Terminated Territory and be of no further force and effect (and for the avoidance of doubt all provisions of this Agreement shall remain in effect with respect to all countries in the Territory other than the Terminated Territory).

ARTICLE 13

MISCELLANEOUS

13.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts, or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any governmental authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement). The non-performing Party shall notify the other Party of such force majeure within […***…] ([…***…]) days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use Commercially Reasonable Efforts to remedy its inability to perform.

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13.2 Change in Control of Galapagos.

13.2.1 Galapagos (or its successor) shall provide Abbott with written notice of any Change in Control of Galapagos within […***…] ([…***…]) Business Days following the closing date of such transaction.

13.2.2 In the event of a Change in Control of Galapagos, then Abbott shall have the right, in its sole and absolute discretion, by written notice delivered to Galapagos (or its successor) at any time during the […***…] ([…***…]) days following the written notice contemplated by Section 13.2.1, to terminate this Agreement in its entirety; or, alternatively, to require any one or more of the following actions: (i) if Change of Control occurs after Abbott proceeds with the In-Licensing, the Parties shall disband each of the Joint Committees and terminate the activities of each of the Joint Committees and thereafter undertake all activities assigned by this Agreement to any of the Joint Committees solely and exclusively by itself; (ii) Galapagos and the Change in Control party shall adopt reasonable procedures to be agreed upon in writing to prevent disclosure of Confidential Information of Abbott; and (iii) if Galapagos has not exercised its Co-Promotion Option as of such Change in Control, terminate the Co-Promotion Option, and if Galapagos has exercised its Co-Promotion Option as of such Change in Control, terminate Galapagos’ right to co-promote any Co-Promotion Products in the Co-Promotion Territory. If Galapagos’ right to co-promote any Co-Promotion Products in the Co-Promotion Territory pursuant to this Section is terminated, Section 6.6 shall apply to Net Sales of Licensed Product in the terminated Co-Promotion Territory, and Section 6.9 shall be of no further force or effect.

13.3 Potential Competition Review.

13.3.1 Tolling of Payment Obligations. If the act of Abbott proceeding with the In-Licensing requires the making of filings under the Hart-Scott-Rodino Antitrust Improvements Act (the “HSR Act”), or under any similar pre-merger or antitrust notification provision in the European Union or any other jurisdiction, or if Abbott’s election not to proceed with the In-Licensing results in Galapagos being required to make any filings under the HSR Act or under any similar pre-merger or antitrust notification provision in the European Union or any other jurisdiction, then all rights and obligations related to Abbott proceeding with the In-Licensing or Abbott’s decision not to proceed with the In-Licensing will be tolled until the applicable waiting period has expired or been terminated or until approval or clearance from the reviewing authority has been received, and each Party agrees to diligently make any such filings and respond to any request for information to expedite review of such transaction and minimize or avoid any delays in payments.

13.3.2 Resolution of Regulatory Authority Opposition. If the antitrust enforcement authorities in the U.S. make a second request under the HSR Act, or any antitrust enforcement authority in another jurisdiction commences an investigation related to Abbott proceeding with the In-Licensing or decision by Abbott not to proceed with the In-Licensing, then the Parties will, in good faith, cooperate with each other and take reasonable actions to attempt to: (a) resolve all enforcement agency concerns about the transaction under investigation; and (b) diligently oppose any enforcement agency opposition to such transaction. If the enforcement agency files a formal action to oppose the transaction, the Parties will confer in

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good faith to determine the appropriate strategy for resolving the enforcement agency opposition, including without limitation, and where appropriate, the renegotiation of their obligations under this Agreement with respect to the In-Licensing, with the objective of placing each Party, to the maximum extent possible, in the same economic position that each Party would have occupied if Abbott’s decision to proceed with the In-Licensing or not to proceed with the In-Licensing had been permitted. Notwithstanding the foregoing, nothing in this Section 13.3 will require either Party to divest, sell, license or otherwise dispose of any assets, entities or facilities.

13.4 Export Control. This Agreement is made subject to any restrictions. concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.

13.5 Assignment.

13.5.1 Without the prior written consent of the other Party, neither Party shall sell, transfer, assign, delegate, pledge, or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, however, that (subject to Section 13.2) either Party may make such an assignment without the other Party’s consent to its Affiliate or to a successor, whether in a merger, sale of stock, sale of assets or any other transaction, of the business to which this Agreement relates. With respect to an assignment to an Affiliate, the assigning Party shall remain responsible for the performance by such Affiliate of the rights and obligations hereunder. Any attempted assignment or delegation in violation of this Section 13.5 shall be void and of no effect. All validly assigned and delegated rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of Galapagos or Abbott, as the case may be. The permitted assignee or transferee shall assume all obligations of its assignor or transferor under this Agreement. Without limiting the foregoing, the grant of rights set forth in this Agreement shall be binding upon any successor or permitted assignee of Galapagos, and the obligations of Abbott, including the payment obligations, shall run in favor of any such successor or permitted assignee of Galapagos’ benefits under this Agreement.

13.5.2 Abbott Laboratories announced on October 19, 2011 that it intends to separate into two publicly traded companies: (1) a diversified medical products company, that will retain the name Abbott Laboratories, and (2) a research-based pharmaceutical company that will be named later (“Pharmaco”). Galapagos hereby consents to the transfer or assignment of Abbott’s rights and obligations under this Agreement to Abbott Laboratories, Pharmaco or a subsidiary of either company in connection with or in anticipation of the separation, and notwithstanding anything to the contrary that may be contained in this Agreement, such transfer or assignment shall not violate, constitute a breach of, result in any additional obligations or loss of rights under, or give rise to any right to terminate or cancel this Agreement. Following such transfer or assignment, the person to whom such rights and obligations are transferred or assigned shall have all rights and all obligations of Abbott under this Agreement, and Abbott shall have no further obligations

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under this Agreement. Notwithstanding anything to the contrary that may be contained in this Agreement, no consent or notice shall be required for the direct or indirect transfer of any equity of Abbott to Pharmaco, Abbott Laboratories or a subsidiary of either company in connection with or anticipation of the separation, and such transfer shall not violate, constitute a breach of, result in any additional obligations or loss of rights under, or give rise to any right to terminate or cancel this Agreement.

13.5.3 The rights to Information, materials and intellectual property: (i) controlled by a Third Party permitted assignee of a Party, which Information, materials and intellectual property were controlled by such assignee immediately prior to such assignment; or (ii) controlled by an Affiliate of a Party who becomes an Affiliate through any Change in Control of or by such Party, which Information, materials and intellectual property were controlled by such Affiliate immediately prior to such Change in Control, in each case ((i) and (ii)), shall be automatically included with the rights licensed or granted to the other Party under this Agreement.

13.6 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (iv) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and reasonably acceptable to the Parties. To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid, or unenforceable in any respect.

13.7 Governing Law, Jurisdiction and Service.

13.7.1 Governing Law. This Agreement or the performance, enforcement, breach or termination hereof shall be interpreted, governed by and construed in accordance with the laws of the State of New York, United States, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction; provided, that all questions concerning the construction or effect of patent applications and patents shall be determined in accordance with the laws of the country or other jurisdiction in which the particular patent application or patent has been filed or granted, as the case may be. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

13.7.2 Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 13.9.2 shall be effective service of process for any action, suit, or proceeding brought against it under this Agreement in any such court.

13.8 Dispute Resolution. Except for disputes resolved by the procedures set forth in Section 2.4.3 or Section 6.18, if a dispute arises between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith (a “Dispute”), it shall be resolved pursuant to this Section 13.8.

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13.8.1 General. Any Dispute shall be first referred to the Senior Officers of the Parties, who shall confer in good faith on the resolution of the issue. Any final decision mutually agreed to by the Senior Officers shall be conclusive and binding on the Parties. If the Senior Officers are not able to agree on the resolution of any such issue within […***…] ([…***…]) days (or such other period of time as mutually agreed by the Senior Officers) after such issue was first referred to them, then, except as otherwise set forth in Section 2.4.3, either Party may, by written notice to the other Party, elect to initiate an alternative dispute resolution (“ADR”) proceeding pursuant to the procedures set forth in Section 13.8.2 for purposes of having the matter settled.

13.8.2 ADR. Any ADR proceeding under this Agreement shall take place pursuant to the procedures set forth in Schedule 13.8.2.

13.9 Notices.

13.9.1 Notice Requirements. Any notice, request, demand, waiver, consent, approval, or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if (i) delivered by hand, (ii) sent by facsimile transmission (with transmission confirmed), or (iii) by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 13.9.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 13.9.1. Such Notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter. This Section 13.9.1 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

13.9.2 Address for Notice.

(i)        If to Abbott, to:

Abbott Hospitals Limited

c/o Abbott Laboratories

100 Abbott Park Road

Abbott Park, Illinois 60064-3500

Attn: Senior Vice President, Global Pharmaceutical Research and

Development

Facsimile: […***…]

With a copy (which shall not constitute notice) to:

Abbott Laboratories

Pharmaceutical Products Group Legal Operations

Bldg. AP6A-2

100 Abbott Park Road

Abbott Park, Illinois 60064-3500 USA.

Attn: DVP & Associate General Counsel

Facsimile: […***…]

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(ii)        If to Galapagos, to:

Galapagos NV

Generaal de Wittelaan

L11A3, B2800 Mechelen, Belgium

Attention: CEO

Facsimile: […***…]

with a copy (which shall not constitute notice) to:

Galapagos NV

Generaal de Wittelaan

L11A3, B2800 Mechelen, Belgium

Attention: Legal Department

Facsimile: […***…]

13.10 Entire Agreement; Amendments. This Agreement, together with the Schedules attached hereto, and the Confidential Disclosure Agreement among Galapagos and Abbott Laboratories dated 24 January 2012, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises, and representations, whether written or oral, with respect thereto are superseded hereby (including, but not limited to, that certain Confidential Disclosure Agreement between the Parties or their respective Affiliates dated September 21, 2010 as amended on October 12, 2011). Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement. No amendment, modification, release, or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

13.11 English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

13.12 Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

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13.13 No Benefit to Third Parties. Except as provided in Article 11, the covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

13.14 Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

13.15 Relationship of the Parties. It is expressly agreed that Galapagos, on the one hand, and Abbott, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture, or agency. Neither Galapagos, on the one hand, nor Abbott, on the other hand, shall have the authority to make any statements, representations, or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

13.16 Performance by Affiliates. Each Party may use one or more of its Affiliates to perform its obligations and duties hereunder and such Affiliates are expressly granted certain rights herein; provided that each such Affiliate shall be bound by the corresponding obligations of such Party and, subject to an assignment to such Affiliate pursuant to Section 13.5, Abbott shall remain liable hereunder for the prompt payment and performance of all its payment obligations hereunder.

13.17 Counterparts; Facsimile Execution. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile, .pdf or other electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

13.18 References. Unless otherwise specified, (i) references in this Agreement to any Article, Section or Schedule shall mean references to such Article, Section or Schedule of this Agreement, (ii) references in any Section to any clause are references to such clause of such Section, and (iii) references to any agreement, instrument, or other document in this Agreement refer to such agreement, instrument, or other document as originally executed or, if subsequently amended, replaced, or supplemented from time to time, as so amended, replaced, or supplemented and in effect at the relevant time of reference thereto.

13.19 Schedules. In the event of any inconsistencies between this Agreement and any schedules or other attachments hereto, the terms of this Agreement shall control.

13.20 Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar

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days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including,” “include,” or “includes” as used herein shall mean “including, but not limited to,” and shall not limit the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.

SIGNATURE PAGE FOLLOWS.

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THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the Effective Date.

GALAPAGOS NV		ABBOTT HOSPITALS LIMITED

By:	/s/ Onno van de Stolpe	By:	/s/ Thomas C. Freyman

Name:	Onno van de Stolpe	Name:	Thomas C. Freyman

Title:	CEO	Title:	Director and President

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Schedule 1.80

Galapagos Corporate Names

Galapagos Trademarks:

Title	Country	Filing date	Filing number	Registration date	Registration number
[***]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[***]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

Galapagos logos:

[…***…]

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Schedule 1.97

Initial Development Plan and Budget for GLPG0634 in Rheumatoid Arthritis

The following describes the clinical, pre-clinical, and CMC activities that will be performed as part of Initial Development Plan Activities as described in the Collaboration Agreement between Galapagos NV and Abbott Hospitals Limited (“the Agreement”).

Summary timelines

[…***…]

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1

Clinical

[…***…].

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2

Chemistry, Manufacturing and Control

[…***…].

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3

Non-clinical safety evaluation and pharmacokinetics

[…***…].

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4

Regulatory Affairs

[…***…].

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Budget

[…***…].

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Schedule 1.118

Manufacturing Cost

[…***…].

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Schedule 1.142

Phase 2B RA Success Criteria

[…***…]	[…***…]
[…***…]
	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]

[…***…].

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Schedule 6.10.1

Sample Net Profits/Net Losses Calculation

[…***…].

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Schedule 9.5

Form of Press Release

CONFIDENTIAL * DRAFT RELEASE * NOT FOR DISTRIBTION

Abbott and Galapagos Announce Global Collaboration to Develop and Commercialize Novel Oral Therapy GLPG0634 to Treat Autoimmune Diseases

Selective JAK1 inhibitor in Phase II clinical development for RA

Abbott to Retain Exclusive Global Commercial Rights with Galapagos co-promotion in Benelux Countries

Galapagos to Receive Upfront Payment of $150 Million, with the Potential for Significant Milestone Payments

Abbott Park, Illinois and Mechelen, Belgium XX DATE 2012 – Abbott (NYSE: ABT) and Galapagos (Euronext: GLPG) announced today that they have entered into a global collaboration to develop and commercialize an oral, next-generation JAK1 inhibitor with the potential to treat multiple autoimmune diseases.

GLPG0634 is a highly selective JAK1 inhibitor that Galapagos is developing for the treatment of rheumatoid arthritis (RA) and other inflammatory conditions. The Janus kinases (JAK) are a family of enzymes that play a key role in the signaling mechanism used by a number of cytokines that are involved in inflammatory and autoimmune diseases. In previously reported results from a 4-week Phase IIa study, GLPG0634 demonstrated efficacy measures among the best reported in RA. All patients completed the study, and few experienced any side effects. No anemia, change in blood pressure or lipids were observed. An additional Phase IIa dose-range finding study with GLPG0634 is expected to begin shortly.

“The addition of this novel, oral compound offers patients the potential for advanced treatment options and an improved patient experience to address RA and other autoimmune diseases,” said John Leonard, M.D., senior vice president, global research and development, Abbott. “Abbott’s expertise in immunology, combined with a robust portfolio of investigational treatments represents promising innovation across several areas of medical need.”

“This collaboration with Abbott, the global leader in inflammatory diseases, is a great recognition of the value of GLPG0634. We view Abbott to be the best partner possible to deliver a complete clinical program and a powerful market introduction. We are excited to continue the phase II trials and expect to deliver to Abbott a complete Phase II package in 2014,” said Onno van de Stolpe, chief executive officer, Galapagos. “With GLPG0634 we have proven that we can deliver from target to clinical Proof of Concept, and we aim to do the same on many novel target programs in our pipeline. This collaboration is transformational for Galapagos, providing the means to progress these innovative products into the clinic.”

Under the terms of the agreement, Abbott will make an initial upfront payment of $150 million for rights related to the global collaboration. Upon successful completion of the RA Phase II studies, Abbott will license the program for a one-time fee of $200 million if the studies meet certain pre-agreed criteria. Abbott will assume sole responsibility for Phase III clinical development and global manufacturing. Pending achievement of certain developmental, regulatory, commercial and sales-based milestones, Galapagos would be eligible to receive additional milestone payments from Abbott, potentially amounting to $1.0 billion, in addition to tiered double-digit royalties on net sales upon commercialization. Galapagos retains co-promotion rights in Belgium, the Netherlands and Luxembourg.

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Webcast presentation

Galapagos will hold an audio webcast presentation for journalists, analysts, and investors today at 4 pm CET/US

TIMES, viewable at www.glpg.com.

Call numbers: LIST NUMBERS HERE

Galapagos Forward-Looking Statements

This release may contain forward-looking statements, including, without limitation, statements containing the words “believes,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “could,” “stands to,” and “continues,” as well as similar expressions. Such forward-looking statements may involve known and unknown risks, uncertainties and other factors which might cause the actual results, financial condition, performance or achievements of Galapagos, or industry results, to be materially different from any historic or future results, financial conditions, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, the reader is advised not to place any undue reliance on such forward-looking statements. These forward-looking statements speak only as of the date of publication of this document. Galapagos expressly disclaims any obligation to update any such forward-looking statements in this document to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, unless required by law or regulation.

About Galapagos

Galapagos (Euronext: GLPG; OTC: GLPYY) is a mid-size biotechnology company specialized in the discovery and development of small molecule and antibody therapies with novel modes-of-action. The Company is progressing GLPG0634 through Phase II and has one of the largest pipelines in biotech, with seven programs in development and over 50 discovery programs. The Galapagos Group has about 800 employees and operates facilities in six countries, with global headquarters in Mechelen, Belgium. More info at: www.glpg.com

Abbott Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,” to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2011, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments.

About Abbott

Abbott (NYSE: ABT) is a global, broad-based health care company devoted to the discovery, development, manufacture and marketing of pharmaceuticals and medical products, including nutritionals, devices and diagnostics. The company employs approximately 91,000 people and markets its products in more than 130 countries.

More information:

Abbott:

Media: Adelle Infante, +1-847-938-8745

Investors: Larry Peepo, +1-847-935-6722

Galapagos NV

Onno van de Stolpe, CEO

Tel: +31 6 2909 8028

Elizabeth Goodwin, Director Investor Relations

Tel: +31 6 2291 6240

ir@glpg.com

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Schedule 10.2.1

Existing Patents

Part A, Species Patents

Country	Appln #	Filing date	Publn date	Publn #	Grant Date	Grant #
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]		[…***…]
[…***…]		[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]		[…***…]
[…***…]		[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]

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Country	Appln #	Filing date	Publn date	Publn #	Grant Date	Grant #
[…***…]		[…***…]
[…***…]	[…***…]	[…***…]
[…***…]		[…***…]
[…***…]	[…***…]	[…***…]
[…***…]		[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]		[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]		[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]		[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]

Part A, Species Patents (continued)

[…***…]

[…***…]

Country	Application #	Filing date	Publication #
[***]	[…***…]	[…***…]	[…***…]

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Part B, Genus Patents

Country	Application #	Filing Date	Publn date	Publn Number	Grant Date	Grant Number
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]			[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]

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Part C, Third Party In-Licensed Patents

As of the Effective Date, there are no Third Party In-Licensed Patents

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Schedule 13.8.2

ADR Procedures

Any Dispute referred to ADR under this Agreement shall be resolved as follows:

[…***…].

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CONFIDENTIAL

EXECUTION VERSION

FIRST AMENDMENT TO

COLLABORATION AGREEMENT

This First Amendment to Collaboration Agreement (this “First Amendment”) is entered into as of April 12, 2013 (the “First Amendment Effective Date”), by and between Galapagos NV, a corporation organized under the laws of Belgium and having a principal place of business at Generaal de Wittelaan L11A3, B2800 Mechelen, Belgium (“Galapagos”), and AbbVie Bahamas Ltd. (formerly known as Abbott Hospitals Limited) […***…] (“AbbVie”). Galapagos and AbbVie are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Agreement (as defined herein).

RECITALS

WHEREAS, AbbVie and Galapagos are parties to that certain Collaboration Agreement, dated as of February 28, 2012 (the “Agreement”), pursuant to which Galapagos granted AbbVie an exclusive right to obtain licenses under certain intellectual property Controlled by Galapagos in the Territory subject to the terms and conditions set forth therein; and

WHEREAS, the Parties now desire to amend the Agreement on the terms set forth in this First Amendment to modify the Initial Development Plan and Budget.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

AMENDMENT

1. Definitions. The use of the defined term “Abbott” in the Agreement shall refer to AbbVie unless the context otherwise determines.

2. Regulatory Diligence. Section 3.1.3 of the Agreement is hereby amended by replacing all uses of “[…***…]” with “[…***…].”

3. Initial Development Plan and Budget Payment. Article 6 of the Agreement is hereby amended by adding the following as Section 6.1A:

“6.1A Initial Development Plan and Budget Payment. No later than […***…] ([…***…]) days following the First Amendment Effective Date, in consideration of the amendments to the Initial Development Plan and Budget pursuant to the First Amendment, AbbVie shall pay Galapagos a one-time non-refundable, non-creditable amount equal to Twenty Million Dollars ($20,000,000.00).”

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CONFIDENTIAL

4. Regulatory Milestones. The introductory sentence of Section 6.3 of the Agreement is hereby amended by replacing the words “Lead Indication” with the words “Lead Compound.”

5. Initial Development Plan and Budget. Schedule 1.97 of the Agreement is hereby amended pursuant to the contents set forth in Schedule A attached hereto. Except as amended by Schedule A, Schedule 1.97 of the Agreement shall remain in full force and effect.

6. Miscellaneous. Except as expressly amended by this First Amendment, all of the terms and conditions of the Agreement remain in full force and effect. In the event of a conflict between the terms of this First Amendment and the terms of the Agreement, the terms of this First Amendment shall prevail. This First Amendment may be executed in two (2) original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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CONFIDENTIAL

THIS FIRST AMENDMENT is executed by the authorized representatives of the Parties as of the First Amendment Effective Date.

GALAPAGOS NV		ABBVIE BAHAMAS LTD.

By:	/s/ Onno van de Stolpe	By:	/s/ William Chase

Name:	Onno van de Stolpe	Name:	William Chase

Title:	CEO	Title:	EVP and CFO

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CONFIDENTIAL

Schedule A

In Schedule 1.97 (Initial Development Plan and Budget for GLPG0634 in Rheumatoid Arthritis) of the Agreement, the following changes are made with effect as of the First Amendment Effective Date:

(1)	In the chapter entitled “Clinical”, under the heading “[…***…]”:

(a) in the paragraph entitled “[…***…]”:

(i)	the words “[…***…]” shall be deleted and replaced with the words “[…***…]”;

(ii)	the words “[…***…]” shall be deleted and replaced with the words “[…***…]”; and

(iii)	the words “[…***…]” shall be deleted and replaced with the words “[…***…]”.

(b) in the paragraph entitled “[…***…]”:

(i)	the words “[…***…]” shall be deleted and replaced with the words “[…***…]”;

(ii)	the words “[…***…]” shall be deleted and replaced with the words “[…***…]”; and

(iii)	the words “[…***…]” shall be deleted and replaced with the words “[…***…]”.

(2)	In the chapter entitled “Budget” the following sentence shall be added below the table set forth in said chapter:

“In consideration for the implementation of the changes in the chapter “Clinical” of Schedule 1.97 pursuant to the First Amendment to the Agreement, AbbVie has agreed in said First Amendment to pay Galapagos a one-time non-refundable, non-creditable amount equal to Twenty Million Dollars ($20,000,000.00).”

**

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CONFIDENTIAL

EXECUTION VERSION

SECOND AMENDMENT TO

COLLABORATION AGREEMENT

This Second Amendment to Collaboration Agreement (this “Second Amendment”) is entered into as of May 16, 2013 (the “Second Amendment Effective Date”), by and between Galapagos NV, a corporation organized under the laws of Belgium and having a principal place of business at Generaal de Wittelaan L11A3, B2800 Mechelen, Belgium (“Galapagos”), and AbbVie Bahamas Ltd. […***…] (“AbbVie”). Galapagos and AbbVie are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Agreement (as defined herein).

RECITALS

WHEREAS, AbbVie and Galapagos are parties to that certain Collaboration Agreement, dated as of February 28, 2012, as amended by that certain First Amendment to Collaboration Agreement dated as of April 12, 2013 (collectively, the “Agreement”), pursuant to which Galapagos granted AbbVie an exclusive right to obtain licenses under certain intellectual property Controlled by Galapagos in the Territory subject to the terms and conditions set forth therein; and

WHEREAS, the Parties now desire to amend the Agreement on the terms set forth in this Second Amendment to: (i) include delivery of the Crohn’s Disease Complete Data Package (as defined herein) to AbbVie by Galapagos; (ii) include a contingent payment from AbbVie to Galapagos for the delivery of the Crohn’s Disease Complete Data Package and achievement of the Phase 2B Crohn’s Disease Success Criteria (as defined herein); and (iii) modify the Initial Development Plan and Budget to include Initial Development Activities related to the Crohn’s Disease Indication (as defined herein).

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

AMENDMENT

1.	Definitions.

A.	Article 1 of the Agreement is hereby amended by adding the following as Section 1.31A:

“1.31A “CD/UC Payment” has the meaning set forth in Section 6.2.2.”

B.	Article 1 of the Agreement is hereby amended by adding the following as Section 1.50A:

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CONFIDENTIAL

“1.50A “Crohn’s Disease Complete Data Package” has the meaning set forth in Section 3.1.5.”

C.	Article 1 of the Agreement is hereby amended by adding the following as Section 1.50B:

“1.50B “Crohn’s Disease Election” has the meaning set forth in Section 3.1.5.”

D.	Article 1 of the Agreement is hereby amended by adding the following as Section 1.50C:

“1.50C “Crohn’s Disease Indication” means Crohn’s disease.”

E.	Article 1 of the Agreement is hereby amended by adding the following as Section 1.50D:

“1.50D “Crohn’s Disease Review Notice” has the meaning set forth in Section 3.1.5.”

F.	Article 1 of the Agreement is hereby amended by adding the following as Section 1.50E:

“1.50E “Crohn’s Disease Review Period” has the meaning set forth in Section 3.1.5.”

G.	Section 1.96 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.96 “Initial Development Activities” means the Development activities (as further set forth in the Initial Development Plan and Budget) to be performed by Galapagos in order to achieve the Phase 2B RA Success Criteria and the Phase 2B Crohn’s Disease Success Criteria.”

H.	Article 1 of the Agreement is hereby amended by adding the following as Section 1.141A:

“1.141A “Phase 2B Crohn’s Disease Success Criteria” has the meaning set forth in Schedule 1.141A.”

I.	Article 1 of the Agreement is hereby amended by adding the following as Section 1.177A:

“1.177A “Ulcerative Colitis Election” has the meaning set forth in Section 3.1.5.”

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CONFIDENTIAL

2. Crohn’s Disease Indication Regulatory Diligence. Article 3 of the Agreement is hereby amended by adding the following as Section 3.1.3A:

“3.1.3A Crohn’s Disease Regulatory Diligence. Galapagos shall use Commercially Reasonable Efforts in undertaking the Development activities for the initial Licensed Product containing or comprising the Lead Compound for the Crohn’s Disease Indication in those countries in the Territory set forth in the Initial Development Plan and Budget. Galapagos acknowledges that the exercise of its Commercially Reasonable Efforts as set forth in this Section 3.1.3A means that the provision by Galapagos to AbbVie of the Crohn’s Disease Complete Data Package is expected by […***…]. If Galapagos does not provide the Crohn’s Disease Complete Data Package by […***…], upon Galapagos’ showing that such delay is due to causes relating to Development or regulatory issues, AbbVie hereby agrees to extend such delayed date until such Development or regulatory issues are fully resolved in a reasonable period of time. If AbbVie alleges that Galapagos has failed to show that such delay is due to Development or regulatory issues, then AbbVie shall have the option either to: (i) assume and complete some or all remaining Initial Development Activities pursuant to Section 3.1.2; or (ii) notify Galapagos of such failure as an alleged material breach, subject to Section 12.2.1.”

3. Crohn’s Disease Complete Data Package. Article 3 of the Agreement is hereby amended by adding the following as Section 3.1.5:

“3.1.5 Crohn’s Disease Complete Data Package. Subject to the Initial Development Plan and Budget, Galapagos shall provide to AbbVie the final protocol and a detailed synopsis for each Clinical Study for the Crohn’s Disease Indication at least […***…] ([…***…]) days prior to initiating such study. Galapagos shall allow AbbVie a period of […***…] ([…***…]) days from the date of AbbVie’s receipt of the same to review and comment on such protocol and synopsis and Galapagos shall consider in good faith any comments of AbbVie, provided, however, if AbbVie fails to provide comments within such […***…] ([…***…]) day period, then AbbVie shall be deemed to have approved such protocol and synopsis. Within […***…] ([…***…]) days after database lock of the Phase 2 Study for the Lead Compound in the Field of Crohn’s disease pursuant to the Initial Development Plan and Budget, Galapagos shall provide AbbVie with a completion report, which report shall include all Information, Clinical Data, SAS charts and supporting documentation to support a decision on whether all Phase 2B Crohn’s Disease Success Criteria have been met, including, finalized statistical analysis plan, along with a quality assurance statement certifying no quality issues limiting the validity of the Phase 2 Study were raised during the Conduct of the Phase 2 Study, and such other information as AbbVie may reasonably request in connection with its evaluation of such data (“Crohn’s Disease Complete Data Package”). Upon AbbVie’s receipt of the Crohn’s Disease Complete Data Package, AbbVie shall have […***…] ([…***…]) days (the “Crohn’s Disease Review Period”) to review and assess the Crohn’s

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CONFIDENTIAL

Disease Complete Data Package and to make a good faith determination of whether all Phase 2B Crohn’s Disease Success Criteria have been met, and, no later than at the end of the Crohn’s Disease Review Period, AbbVie shall notify Galapagos of such determination by providing written notice to Galapagos (the “Crohn’s Disease Review Notice”). In the event: (A) AbbVie notifies Galapagos through the Crohn’s Disease Review Notice that: (i) all the Phase 2B Crohn’s Disease Success Criteria have been met; or (ii) AbbVie otherwise indicates in such notice its approval of the Crohn’s Disease Complete Data Package irrespective of meeting all of the Phase 2B Crohn’s Disease Success Criteria; or, alternatively, (B) AbbVie initiates at any time a Phase 3 Clinical Study with the Lead Compound for the Crohn’s Disease Indication (each of subsections (A)(i), (A)(ii) and (B) herein, a “Crohn’s Disease Election”), then AbbVie shall be required to pay Galapagos the CD/UC Payment following the first Crohn’s Disease Election pursuant to Section 6.2.2. Notwithstanding the foregoing, in the event: (i) AbbVie does not proceed with a Crohn’s Disease Election; (ii) the data contained in the Crohn’s Disease Complete Data Package enables the initiation of a Phase 3 Clinical Study without conducting or completing Phase 2 Clinical Studies for ulcerative colitis; and (iii) AbbVie initiates at any time a Phase 3 Clinical Study with the Lead Compound for ulcerative colitis (“Ulcerative Colitis Election”), then AbbVie shall be required to pay Galapagos the CD/UC Payment pursuant to Section 6.2.2. For clarification, AbbVie shall not be required to pay the CD/UC Payment to Galapagos in the event AbbVie is required to conduct and complete a Phase 2 Clinical Study prior to initiating a Phase 3 Clinical Study for ulcerative colitis. Subject to Section 6.2.2, upon the first occurrence of a Crohn’s Disease Election or the Ulcerative Colitis Election AbbVie shall be permitted to further Develop the Lead Compound for either or both of the Crohn’s Disease Indication or ulcerative colitis in its sole and absolute discretion.”

4. In-Licensing and CD/UC Payments. Section 6.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“6.2 In-Licensing and CD/UC Payments.

6.2.1 In-Licensing Payment. No later than […***…] ([…***…]) days following AbbVie proceeding with the In-Licensing pursuant to Section 5.1, AbbVie shall pay Galapagos a one-time non-refundable, non-creditable amount equal to Two Hundred Million Dollars ($200,000,000.00).

6.2.2 CD/UC Payment. Subsequent to: (i) AbbVie proceeding with the In-Licensing pursuant to Section 5.1; (ii) the timely receipt of the Crohn’s Disease Complete Data Package by AbbVie prior to the deadline set forth in Section 3.1.3A; and (iii) AbbVie proceeding with a Crohn’s Disease Election or the Ulcerative Colitis Election pursuant to Section 3.1.5, AbbVie shall pay Galapagos a one-time non-refundable, non-creditable amount equal to Fifty Million Dollars ($50,000,000.00) (“CD/UC Payment”) no later than […***…] ([…***…]) days following the delivery of such Crohn’s Disease Review Notice or initiation by

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CONFIDENTIAL

AbbVie of a Phase 3 Clinical Study with the Lead Compound for the Crohn’s Disease Indication or ulcerative colitis, as applicable. AbbVie shall not be required to pay the CD/UC Payment to Galapagos in the event any of the requirements set forth in subsections (i)-(iii) herein are not fulfilled.”

5. Initial Development Plan and Budget. Schedule 1.97 of the Agreement is hereby amended by adding the contents set forth in Schedule A attached hereto. Except as amended by Schedule A, Schedule 1.97 of the Agreement shall remain in full force and effect.

6. Phase 2B Crohn’s Disease Success Criteria. Schedule 1.141A of the Agreement is set forth in Schedule B attached hereto.

7. Miscellaneous. Except as expressly amended by this Second Amendment, all of the terms and conditions of the Agreement remain in full force and effect. In the event of a conflict between the terms of this Second Amendment and the terms of the Agreement, the terms of this Second Amendment shall prevail. This Second Amendment may be executed in two (2) original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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CONFIDENTIAL

THIS SECOND AMENDMENT is executed by the authorized representatives of the Parties as of the Second Amendment Effective Date.

GALAPAGOS NV		ABBVIE BAHAMAS LTD.

By:	/s/ Onno van de Stolpe	By:	/s/ William Chase

Name:	Onno van de Stolpe	Name:	William Chase

Title:	CEO	Title:	EVP and CFO

***Confidential Treatment Requested***

6

CONFIDENTIAL

Schedule A

Schedule 1.97

Initial Development Plan and Budget for Crohn’s Disease Indication

(see attached)

[…***…]

***Confidential Treatment Requested***

7

CONFIDENTIAL

Schedule B

Schedule 1.141A

Phase 2B Crohn’s Disease Success Criteria

[…***…]

***Confidential Treatment Requested***

8